    As filed with the Securities and Exchange Commission on January 17, 1996

                                                 Registration No.  33-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ASSOCIATED BANC-CORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WISCONSIN                                 6711                            39-1098068
 (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)


                             112 NORTH ADAMS STREET
                                 P.O. BOX 13307
                        GREEN BAY, WISCONSIN  54307-3307
                                 (414) 433-3166
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                HARRY B. CONLON
                              ASSOCIATED BANC-CORP
                             112 NORTH ADAMS STREET
                                 P.O. BOX 13307
                        GREEN BAY, WISCONSIN  54307-3307
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                 COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

       SHELDON I. SAITLIN, ESQ.                    TIMOTHY C. SWEENEY, ESQ.
        ROBERT J. WILD, ESQ.                       SWEENEY & SWEENEY, S.C.
SAITLIN, PATZIK, FRANK & SAMOTNY LTD.                  440 SCIENCE DRIVE
  150 SOUTH WACKER DRIVE, SUITE 900                       4TH FLOOR
       CHICAGO, ILLINOIS  60606                    MADISON, WISCONSIN  53711
            (312) 551-8300                              (608) 238-4444
      (312) 551-1101 (FACSIMILE)                  (608) 238-8262 (FACSIMILE)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                           Proposed
                                       Amount to be        maximum        Proposed maximum       Amount of
  Title of each class of securities     registered      offering price        aggregate        registration
         to be registered (1)               (2)           per share        offering price           fee
 Shares of Common Stock, $.01 par         333,000
 value per share . . . . . . . . .        shares        Not Applicable     Not Applicable       $2,581 (3)

(1) This Registration Statement relates to securities of the registrant issuable to holders of Common Stock of SBL Capital Bank Shares, Inc. (the "Company") in the proposed merger of the Company with and into a subsidiary of the registrant (the "Merger").
(2) Subject to increase in accordance with Rule 416(a) and (b) under the Securities Act of 1933, as amended, pursuant to stock splits or stock dividends.
(3) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of $7,484,954, the book value of the Company Common Stock to be exchanged in the Merger as of September 30, 1995, the latest practicable date.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              ASSOCIATED BANC-CORP
                             Cross Reference Sheet

          FORM S-4 ITEM NUMBER AND CAPTION                          PROXY STATEMENT/PROSPECTUS CAPTION
          --------------------------------                          ----------------------------------

                                                              PART I
                                              Information Required in the Prospectus
A.       INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus .           Facing Page of Registration Statement; Cross
                                                            Reference Sheet; Cover Page of Proxy
                                                            Statement/Prospectus

2.       Inside Front and Outside Back Cover Pages
         of Prospectus  . . . . . . . . . . . . .           Table of Contents; Available Information;
                                                            Incorporation of Certain Documents by Reference

3.       Risk Factors, Ratio of Earnings to Fixed
         Charges and Other Information  . . . . .           Prospectus Summary

4.       Terms of the Transaction . . . . . . . .           The Merger; Certain Provisions of the Merger
                                                            Agreement; Certain Provisions of the Voting
                                                            Agreement

5.       Pro Forma Financial Information  . . . .           Not Applicable

6.       Material Contacts With the Company Being
         Acquired . . . . . . . . . . . . . . . .           Summary; The Merger; Certain Provisions of the
                                                            Voting Agreement

7.       Additional Information Required for
         Reoffering by Persons and Parties Deemed
         to be Underwriters . . . . . . . . . . .           Not Applicable

8.       Interests of Named Experts and Counsel .           Legal Opinions

9.       Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities  . . . . . . . . . . . . . .           Not Applicable

B.       INFORMATION ABOUT THE REGISTRANT

10.      Information With Respect to S-3
         Registrants  . . . . . . . . . . . . . .           Available Information; Prospectus Summary;
                                                            Associated Banc-Corp; Certain Information
                                                            Concerning Associated

11.      Incorporation of Certain Information by
         Reference  . . . . . . . . . . . . . . .           Incorporation of Certain Documents by Reference

12.      Information with Respect to S-2 or S-3
         Registrants  . . . . . . . . . . . . . .           Not Applicable

          FORM S-4 ITEM NUMBER AND CAPTION                  PROXY STATEMENT/PROSPECTUS CAPTION
          --------------------------------                  ----------------------------------
13.      Incorporation of Certain Information by
         Reference  . . . . . . . . . . . . . . .           Not Applicable

14.      Information with Respect to Registrants
         other than S-2 or S-3 Registrants  . . .           Not Applicable

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to S-3
         Companies  . . . . . . . . . . . . . .             Not Applicable

16.      Information with Respect to S-2 or S-3
         Companies  . . . . . . . . . . . . . . .           Not Applicable

17.      Information with Respect to Companies
         other than S-2 or S-3 Companies  . . . .           Prospectus Summary; Certain Information Concerning
                                                            the Company; Exhibit D

D.       VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or
         Authorizations are to be Solicited . . .           Cover Page of Proxy Statement/Prospectus;
                                                            Prospectus Summary; The Special Meeting; The
                                                            Merger; Certain Information Concerning the Company

19.      Information if Proxies, Consents or
         Authorizations are not to be Solicited or
         in an Exchange Offer . . . . . . . . . .           Not Applicable

                         SBL CAPITAL BANK SHARES, INC.
                             102 NORTH MAIN STREET
                             LODI, WISCONSIN  53555

                               January ___, 1996
Dear Fellow Shareholder:

         Following this letter is a notice of a Special Meeting of the Shareholders of SBL Capital Bank Shares, Inc. (the "Company"), a Proxy Statement/Prospectus and a proxy card for the Special Meeting. The Special Meeting will commence at _____ __.m. on _______________, 1996 at the principal executive offices of the Company at 102 North Main Street, Lodi, Wisconsin.

          The Company shareholders will be asked to vote on a proposal to approve an Agreement and Plan of Merger among Associated Banc-Corp ("Associated"), Associated Banc-Shares, Inc. ("Holding"), a wholly-owned subsidiary of Associated, and the Company dated November 10, 1995, as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 28, 1995 (the "Merger Agreement"). Associated is a Wisconsin bank holding company owning all of the capital stock of eight commercial banks located in Wisconsin and Illinois.

         Subject to receipt of regulatory approval, approval by holders of a majority of the shares of the Company Common Stock and satisfaction of other conditions, the Merger Agreement provides that the Company will combine its business and operations with those of Holding through a statutory merger (the "Merger"), and will thereafter operate its banking business as "Associated Bank Lodi." As described in the accompanying Proxy Statement/Prospectus, certain shareholders of the Company including each of the directors and executive officers have agreed to vote their shares in favor of approval of the Merger Agreement. Assuming compliance with such agreement, and provided the Merger Agreement has not been terminated prior to its being voted upon by the Company shareholders, the approval of the Merger Agreement is assured.

         If the Merger becomes effective, each share of the Company Common
Stock will be converted into 222.892 shares of Associated Common Stock.   See
"The Merger - Merger Consideration" in the accompanying Proxy Statement/Prospectus. Associated Common Stock trades on The Nasdaq Stock Market and the shares of Associated Common Stock to be issued to you in the Merger will offer greater liquidity than that of the Company Common Stock which you presently own.

         The Merger is intended to be tax-free for federal income tax purposes to Company shareholders who receive Associated Common Stock in exchange for Company Common Stock, except as discussed in "The Merger-Certain Material Federal Income Tax Consequences" in the accompanying Proxy Statement/Prospectus. No fractional shares of Associated Common Stock will be issued in the Merger. Company shareholders entitled to a fractional share of Associated Common Stock will receive an amount of cash calculated upon the average closing prices as reported on The Nasdaq Stock Market for a specified period. Company shareholders are advised to consult their tax advisors with respect to income tax consequences of the transaction. Details of the Merger are set forth in the accompanying Proxy Statement/Prospectus. We encourage you to read it carefully.

         The Board of Directors of the Company has unanimously approved the Merger Agreement as being in the best interest of the Company and its shareholders. Your Board recommends that the Company shareholders vote to approve the Merger Agreement.

         Whether or not you plan to attend the Special Meeting, holders of the Company Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of the Company, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States. If you later find that you may be present at the Special Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

         IN ORDER TO APPROVE THE MERGER AGREEMENT, IT IS NECESSARY THAT HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY VOTE IN FAVOR OF THE MERGER AGREEMENT.
                                        Very truly yours,


                                        /s/ Sherry L. Jimieson
                                        --------------------------------
                                        Chairman and President

                         SBL CAPITAL BANK SHARES, INC.
                             102 NORTH MAIN STREET
                             LODI, WISCONSIN  53555



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD _______________, 1996



TO THE SHAREHOLDERS OF SBL CAPITAL BANK SHARES, INC.

         A Special Meeting of Shareholders of SBL Capital Bank Shares, Inc. (the "Company") will be held at the principal executive offices of the Company at 102 North Main Street, Lodi, Wisconsin, on _______________, 1996 at ______ __.m. for the purpose of voting on the following matters:

         1. To approve the Agreement and Plan of Merger dated as of November 10, 1995 among Associated Banc-Corp ("Associated"), Associated Banc-Shares, Inc., a wholly-owned subsidiary of Associated ("Holding"), and the Company as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 28, 1995 (the "Merger Agreement") providing for the merger of the Company with and into Holding (the "Merger") (a copy of the Merger Agreement is attached as Exhibit A hereto).

         2. To transact such other business as may properly come before the meeting.

         THE DIRECTORS OF THE COMPANY HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE MERGER AGREEMENT.

         Any shareholder desiring to exercise dissenters' rights and be paid in cash for the fair value of his or her shares of Company Common Stock in accordance with the provisions of the Wisconsin Business Corporation Law (i) must file a written objection to the Merger prior to the Special Meeting of Shareholders, (ii) must not vote in favor thereof, and (iii) must otherwise comply with the procedures set forth in Subchapter XIII of the Wisconsin Business Corporation Law, a copy of which is attached as Exhibit C to the Proxy Statement/Prospectus. See "The Merger-Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.

         The Board of Directors has fixed the close of business on January ___, 1996 as the record date for the determination of Company shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

         Whether or not you plan to attend the Special Meeting, holders of the Company Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of the Company, and return it promptly in the accompanying envelope. No postage is required if mailed in the United States. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting. You may revoke the proxy at any time prior to its exercise in the manner described in the Proxy Statement/Prospectus.

         The Special Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the Special Meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned Special Meeting.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY COMMON STOCK IS REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

         Shareholders are invited to attend the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Sherry L. Jimieson
                                          ---------------------------
                                          Chairman and President


Lodi, Wisconsin
January ___, 1996

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.



PRELIMINARY COPY            SUBJECT TO COMPLETION JANUARY 17, 1996


                                PROXY STATEMENT
                         SBL CAPITAL BANK SHARES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS

                                   PROSPECTUS
                              ASSOCIATED BANC-CORP
                                  COMMON STOCK

         This Proxy Statement/Prospectus is being furnished to the shareholders of SBL Capital Bank Shares, Inc., a Wisconsin corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its special meeting of shareholders (including any adjournments or postponements thereof) to be held on __________, _______________, 1996 (the "Special Meeting"). This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of the Company with and into Associated Banc-Shares, Inc. ("Holding"), a Wisconsin corporation and a wholly-owned subsidiary of Associated Banc-Corp, a Wisconsin corporation ("Associated"), pursuant to the Agreement and Plan of Merger dated as of November 10, 1995, as amended by the First Amendment to Agreement and Plan of Merger dated as of November 28, 1995 (the "Merger Agreement"), a copy of which is attached hereto as Exhibit A. FOR A MORE COMPLETE DESCRIPTION OF THE MERGER, THE MERGER AGREEMENT AND CERTAIN RISK FACTORS ASSOCIATED THEREWITH, SEE "THE MERGER-CERTAIN CONSIDERATIONS" AND "CERTAIN PROVISIONS OF THE MERGER AGREEMENT."

         Your Board recommends that the Company shareholders vote to approve the Merger Agreement. As described herein, certain shareholders of the Company including each of the directors and executive officers have agreed to vote their shares in favor of the approval of the Merger Agreement pursuant to a Voting Agreement dated as of November 10, 1995 (the "Voting Agreement"). Assuming compliance with the terms of the Voting Agreement, and provided that the Merger Agreement has not been terminated prior to its being voted upon by the Company shareholders, the approval of the Merger Agreement is assured.

         This Proxy Statement/Prospectus constitutes a prospectus of Associated with respect to shares of Associated Common Stock, par value $0.01 per share ("Associated Common Stock") issuable to holders of the Company Common Stock, par value $0.10 per share ("Company Common Stock") pursuant to the Merger Agreement. Pursuant to the Merger Agreement, each of the outstanding shares of the Company Common Stock will be converted into 222.892 shares of Associated Common Stock. See "The Merger - Merger Consideration."

         This Proxy Statement/Prospectus and the accompanying proxy materials are first being mailed to shareholders on or about January ___, 1996.

         Associated Common Stock trades on The Nasdaq Stock Market under the symbol ASBC. The closing price of Associated Common Stock on The Nasdaq Stock Market on January 10, 1996 was $38.25.

                                  ------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JANUARY ___, 1996

                         SBL CAPITAL BANK SHARES, INC.
                                      AND
                              ASSOCIATED BANC-CORP
                           PROXY STATEMENT/PROSPECTUS

                                             TABLE OF CONTENTS                                          PAGE
                                                                                                        ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Status of Associated Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         The Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Required Vote; Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Recommendation of the Company's Board of Directors . . . . . . . . . . . . . . . . . . . . . .    9
         Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Regulatory Approvals Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Certain Material Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . .   10
         Anticipated Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Dissenting Shareholders' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Certain Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Interests of Certain Persons in the Merger:  . . . . . . . . . . . . . . . . . . . . . . . . .   11

SELECTED FINANCIAL DATA OF ASSOCIATED BANC-CORP AND THE COMPANY . . . . . . . . . . . . . . . . . . . .   12

COMPARATIVE STOCK PRICES AND DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Associated Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         The Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

COMPARATIVE UNAUDITED PER SHARE DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

PROPOSED ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Historical and Pro Forma Selected Financial Contributions  . . . . . . . . . . . . . . . . . .   15

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ASSOCIATED BANC-CORP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Matters to Be Considered at the Special Meeting  . . . . . . . . . . . . . . . . . . . . . . .   16
         Required Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Voting of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Record Date; Stock Entitled to Vote; Quorum  . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                                                                        PAGE
                                                                                                        ----
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Recommendations of the Board of Directors of the Company   . . . . . . . . . . . . . . . . . .   23
         Certain Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Regulatory Approvals Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         The Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares . . . . . . .   26
         Description of Associated Common Stock Issuable in the Merger  . . . . . . . . . . . . . . . .   28
         Comparison of Shareholder Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 Appraisal Rights and Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . .   30
                 Required Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 Classified Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 Removal of Directors For "Cause" . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 Newly Created Directorships and Vacancies on the Board of Directors  . . . . . . . . .   31
                 Certain Business Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 Advance Notice of Proposals to Be Brought at the Annual Meeting  . . . . . . . . . . .   31
                 Advance Notice of Nominations of Directors . . . . . . . . . . . . . . . . . . . . . .   32
         Resale of Associated Common Stock Issued Pursuant to the Merger  . . . . . . . . . . . . . . .   32
         Pre-Merger Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Post-Merger Dividend Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Certain Material Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . .   33
         Anticipated Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         The Voting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Other Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Management After the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

CERTAIN PROVISIONS OF THE MERGER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         No Solicitation of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Conditions to Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

CERTAIN PROVISIONS OF THE VOTING AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

CERTAIN INFORMATION CONCERNING ASSOCIATED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

                                                                                                        PAGE
                                                                                                        ----
CERTAIN INFORMATION CONCERNING THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Ownership of the Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

Exhibit A:       Agreement and Plan of Merger among Associated Banc-Corp,
                          Associated Banc-Shares, Inc. and SBL Capital Bank
                          Shares, Inc. dated as of November 10, 1995, as
                          Amended by the First Amendment to Agreement
                          and Plan of Merger dated as of November 28, 1995  . . . . . . . . . . . . . .  A-1
Exhibit B:       Voting Agreement dated as of November 10, 1995 . . . . . . . . . . . . . . . . . . . .  B-1
Exhibit C:       Subchapter XIII of the Wisconsin Business Corporation Law  . . . . . . . . . . . . . .  C-1
Exhibit D:       SBL Capital Bank Shares, Inc. and Subsidiaries Financial Statements
                           and Management's Discussion and Analysis of Financial Condition
                           and Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . .  D-1

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ASSOCIATED OR THE COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS REGARDING ASSOCIATED HAS BEEN FURNISHED BY ASSOCIATED, AND INFORMATION HEREIN REGARDING THE COMPANY HAS BEEN FURNISHED BY THE COMPANY.


                             AVAILABLE INFORMATION

         Associated is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York regional office, 75 Park Place, 14th Floor, New York, New York 10007 and at its Chicago regional office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. The principal market on which Associated Common Stock is traded, under the symbol "ASBC," is The Nasdaq Stock Market. Material filed by Associated with the Commission can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006 ("NASD").

         Associated has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Associated Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement or in any document incorporated in this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other documents. Each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by Associated (File No. 0-5519) pursuant to Section 13 of the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

         (1) Associated's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (2) Associated's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995; and

         (3) The description of the Associated Common Stock set forth in Associated's Registration Statement pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         In addition, all documents subsequently filed by Associated pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting are hereby deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INCORPORATED DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO ASSOCIATED BANC-CORP, 112 NORTH ADAMS STREET, P.O. BOX 13307, GREEN BAY, WISCONSIN 54307-3307 (TELEPHONE NUMBER (414) 433-3166), ATTENTION: BRIAN R. BODAGER, ESQ., GENERAL COUNSEL & SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE MADE BY _______________, 1996. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

                            ________________________

                               PROSPECTUS SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and is not intended to be complete. All information concerning Associated included in this Proxy Statement/Prospectus has been provided by Associated, and all information concerning the Company has been provided by the Company. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Exhibits attached hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the Exhibits attached hereto in their entirety. Cross-references in this summary are to captions in this Proxy Statement/Prospectus.

THE COMPANIES:                   Associated.  Associated Banc-Corp
                                 ("Associated") is a diversified multi-bank holding company which owns eight commercial banks located in Wisconsin and Illinois.
                                 Associated Banc-Shares, Inc. ("Holding") is a wholly-owned subsidiary of Associated. As of September 30, 1995, Associated had total assets of $3.54 billion. Associated Common Stock trades on The Nasdaq Stock Market. The principal executive offices of Associated are located at 112 North Adams Street, P.O. Box
                                 13307, Green Bay, Wisconsin 54307-3307 and its telephone number is (414) 433-3166. See
                                 "Certain Information Concerning Associated."

                                 The Company. SBL Capital Bank Shares,
                                 Inc. (the "Company") is a one-bank holding company which owns 100% of the stock of the State Bank of Lodi (the "Bank"). The Bank has two wholly-owned subsidiaries, SBL Management Corp. ("SBL Management") and Lodi Insurance Agency, Inc. ("Insurance Agency"). As of September 30, 1995 the Company had total assets of $66.9 million. The principal executive offices of the Company are located at 102 North Main Street, Lodi, Wisconsin 53555 and its telephone number is (608) 592-3251. See "Certain Information Concerning the Company."

THE MERGER:                      Following the approval of the Merger Agreement
                                 by the shareholders of the Company and
                                 the satisfaction or waiver of the other
                                 conditions to the Merger, the Company will be merged with and into Holding, and each outstanding share of the Company Common Stock will be converted into the right to receive
                                 222.892 shares of Associated Common Stock (the
                                 "Exchange Ratio").  The Merger will be
                                 effective on the date the Articles of Merger are filed with the Secretary of State of the State of Wisconsin (the "Effective Time"). At the Effective Time, the Company will be merged with and into Holding and will not continue its separate existence or operations, to which Holding as the surviving corporation will succeed. See "The Merger - The Effective
                                 Time."

STATUS OF ASSOCIATED             Other than shares of Associated Common Stock
COMMON STOCK:                    issued to "affiliates" of the Company (as
                                 defined under the federal securities
                                 laws), shares of Associated Common Stock will be freely tradeable. The Company has concluded that the only affiliates of the Company are the directors and executive officers. See "The
                                 Merger - Resale of Associated Common Stock
                                 Issuable in the Merger."

THE SPECIAL MEETING:             A Special Meeting of the Shareholders of the
                                 Company will be held at the principal
                                 executive offices of the Company at 102 North
                                 Main Street, Lodi, Wisconsin on
                                 _______________, 1996 at _____ __.m. (the
                                 "Special Meeting"). At the Special Meeting, holders of the Company Common Stock entitled to vote at the meeting will consider and vote upon a proposal to approve the Merger Agreement.
                                 Shareholders of Associated are not required to approve the Merger

                                 Agreement.  See "The Merger" and
                                 "Certain Provisions of the Merger Agreement." The record date for the Special Meeting is January ___, 1996 (the "Record Date").

REQUIRED VOTE;                   The affirmative vote of the holders of a
VOTING AGREEMENT:                majority of the outstanding shares of the
                                 Company Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement under the Wisconsin Business
                                 Corporation Law (the "WBCL").

                                 Associated has entered into a Voting
                                 Agreement dated as of November 10, 1995 (the
                                 "Voting Agreement") attached hereto as Exhibit B with certain shareholders of the Company including each of the directors and executive officers (the "Party Shareholders") pursuant to which the Party Shareholders have agreed to vote their shares (i) in favor of the adoption and approval of the Merger Agreement and the Merger and (ii) against any Competing Transaction (as such term is defined herein) which generally includes an acquisition of control of, or a significant equity interest in or significant assets of, the Company by a third party in the form of a merger, consolidation, share exchange, business combination or other similar transaction, acquisition of assets or shares or otherwise, or certain announcements, proposals or offers with respect thereto. The Party Shareholders hold 816 shares, or approximately 55% of the Company Common Stock entitled to vote at the meeting. Assuming compliance with the terms of the Voting Agreement and provided the Merger Agreement has not been terminated prior to its being voted upon by the Company shareholders, the approval and adoption of the Merger Agreement are assured. The Voting Agreement also provides that Associated has the exclusive right to purchase any or all of the shares of Company Common Stock owned by the Party Shareholders for $7,578.33 per share, payable in cash, subject to any necessary regulatory approval, after a material breach of the Merger Agreement by the Company or any events or circumstances that lead Associated reasonably to believe that the Company is likely to materially breach the Merger Agreement, a breach by a Party Shareholder, or the acquisition or overtly threatened acquisition of 5% of the stock or a material portion of the assets of the Company or the Bank. The purchase right is not exercisable as of the date hereof. The purchase price per share under the Voting Agreement equalled the value of the Company Common Stock based upon the trading price of Associated Common Stock at the date that the Voting Agreement was requested by Associated. The execution and delivery of the Voting Agreement was a condition to Associated entering into the Merger Agreement. The Voting Agreement may have the effect of discouraging persons who might now or in the future be interested in acquiring all of or a significant interest in the Company from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Company Common Stock than the price per share implicit in the Exchange
                                 Ratio. The Voting Agreement is intended to increase the likelihood that the Merger will be consummated. See "The Merger - The Voting Agreement."

REASONS FOR THE MERGER:          The Board of Directors of the Company believes
                                 that the Merger will have a positive
                                 impact on the customers and employees of the Company by providing overall additional financial strength to the banking business of the Bank. Shareholders of the Company will benefit as a result of the enhanced liquidity, marketability and dividend paying capacity of the Associated Common Stock to be received in the Merger. The Board of Directors of Associated believes the Merger will enable Associated to increase its presence and heighten its visibility in South Central
                                 Wisconsin.  See "The Merger - Reasons for the
                                 Merger."

RECOMMENDATION OF THE            The Board of Directors of the Company, after
COMPANY'S BOARD OF               consideration of the terms and conditions of
DIRECTORS:                       the Merger Agreement and other factors deemed
                                 relevant by the Board of Directors, believes that the Merger and the Exchange Ratio are fair to and in the best interests of the shareholders of the Company. The Board of Directors of the Company has approved the Merger Agreement and the transactions contemplated thereby. See "The
                                 Merger-Background of the Merger," "- Reasons for the Merger" and "- Recommendations of the Board of Directors of the Company."

CONDITIONS TO THE                The obligations of Associated and the Company
MERGER:                          to consummate the Merger are subject to various
                                 conditions, including, among other
                                 things, obtaining requisite shareholder and regulatory approvals, the absence of any materially burdensome restriction or condition imposed in connection with obtaining such regulatory approvals and receipt of an opinion of independent counsel to Associated at the closing of the Merger in respect of certain federal income tax consequences of the Merger.
                                 Furthermore, the obligation of Associated to consummate the Merger is subject to various conditions, including, among other things, receipt of an opinion from the independent public accountants of Associated that the Merger qualifies for "pooling of interests" accounting treatment, that the aggregate of (i) the fractional shares of Associated Common
                                 Stock paid in cash and (ii) the number of shares of Associated Common Stock that is not issued in the Merger due to the exercise of dissenters' rights, shall not be more than 10% of the shares of Associated Common Stock which would otherwise have been issued pursuant to the Merger, receipt by Associated of a written environmental evaluation by Associated's environmental consultant of the Company's real property stating that the Company's property complies with environmental laws and that there are no material contingent liabilities and that the Company shall have taken reasonably appropriate action in response to any environmental condition identified by
                                 Associated's environmental consultant. Various conditions to Associated's obligation to consummate the Merger have been satisfied by the Company, including, that all stock options issued by the Company have been exercised, that the Company has taken certain action with respect to matters related to a Federal Deposit
                                 Insurance Corporation compliance report, that the Company has terminated all employment agreements, that the Company's consolidated earnings for calendar year 1995 (with certain adjustments) were in excess of $900,000, and that the Company has become the owner of all issued and outstanding stock of Insurance
                                 Agency.  See "Certain Provisions of the Merger
                                 Agreement - Conditions to Consummation of the
                                 Merger."

TERMINATION:                     The Merger Agreement may be terminated by the
                                 applicable Board of Directors at any
                                 time prior to the Effective Time (whether before or after approval of the Merger by the shareholders of the Company): (i) by mutual consent of Associated and the Company; (ii) by Associated or the Company if there has been a breach by the other party in any material respect of any representation, warranty, covenant or agreement in the Merger Agreement, or if any representation or warranty of the Company or Associated shall be discovered to have become untrue in any material respect, in either case which breach has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach; (iii) by Associated or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable; (iv) by Associated or the Company if the Merger shall not have been consummated before June 30, 1996 for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement; (v) by Associated or the Company if the Board of Governors of the Federal Reserve System (the
                                 "Federal Reserve Board") or the Wisconsin
                                 Commissioner of Banking (the "Wisconsin
                                 Commissioner") have denied approval of the Merger, and neither Associated nor the Company has, within 30 days after the entry of such order, filed a petition seeking review of such order as provided by applicable law; (vi) by Associated if the Company fails to take reasonably appropriate action in response to any environmental condition identified by
                                 Associated's environmental consultant; or (vii) by Associated if dissenters' rights are exercised with respect to in excess of 10% of the Company Common Stock. See "Certain
                                 Provisions of the Merger Agreement -
                                 Termination."

REGULATORY APPROVALS             The Merger is subject to prior approval by the
REQUIRED:                        Federal Reserve Board and the Wisconsin
                                 Commissioner.  See "The Merger - Regulatory
                                 Approvals Required."

CERTAIN MATERIAL                 The Merger is conditioned upon Associated and
FEDERAL INCOME                   the Company receiving an opinion of
TAX CONSEQUENCES:                independent counsel to Associated, subject to
                                 customary assumptions and representations, to the effect that the Merger will be a tax-free reorganization for federal income tax purposes. Such opinion, however, is not binding on the Internal Revenue Service. In the event that the Merger qualifies as a tax-free reorganization, no gain or loss will be recognized by holders of the Company Common
                                 Stock upon conversion of their shares of stock into shares of Associated Common Stock, except to the extent they receive cash in lieu of fractional share interests of Associated Common
                                 Stock, and no gain or loss will be recognized by Associated, Holding or the Company. See
                                 "The Merger - Certain Material Federal Income
                                 Tax Consequences."

ANTICIPATED ACCOUNTING           The Merger is expected to qualify as a
TREATMENT:                       "pooling of interests" for accounting
                                 and financial reporting purposes.  The
                                 receipt of an opinion from KPMG Peat Marwick
                                 LLP, the independent public accountants of Associated, confirming that the Merger will qualify for "pooling of interests" accounting treatment is a condition to consummation of the Merger. See "The Merger - Anticipated
                                 Accounting Treatment."

DISSENTING SHAREHOLDERS'         Holders of Company Common Stock who comply
RIGHTS:                          with the procedural requirements of the WBCL
                                 will have appraisal rights in connection with the Merger. Pursuant to Section
                                 180.1302(1) of the WBCL, holders of shares of stock entitled to notice of a shareholders' meeting at which shareholders are to vote on a merger are provided, subject to certain procedural requirements, with statutory rights of appraisal pursuant to which such shareholders may be entitled to receive cash in the amount of the "fair value" of their shares
                                 (as determined pursuant to the WBCL) instead of the shares or cash offered pursuant to the merger. See "The Merger - Dissenters' Rights" and Exhibit C hereto.

CERTAIN CONSIDERATIONS:          In deciding whether to vote in favor of the
                                 Merger Agreement, shareholders of
                                 the Company should carefully evaluate
                                 the matters set forth in the section herein entitled "The Merger - Certain Considerations."
                                 Shareholders of the Company should consider that the exercise of dissenters' rights is the only alternative to avoid conversion of Company
                                 Common Stock to shares of Associated Common
                                 Stock as shareholder approval is assured pursuant to the terms of the Voting Agreement, the lack of audited consolidated financial statements and certain bank holding company financial data relating to the Company and the changing legislative and regulatory environment affecting the banking and the financial services businesses in which Associated and the Company engage.

INTERESTS OF CERTAIN             Mr. Alan K. Langeteig, a director and Chief
PERSONS IN THE MERGER:           Executive Officer and Secretary
                                 of the Company will receive $36,000
                                 from the Company pursuant to a provision in his employment agreement providing for a bonus under certain circumstances including that the Bank is sold (a "Change in Control").
                                 Mr. Larry L. Gehrke, a director and Cashier of the Bank will receive $27,000 from the Company pursuant to an oral agreement providing for a bonus in the event of a Change in Control. The
                                 Merger would constitute a Change in Control under these agreements. As a condition to Associated's obligation to consummate the
                                 Merger, all outstanding stock options of the Company were required to be exercised. The
                                 Company's stock option plan permitted the Board in its discretion to grant a tax offset bonus payable in cash for each option calculated based upon the highest marginal federal and state individual income tax rate. In connection with such option exercise, the Board granted a tax offset bonus to the following directors in the respective amounts: Ms. Sherry
                                 L. Jimieson, $76,000; Mr. Langeteig, $46,444;
                                 Mr. Gehrke, $33,778; Mr. Albert Deans, $46,444;
                                 Mr. Thomas G. Klein, $88,667; and Mr. Timothy
                                 C. Sweeney, $88,667.

        SELECTED FINANCIAL DATA OF ASSOCIATED BANC-CORP AND THE COMPANY
                    (In thousands, except per share amounts)
         The following table sets forth selected historical data as of and for each of the years in the five year period ended December 31, 1994 derived from the audited consolidated financial statements of Associated, including the respective notes thereto, incorporated by reference to this Proxy Statement/Prospectus which should be read in conjunction therewith. See "Incorporation of Certain Documents by Reference." The Company's selected historical data as of and for each of the years in the two year period ended December 31, 1994 and for each of the years in the three year period ended December 31, 1992, are derived from the unaudited consolidated financial statements of the Company attached hereto as Exhibit D and the unaudited financial statements of the Bank prior to the formation of the Company in May, 1993, respectively. The selected historical data as of and for the nine months ended September 30, 1995 and 1994 are derived from the unaudited consolidated financial statements of Associated and the Company incorporated herein by reference and attached hereto as Exhibit D, respectively. In the opinion of their respective managements, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly Associated's and the Company's financial position and results of operations for the periods presented. All adjustments necessary to the fair presentation of the financial statements are of a normal recurring nature. Results for the nine months ended September 30, 1995 are not necessarily indicative of the results which may be expected for the year as a whole.

                                            As of and for the
                                               Nine Months
                                           Ended September 30,            As of and for the Year Ended December 31,
                                           -------------------  -------------------------------------------------------
                                            1995        1994       1994       1993       1992       1991       1990
                                            ----        ----       ----       ----       ----       ----       ----
ASSOCIATED (1):                               (UNAUDITED)
CONDENSED STATEMENT OF INCOME:
Interest Income . . . . . . . . . . .   $ 195,472  $ 158,338  $  219,351 $  209,446 $  226,817 $  247,671 $   250,031
Interest Expense  . . . . . . . . . .      86,767     58,728      82,801     80,272    102,969    136,124     148,614
Less: Provision for Possible Loan
  Losses .. . . . . . . . . . . . . .       2,368      1,529       2,211      5,700     10,581     21,768       7,202
                                        ---------  ---------   ---------  ---------    -------    -------   ---------
Net Interest Income After Provision
  for Possible Loan Losses  . . . . .     106,337     98,081     134,339    123,474    113,267     89,779      94,215
Plus: Non-Interest Income . . . . . .      39,332     37,463      49,103     49,980     48,449     41,849      35,506
Less: Non-Interest Expense  . . . . .      92,232     88,284     119,079    117,022    117,043    110,706      96,912
                                          -------   --------     -------    -------    -------    -------     -------
Net Non-Interest Expense  . . . . . .      52,900     50,821      69,976     67,042     68,594     68,857      61,406

Net Income  . . . . . . . . . . . . .   $  34,122  $  30,728  $   41,662 $   37,398 $   31,622 $   12,918 $    23,760
                                           ======   ========   =========     ======     ======    =======     =======
PER COMMON SHARE DATA:
Net Income Per Share (2)(3) . . . . .   $    2.07  $    1.87  $     2.53 $     2.30 $     1.99 $     0.83 $      1.52
Cash Dividends Per Share (2)  . . . .        0.70       0.63        0.85       0.74       0.61       0.57        0.50

SELECTED BALANCE SHEET DATA:
Total Assets  . . . . . . . . . . . .   $3,540,384 $3,210,435  $3,418,330 $3,114,310 $3,100,879 $3,066,403 $ 2,854,323
Long-Term Borrowings  . . . . . . . .        3,467      3,866       3,866      5,347     17,925     39,841      15,687

THE COMPANY:                                                             (UNAUDITED)

CONDENSED STATEMENT OF INCOME:
Interest Income . . . . . . . . . . .   $   3,778  $   3,205  $    4,338 $    4,181 $    4,381 $    4,740 $     4,637
Interest Expense  . . . . . . . . . .       1,843      1,345       1,825      1,756      2,059      2,581       2,795
Less: Provision for Loan Losses . . .           8         58          72         78         78         78          78
Net Interest Income After Provision
  for Loan Losses . . . . . . . . . . .     1,927      1,802       2,441      2,347      2,244      2,081       1,764


Plus:  Non-Interest Income  . . . . .         312        331         414        706        578        290         284
Less:  Non-Interest Expense . . . . .       1,336      1,344       1,818      1,844      1,550      1,482       1,473
                                        ---------  ---------    --------   --------   --------   --------    --------
Net Non-Interest Expense  . . . . . .       1,024      1,013       1,404      1,138        972      1,192       1,189

Net Income  . . . . . . . . . . . . .   $     644  $     521  $      733 $      854 $      831 $      615 $       463
                                        =========  =========    ========   ========   ========   ========    ========
PER COMMON SHARE DATA:
Net Income Per Share (3)  . . . . . .   $     458  $     371  $      522 $      593 $      554 $      410 $       309
Cash Dividends Per Share  . . . . . .        --         --           110        110        100         68          68

SELECTED BALANCE SHEET DATA:
Total Assets  . . . . . . . . . . . .   $  66,928  $  61,149  $   63,404 $   58,887 $   56,365 $   52,764 $    50,627
Long-Term Debt  . . . . . . . . . . .         482        482         482        332         --         --          --

----------------------
(1) All information presented for Associated has been restated for the merger of GN Bancorp, Inc. with and into a wholly-owned subsidiary of Associated, which was accounted for as a pooling of interests, on August 3, 1995 (the "GNB Acquisition").
(2) Per share data for Associated adjusted retroactively for the five-for-four stock split effected as a stock dividend paid on June 15, 1995 (the "Stock Split") and stock dividends declared in 1993 and 1990.
(3) Earnings per share are calculated based upon the weighted average shares outstanding.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

ASSOCIATED COMMON STOCK

         Associated Common Stock trades on The Nasdaq Stock Market. The following table sets forth, for the periods indicated, the high and low sales prices per share as reported on The Nasdaq Stock Market and the regular cash dividends declared for Associated Common Stock as adjusted to reflect the Stock Split.

                                                           ASSOCIATED COMMON STOCK
                                                 --------------------------------------------
                                                    HIGH             LOW            DIVIDEND
                                                  --------         -------         ----------
 1993
 First Quarter . . . . . . . . . . . . . . . .   $    26.73       $    23.46       $    0.18

 Second Quarter  . . . . . . . . . . . . . . .   $    28.00       $    25.64       $    0.18
 Third Quarter . . . . . . . . . . . . . . . .   $    32.00       $    26.00       $    0.18

 Fourth Quarter  . . . . . . . . . . . . . . .   $    31.00       $    26.00       $    0.20

 1994
 First Quarter . . . . . . . . . . . . . . . .   $    28.80       $    25.00       $    0.20
 Second Quarter  . . . . . . . . . . . . . . .   $    30.60       $    25.00       $    0.22
 Third Quarter . . . . . . . . . . . . . . . .   $    30.20       $    28.00       $    0.22
 Fourth Quarter  . . . . . . . . . . . . . . .   $    28.40       $    25.00       $    0.22

 1995
 First Quarter . . . . . . . . . . . . . . . .   $    30.10       $    27.40       $    0.22
 Second Quarter  . . . . . . . . . . . . . . .   $    31.00       $    28.40       $    0.22
 Third Quarter . . . . . . . . . . . . . . . .   $    37.25       $    30.38       $    0.27
 Fourth Quarter  . . . . . . . . . . . . . . .   $    40.94       $    36.25       $    0.27

 1996
 First Quarter (through January 10, 1996)  . .   $    39.50       $    38.25       $     --


         On November 13, 1995 the last trading day before the announcement of the Merger Agreement, the last sale price of Associated Common Stock as reported on The Nasdaq Stock Market was $39.19 per share. On January 10, 1996 the last sale price of Associated Common Stock as reported on The Nasdaq Stock Market was $38.25 per share. Shareholders are urged to obtain current market prices for Associated Common Stock.

         On the Record Date, there were approximately 5,000 holders of record of Associated Common Stock.

THE COMPANY COMMON STOCK

         The Company Common Stock is not listed on any exchange nor quoted in the over-the-counter market, and no established "bid" or "ask" price is available. In connection with the formation of the Company as a bank holding company for the Bank which was consummated in May, 1993, the shareholders of the Bank were solicited to approve a consolidation of the Bank with a newly-formed bank subsidiary of the Company (the "Consolidation") pursuant to which each share of the Bank would be converted into $2,569 in cash or one share of Company Common Stock. The Board of Directors of the Bank determined the cash purchase price of shares of Bank stock based upon a method disclosed in the offering circular and proxy statement prepared for the Consolidation which discounted the market value for lack of marketability of the shares and minority interest. The Bank's accountants assisted and consulted on the determination of the cash purchase price and advised the directors of the Bank that such price was reasonable and appropriate. Shareholders of the Bank holding 96 shares elected to receive the cash consideration. On December 8, 1993 and December 7, 1994, options to purchase 39 shares and 51 shares, respectively, were granted to directors at an exercise price of $2,569 per share and $2,901 per share, respectively. All options have been exercised as of December 27, 1995. On January 30, 1995, Mr. Langeteig purchased 15 shares from a shareholder at a purchase price of $3,265 per share. The Company is not aware of any other transactions in which the Company Common Stock was valued.

         The Board of Directors of the Company declared dividends in each of 1993 and 1994 of $110 per share. Pursuant to the Merger Agreement, the ability of the Company to pay dividends on the Company Common Stock prior to the Effective Time has been restricted except that the Company is permitted to declare and pay a dividend not to exceed $55 per share on 1,404 shares. Such dividend was declared December 6, 1995 and was paid December 20, 1995. See "The Merger - Pre-Merger Dividend Policy."

         On the Record Date, there were 78 holders of record of the Company Common Stock.

                      COMPARATIVE UNAUDITED PER SHARE DATA

         The following table sets forth for Associated Common Stock and the Company Common Stock certain unaudited historical, pro forma and pro forma equivalent per share financial information as of and for the nine months ended September 30, 1995 and as of and for each of the years in the three year period ended December 31, 1994. The following data assumes that each outstanding share of Company Common Stock will be converted into 222.892 shares of Associated Common Stock. The information presented herein should be read in conjunction with the financial statements of Associated incorporated by reference into this Proxy Statement/Prospectus, and with the unaudited consolidated financial statements of the Company, including the notes thereto, attached hereto as Exhibit D. See "Incorporation of Certain Documents By Reference."

                                           As of and for the
                                           Nine Months Ended                   As of and for the Year
                                             September 30,                       Ended December 31,
                                           -----------------         ------------------------------------------
                                                 1995                  1994             1993             1992
                                           -----------------         ---------       ---------       ----------
 ASSOCIATED
 Net Income Per Common Share (1):
   Historical  . . . . . . . . . . . .       $        2.07          $     2.53      $      2.30      $       1.99
   Pro forma (2) . . . . . . . . . . .                2.07                2.52             2.31              2.00
 Dividends Per Common Share (1):
   Historical  . . . . . . . . . . . .       $        0.70          $     0.85      $      0.74      $       0.61
   Pro forma (3) . . . . . . . . . . .                0.70                0.85             0.74              0.61
 Book Value Per Common Share:
   Historical  . . . . . . . . . . . .       $       19.09          $    17.32      $     16.23      $      14.29
   Pro forma (2) . . . . . . . . . . .               19.18               17.40            16.30             14.35

 THE COMPANY
 Net Income Per Common Share:
   Historical  . . . . . . . . . . . .       $      458.00          $   522.00      $    593.00      $     554.00
   Pro forma equivalent (4)  . . . . .              461.38              561.69           514.88            445.78
 Dividends Per Common Share:
   Historical  . . . . . . . . . . . .       $        0.00          $   110.00      $    110.00      $     100.00
   Pro forma equivalent (4)  . . . . .              156.02              189.45           164.94            135.96
 Book Value Per Common Share:
   Historical  . . . . . . . . . . . .       $       5,331          $    4,835      $     4,444      $      3,859
   Pro forma equivalent (4)  . . . . .               4,275               3,878            3,633             3,199

----------------------
(1) Per share data adjusted retroactively for the GNB Acquisition, the Stock Split and the stock dividend declared in 1993. Earnings per share are calculated based upon the weighted average shares outstanding.
(2)      The Associated pro forma per share amounts give effect to the Merger.
(3) The Associated pro forma dividends per share amounts represent historical dividends of Associated as adjusted retroactively for the Stock Split and the stock dividend declared in 1993.
(4) The Company pro forma equivalent per share amounts are calculated by multiplying the Associated pro forma per share amounts by the Exchange Ratio of 222.892 shares.

                             PROPOSED ACQUISITIONS

         In August, 1995, Associated announced that it had signed letters of intent relating to proposed stock-for-stock merger transactions with F&M Bankshares of Reedsburg, Inc. ("F&M") and Greater Columbia Bancshares, Inc. ("Greater Columbia"). F&M is a $140 million one bank holding company with main offices in Reedsburg, Wisconsin. Greater Columbia is a $211 million one bank holding company with main offices in Portage, Wisconsin. Associated signed a definitive merger agreement with Greater Columbia on December 22, 1995 and anticipates signing a definitive merger agreement with F&M during the first quarter of 1996. Greater Columbia is expected to be consummated during the first quarter of 1996 and F&M is expected to be consummated during the second
quarter of 1996.   Each of these acquisitions is expected to be accounted for as a pooling of interests. There is no assurance that such transactions will be consummated or that if consummated, that the proposed terms will not be modified. Moreover, Associated from time to time is engaged in preliminary negotiations for potential acquisitions involving stock-for-stock mergers or cash purchases. Such proposed acquisitions are announced when agreements in principle have been reached.

HISTORICAL AND PRO FORMA SELECTED FINANCIAL CONTRIBUTIONS

         The following table sets forth certain consolidated unaudited financial data of Associated as of and for the nine months ended September 30, 1995 and the data on a pro forma combined basis after giving effect to the acquisition of the Company and the proposed acquisitions of F&M and Greater Columbia. The information is derived from the historical unaudited financial statements of Associated, the Company, F&M and Greater Columbia. The unaudited consolidated financial statements of Associated and the Company, including the related notes thereto, are incorporated by reference and attached as Exhibit D, respectively, to this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

                                                               Pro Forma                      Associated, the
                                                                Combined       F&M and       Company, F&M and
                                                               Associated      Greater       Greater Columbia
                                               The Company      and the        Columbia          Pro Forma
                                Associated     Historical       Company       Pro Forma          Combined
                                ----------     ----------       -------       ---------          --------
                                                  (In thousands, except per share amounts)
 For the nine months
 ended September 30, 1995:
 Total revenue:
   Amount  . . . . . . .   $    234,804     $    4,090       $      238,894     $   20,254     $    259,148
   Percentage of total .           90.6%           1.6%                92.2%           7.8%             100%
 Net income:
   Amount  . . . . . . .   $     34,122     $      644       $       34,766     $    2,678     $     37,444
   Percentage of total .           91.1%           1.7%                92.8%           7.2%             100%
 At September 30, 1995:
 Total assets:
   Amount  . . . . . . .   $  3,540,384     $   66,928       $    3,607,312     $  350,098     $  3,957,410
   Percentage of total .           89.5%           1.7%                91.2%           8.8%             100%
 Shareholders' equity  .
   Amount  . . . . . . .   $    315,063     $    7,485       $      322,548     $   24,813     $    347,361
   Percentage of total .           90.7%           2.2%                92.9%           7.1%             100%
 Shares of common stock:
   Amount  . . . . . . .     16,501,225        333,000(1)        16,834,225      1,502,500(1)    18,336,725
   Percentage of total .           90.0%           1.8%(1)             91.8%           8.2%(1)          100%

------------
(1) Assumes consummation of each proposed transaction and conversion to shares of Associated Common Stock based upon the respective proposed Exchange Ratios.

                                  INTRODUCTION

         This Proxy Statement/Prospectus is being furnished to holders of the Company Common Stock in connection with the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting of Shareholders of the Company and at any adjournment or postponement thereof. The Company Meeting will be held at the principal executive offices of the Company at 102 North Main Street, Lodi, Wisconsin on _______________, 1996. The Special Meeting will commence at _______ ___.m.

         At the Special Meeting, the shareholders of the Company will be asked to approve the Merger Agreement attached hereto as Exhibit A, as more fully described herein. See "The Special Meeting," "The Merger," and "Certain Provisions of the Merger Agreement." The approximate date on which this Proxy Statement/Prospectus is first being mailed to shareholders of the Company is on or about January __, 1996.


                              ASSOCIATED BANC-CORP

         Associated is a diversified multi-bank holding company registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Associated owns directly or indirectly all of the capital stock of eight commercial banks located in Wisconsin and Illinois, and all of the capital stock of subsidiaries engaged in the following non-banking businesses: personal property lease financing, commercial mortgage banking, residential mortgage banking, trust services, reinsurance and general insurance agency activities. As of September 30, 1995, Associated had total assets of $3.54 billion. The principal executive offices of Associated are located at 112 North Adams Street, P.O. Box 13307, Green Bay, Wisconsin 54307-3307 and its telephone number is (414) 433-3166. See "Certain Information Concerning Associated."


                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, holders of the Company Common Stock will consider and vote upon a proposal to approve the Merger Agreement and any other matters that may properly come before the Special Meeting. For a detailed description of the Merger and the Merger Agreement, see "The Merger" and "Certain Provisions of the Merger Agreement."

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement. Each share of the Company Common Stock outstanding on the Record Date (as defined herein) is entitled to one vote. Shareholders of Associated are not required to approve the Merger Agreement and no further corporate authorization by Associated is required to consummate the Merger.

         Pursuant to the Voting Agreement, Party Shareholders who have voting power with respect to a total of 816 shares or approximately 55% of the Company Common Stock entitled to vote at the Special Meeting have agreed, among other things, to vote their shares in favor of the approval and adoption of the Merger Agreement and against certain other transactions. Assuming compliance with the terms of the Voting Agreement and provided the Merger Agreement has not been terminated prior to its being voted upon by the Company shareholders, the approval and adoption of the Merger Agreement are assured. See "Certain Provisions of the Voting Agreement." As of the Record Date, the Company's directors and executive officers (each of whom is a Party Shareholder) had voting power with respect to a total of 734 shares or approximately 49% of the Company Common Stock entitled to vote at the Special Meeting.

VOTING OF PROXIES

         Shares represented by all properly executed proxies for the Company Common Stock received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted FOR approval of the Merger Agreement.

         It is not expected that any matter other than that referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

REVOCABILITY OF PROXIES

         The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company a duly executed proxy or revocation of proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

         Only holders of record of the Company Common Stock at the close of business on January ___, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the Special Meeting.

         At the Record Date, 1,494 shares of the Company Common Stock were outstanding. Shares representing a majority of the outstanding shares of the Company Common Stock entitled to vote must be represented in person or by proxy at the Company Meeting in order for a quorum to be present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the Merger Agreement. If a broker or other holder of record indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of proxies from its shareholders, except that Associated and the Company will share equally the cost of printing this Proxy Statement/Prospectus and all regulatory filing fees in connection therewith. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from shareholders of the Company by telephone or telegram, or in person, but will receive no additional compensation for such services.

         SHAREHOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME, THE COMPANY SHAREHOLDERS WILL BE PROVIDED WITH MATERIALS RELATING TO THE EXCHANGE OF THEIR STOCK CERTIFICATES. SEE "THE MERGER - CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES."

                                   THE MERGER

         This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit A and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement and the other exhibits to this Proxy Statement/Prospectus in their entirety.

BACKGROUND OF THE MERGER

         Since the early 1990's, the directors of the Company (as directors of the Bank prior to the formation of the Company) began to recognize and discuss the demands that would be placed upon the Company to remain competitive in the banking industry in the 1990's and into the 21st Century. Increased competition for banking services, deposits and loans continued to escalate within the Company's market area. As a result, the directors of the Company identified the need for significant growth and expenditures of time and resources in the areas of marketing, technology, training and auxiliary services, such as trust services and nontraditional banking products. The Board of Directors of the Company identified several strategies to meet these anticipated demands, including, but not limited to: (i) to create, purchase and implement initiatives from within; (ii) to acquire or merge with other banks of similar size and nature to increase the cost efficiency of implementing these initiatives and to utilize the Company's strong capital position; (iii) to establish cooperative arrangements for services, equipment and training with other bank(s) of similar size and nature; and/or (iv) to be acquired by a larger financial institution with greater resources that could be utilized to meet these demands.

         To provide flexibility to meet industry demands, the directors of the Company recommended to and the shareholders of the Bank approved the formation of the Company as a bank holding company in April, 1993. During 1993 and 1994, the directors and officers of the Company continued their successful efforts to remain competitive in the Bank's market by developing in-house initiatives and purchasing resources to implement them. These efforts produced earnings competitive with bank holding companies of similar size and steady growth in assets and loans. However, the directors acknowledged that ever advancing marketing, financial products and services and technology of the evolving financial services industry, demanded implementation of even further upgrades of bank services, training, technology and marketing.

         The directors of the Company believed that continued internal initiatives would be insufficient to maintain the Company's market share in future years. The acquisition of or merger with other bank(s) of similar size and nature to achieve cost efficiency of initiatives was acceptable, but appeared to magnify the tasks necessary to compete in this market rather than meet the needs identified by the directors. After preliminary investigation of establishing cooperative arrangements for services, equipment and training with other banks of similar size and nature, the directors concluded that such strategy was acceptable, but not the strategy of first choice. In addition, these options provided minimal potential for maximization of value to shareholders. These factors, combined with the directors' fiduciary duty to shareholders, employees and the communities the Company serves, resulted in a decision to pursue merger opportunities with a large publicly-traded financial institution as the preferred strategy, and acquisition/merger or cooperative arrangements with other banks of similar size and nature as a secondary strategy. The directors of the Company believed that the merger with a larger publicly-traded financial institution in a tax-free exchange of stock, appeared to be the most effective and beneficial approach for the Company's customers, employees and shareholders. In addition, it appeared that the window of opportunity for organizations the size of the Company to be acquired by publicly-traded regional financial institutions was disappearing due to those organizations' apparent desire to make themselves attractive to potential acquirers. The directors of the Company also realized that because the expenditure of time and resources by a potential acquiror were not significantly different in acquiring an institution the size of the Company versus an institution several times larger than the Company, that the Company's attractiveness as an acquisition candidate would be diminished as consolidation among financial institutions increasingly involved substantially larger institutions.

         In early 1995, the directors of the Company formed an acquisition/merger subcommittee of the Board of Directors consisting of Chairperson Sherry L. Jimieson and directors Alan K. Langeteig, Thomas G. Klein and Timothy C. Sweeney (the "Subcommittee") to begin exploration of various strategies. The Subcommittee reviewed available information to formulate acceptable price ranges for various acquisition, merger or sale strategies, including but not limited to information available through Alex Sheshunoff & Co. Investment Banking, Sheshunoff Information Services, Inc. and The Bank Advisory Group. Such information included "Weighted Average Price Paid Data For U.S. Banks Under $500 Million" from 1982 through the third quarter of 1994 (3,350 transactions), and "Profitable Banks under $500 Million in Assets Acquired" during the first three quarters of 1994 (207 transactions). The 207 1994 transactions were further categorized according to the form of consideration (cash, stock, or other), asset size, equity to asset ratio, return on average assets and by location. Of particular interest was the information concerning 47 transactions occurring in the first three quarters of 1994 with institutions in the $50-100 million size range, including 29 stock for stock transactions involving institutions located in the north central region of the United States. This information, along with the Subcommittee members' combined experience and knowledge helped to formulate acceptable ranges of ratios and prices.

         A fair and reasonable price was one of the essential considerations for the directors of the Company, but not the sole consideration. Of significant importance were compatibility with the Company's existing and future customers and markets, commitment to the communities served by the Company and professional opportunities for the Company's officers and employees.

         Although there was no public dissemination of notice that the Company was seeking offers from potential buyers, the directors of the Company believe such interest became widely known through traditional channels in the banking community in south central Wisconsin and beyond, and through contacts by Subcommittee members with parties who expressed interest in the past and/or identifiable financial institutions potentially compatible with the Company's identified strategies.

         During the first quarter of 1995, the Subcommittee received indications of interest and/or initiated discussions with several publicly-traded bank holding companies larger than the Company, as well as other financial institutions of similar size and nature as the Company to preliminarily discuss the level of interest of possible acquisitions, mergers or establishing cooperative arrangements for services, equipment and/or training.

         During 1995, the Subcommittee, or certain members thereof, discussed possible acquisition, merger, or establishing cooperative arrangements with three non-publicly traded organizations ("NPO-1," "NPO-2," and "NPO-3," respectively). In early 1995, certain members of the Subcommittee met with the President and Chief Executive Officer of NPO-1 to discuss possible merger of the Company and NPO-1. The Subcommittee was provided with information about NPO-1 which supplemented the Subcommittee's existing knowledge and information. NPO-1 proposed a transaction wherein shares of the Company's stock would be exchanged for shares of NPO-1 stock. No exchange rate was discussed. The parties also discussed compatibility, strengths, performance, short and long term goals, and other issues of mutual interest. Subsequent to the meeting, the Subcommittee further researched NPO-1 and concluded that a merger of the Company and NPO-1 could be beneficial for the Company, but that the Company should first pursue the possibility of its acquisition by a publicly-traded organization because of liquidity considerations for shareholders of the Company, and so advised the Chief Executive Officer of NPO-1. It was mutually agreed between the parties to renew discussions later in 1995 if no other Company acquisition discussions materialized.

         NPO-2 contacted the Company in the spring of 1995 and expressed its interest in merging with the Company. Meetings were held between certain members of the Subcommittee and the Chief Executive Officer of NPO-2 on May 10, 1995 and June 15, 1995. NPO-2 proposed a transaction wherein shares of the Company's stock would be exchanged for shares of NPO-2 stock. No exchange ratio was discussed, although NPO-2 proposed a redemption arrangement whereby selected shareholders of the Company could, subsequent to the acquisition, liquidate portions of their NPO-2 stock. Upon further study, the Subcommittee concluded that although the

Subcommittee and NPO-2 shared a common vision of the future of community banks, there did not exist the desired level of market compatibility or ability to create desired alternatives for shareholders. NPO-2 was so advised in June of 1995.

         On August 17, 1995 the Chief Executive Officer of NPO-3 contacted certain members of the Subcommittee to express NPO-3's desire to discuss merger possibilities. NPO-3 is another community Bank with a market compatible with the Company's market. On several prior occasions in the late 1980's and early 1990's, the Company (and the Bank prior to formation of the Company) made informal merger overtures to NPO-3. On all prior occasions, NPO-3 advised that it was not interested in pursuing merger possibilities. The Chief Executive Officer of NPO-3 was advised that the Company may desire to pursue such discussions in late 1995 if such a merger remained an option for the Company at that time. No exchange rate was proposed during the August 17, 1995 discussion.

         In addition, during 1995 several individuals or representatives of individuals or organizations expressing an interest in purchasing the Company contacted members of the Subcommittee. Although no sale prices were discussed, the Subcommittee elected not to pursue these discussions because these individuals appeared unable to satisfy the non-economic considerations identified by the directors of the Company as discussed above.

         During 1995, the Subcommittee, or certain members thereof, discussed possible acquisition or merger with four publicly-traded regional financial institutions. ("PTO-1," "PTO-2," "PTO-3" and "PTO-4," respectively) in addition to its discussions with Associated. PTO-1 had locations in south central Wisconsin. In early 1995, a member of the Subcommittee discussed with the Chief Executive Officer of PTO-1's south central Wisconsin division, the Company's interest in exploring a merger. The Chief Executive Officer of PTO-1 advised a member of the Subcommittee that PTO-1 was in the process of reorganizing its south central Wisconsin region, and was not presently focusing on acquisitions. The Subcommittee member recommended to the Subcommittee that discussions not be pursued with PTO-1, as there also appeared to be an overcentralization of operations and decision making.

         PTO-2 also had locations throughout south central Wisconsin. PTO-2 had, in the past, expressed interest in the Company and its predecessor, the Bank. In early 1995, a member of the Subcommittee contacted the regional president of PTO-2 who initially expressed a desire to pursue discussions with the Company. Upon further review, however, PTO-2 advised the Subcommittee member that it was unable to initiate any discussion with the Company at this time.

         In early January of 1995, a member of the Subcommittee contacted the Chief Executive Officer of PTO-3 and both parties expressed an interest in pursuing discussions. PTO-3 had locations in the Company's market. On January 20, 1995, counsel for the Company drafted and forwarded to PTO-3 a Confidentiality and Standstill Agreement which was signed by PTO-3.
Thereafter, mutual due diligence was commenced and the Company forwarded to PTO-3 requested financial and other information. Additional information was exchanged in February and a meeting of the Subcommittee and PTO-3 representatives occurred in late February, 1995. After initial due diligence review, both parties desired to continue further with due diligence. In early April, 1995, the Subcommittee was advised by PTO-3 representatives that a reorganization of PTO-3 was going to be implemented that would affect the manner that PTO-3 would serve its customers in the Company's market. The directors of the Company did not believe the restructuring of PTO-3 would be beneficial to the Company's customers and would result in overcentralization of operations and decisions. By mutual agreement, the Company and PTO-3 terminated further discussions. No exchange ratio or price offer was proposed by PTO-3.

         On July 7, 1995, counsel for the Company received an inquiry from the Senior Vice President of PTO-4. The Subcommittee reviewed information on PTO-4 and elected not to pursue discussions at that time, due in part to the advancement of discussions with Associated and Associated's more favorable compatibility of markets and PTO-4's limited presence in Wisconsin.

         In May of 1995 initial contacts were made by members of the Subcommittee with the President of a banking affiliate of Associated in south central Wisconsin. Informal discussions continued until it was determined by the directors and Associated that each desired to pursue more formal and in-depth discussions. On July 19, 1995, a Confidentiality and Standstill Agreement was drafted by counsel for the Company and forwarded to and signed by Associated. Subsequent to the execution of the Confidentiality and Standstill Agreement, Associated and the directors of the Company discussed a proposed exchange rate, subject to due diligence, and proposed direction for negotiations. The directors of the Company believed the exchange rate was within acceptable ranges and multiples, and the Company desired to remove any exchange rate contingencies before further discussing or finalizing the exchange rate.

         Accordingly, the directors of the Company and representatives of Associated discussed potential processes to continue discussions. The directors of the Company did not believe it was in the best interests of the Company to proceed towards a letter of intent or letter of understanding. Rather, the directors of the Company and representatives of Associated agreed to enter a period of mutual due diligence. The due diligence period proceeded from approximately July 19, 1995 through early October of 1995, during which financial and other information of the Company and Associated were exchanged and analyzed. The due diligence period reconfirmed the Company's directors' belief that a merger with Associated would achieve the necessary upgrades of bank services, training, technology and marketing to better serve the Company's customers, and present desired professional opportunities to the Company's employees and officers. During this due diligence period, Associated also conducted on site due diligence of the Company's loan files and premises.
After mutual due diligence, the directors of the Company and representatives of Associated believed that it was in the best interests of both entities to proceed towards a definitive merger agreement. On or about October 16, 1995, counsel for the Company received the initial draft of a proposed merger agreement from counsel for Associated.

         The draft merger agreement required shareholders of the Company to execute the Voting Agreement pursuant to which such shareholders would agree to vote their shares in favor of adoption and approval of the Merger Agreement, and against any Competing Transaction, as long as such vote(s) did not violate any fiduciary duty of director/shareholders. If any shareholder who is a party to the Voting Agreement violates the Voting Agreement, Associated has the right under the Voting Agreement to purchase such shareholder's shares at the price of $7,578.33 per share. The price per share was established based upon $34.00 per share of Associated Common Stock, which was the approximate value of Associated Common Stock at the date the Voting Agreement was requested by Associated. Definitive agreement negotiations among counsel, directors of the Company and representatives of Associated continued through approximately November 7, 1995 when final terms, conditions and language of the Merger Agreement and Voting Agreement were agreed upon.

         Associated proposed the issuance of 333,000 shares of Associated Common Stock (an exchange rate of 222.892 shares based upon outstanding shares and the exercise of outstanding options of the Company). At the date of the initial proposal, Associated Common Stock was trading at $32.50 per share, or $7,244 per share of the Company Common Stock. Such proposed exchange rate (when Associated Common Stock was $32.50 per share), accordingly, was approximately 12.03 times estimated earnings for 1995 and 1.44 times the October 31, 1995 book value, or a total of approximately $10,822,500. As the proposed exchange rate was fixed, both the Company and Associated, upon execution of a definitive agreement, would assume the risk of fluctuating Associated Common Stock prices. When analyzing the fairness of the offer, the directors of the Company considered a 10% variation from this $32.50 per Associated share price. If the price of Associated Common Stock declined 10% to $29.25, at the exchange ratio of 222.892 shares of Associated Common Stock for each share of the Company Common Stock, the offer would equal 10.82 times estimated earnings for 1995 and 1.29 times the October 31, 1995 book value, or a total of approximately $9,740,250. If the price of Associated Common Stock rose 10% to $35.75, at the exchange ratio of 222.892 shares of Associated Common Stock for each share of the Company Common Stock, the offer would equal
13.23 times estimated earnings for 1995, or 1.58 times the October 31, 1995 book value, or a total of approximately $11,904,750. The directors of the Company determined that these ranges and multiples appeared to be within acceptable parameters based upon their review and analysis of industry information described above.

         The directors of the Company concluded that they would not engage an investment banking firm to render an opinion that the Exchange Ratio is fair from a financial point of view. As discussed above, the directors of the Company concluded that they would recommend the Merger and Exchange Ratio as fair to and in the best interests of the Company when the price of Associated Common Stock ranged between $29.25 and $35.75 per share. Although the directors of the Company were aware that the price would continue to fluctuate until the Effective Time, the directors believed that the benefit to the Company and its shareholders of a "fairness opinion" would not be commensurate with its cost.

         Final drafts of and exhibits to the Merger Agreement were prepared and the same were executed on behalf of Associated and the Company at a meeting in Oshkosh, Wisconsin on November 10, 1995. The aggregate consideration based upon the closing price of Associated Common Stock on November 10, 1995 as reported on The Nasdaq Stock Market ($39.13 per share) was approximately 14.48 times estimated earnings for 1995 and 1.73 times the October 31, 1995 book value, or a total of approximately $13,030,300 (or approximately $8,722 per share), with the understanding and accompanying risk that the actual consideration would fluctuate until the Effective Time. On November 14, 1995, the Company and Associated issued a joint press release announcing the execution of the Merger Agreement.

         The First Amendment to Agreement and Plan of Merger which eliminated the requirement for an independent audit of the Company's financial statements as of December 31, 1995 and 1994 and for the years then ended was executed by the respective parties on November 28, 1995.

REASONS FOR THE MERGER

         The Company. In considering the Merger, the directors of the Company reviewed the terms and conditions of the proposed Merger Agreement, along with certain business and financial information relating to Associated and the Company. The Board of Directors of the Company determined to approve the proposed transaction primarily because the Merger will increase the financial strength of the Bank by enabling it to better serve its depositors and customers, to provide additional opportunities for professional advancement for the Bank's employees, and to be more competitive with other bank subsidiaries of large bank holding companies currently doing business in South Central Wisconsin or which might locate in the community. The directors of the Company also concluded that the Merger will enhance both the long-term and short-term value of the Company shareholders' investments. Among the additional factors important to the directors of the Company in determining to approve the Merger, were: (i) the increased opportunity and resources to serve the Bank's customers; (ii) the possibility for career enhancement which employees of the Company and the Bank might be provided as a result of the Merger; (iii) the increased resources and expertise to keep the Bank competitive and meet the ever changing demands of the banking industry; (iv) the marketability and liquidity of Associated Common Stock and the consistent dividend history and rate of dividends of the Associated Common Stock to be received in the Merger as compared to the illiquidity and lack of marketability of the Company Common Stock and the dividend history of the Company Common Stock; (v) the tax-free nature of the Merger for federal income tax purposes which would permit the Company shareholders who receive shares of Associated Common Stock to defer federal income taxation under certain circumstances; (vi) the potential for future appreciation of Associated Common Stock due to Associated's greater market presence and financial resources and (vii) the financial terms of other recent business combinations in the financial services industry. See "The Merger - Certain Material Federal Income Tax Consequences."

         While each member of the Company's Board of Directors evaluated each of the foregoing as well as other factors, the Board of Directors collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Company's Board of Directors collectively made its determination with respect to the Merger based on its unanimous conclusion that the Merger, in light of the factors that each of them individually considered as appropriate, is fair and in the best interests of the Company's shareholders.

         Associated. Prior to authorizing the Merger, Associated's Board of Directors considered, among other things, the improving financial performance and condition, business operations, capital levels, asset quality and future growth prospects of the Company. The Board also considered the benefits to Associated of expanding in South Central Wisconsin by acquisition of the Company as opposed to the opening of a new branch bank, the positive impact of the Merger on Associated by enhancing its visibility in the region and the terms of the Merger Agreement.

         Associated's Board of Directors believes the Merger will, (i) result in operational and managerial efficiencies which will better enable the Company to contain costs and grow more rapidly than historic growth rates; (ii) result in the Company having greater financial strength, increased competitiveness and market diversification, thereby also benefiting Associated and its customers; and (iii) result in an increase in long-term shareholder value for the shareholders of Associated.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors of the Company has determined that the terms of the Merger are fair to, and in the best interests of, the Company, and its shareholders for the reasons stated immediately above.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

CERTAIN CONSIDERATIONS

         In deciding whether to vote in favor of the Merger, the Company shareholders should consider the following factors, in addition to the other matters set forth herein:

         Anticipated Shareholder Approval of Merger. Assuming compliance with the terms of the Voting Agreement and provided the Merger Agreement has not been terminated prior to its being voted upon by the Company shareholders, the approval and adoption of the Merger Agreement are assured. Accordingly, shareholders of the Company who do not wish to have their shares of Company Common Stock converted into the right to receive shares of Associated Common Stock pursuant to the Merger Agreement, must in addition to voting against the Merger or abstaining from the vote, also exercise Dissenters' Rights. See "The Merger - Dissenters' Rights" and Exhibit C hereto.

         Unaudited Financial Statements and Omitted Industry Financial Information. This Proxy Statement/Prospectus contains unaudited consolidated financial statements of the Company. In the absence of an audit, there is no positive assurance that the financial statements are fairly presented in accordance with generally accepted accounting principles. Associated and the Company have concluded that it would not be practicable to obtain an audit of the financial statements attached hereto as Exhibit D. In addition, certain financial disclosures required of bank holding companies under rules promulgated by the Commission have not been included in the Company's Management's Discussion and Analysis of Financial Condition attached hereto as Exhibit D. Omitted industry financial information relates to, among other things, certain disclosures as to the Bank's investments and deposits. Associated and the Company have determined that as the Company has not been required to make such disclosures in the past to its shareholders, it has not compiled and would be unable to create such financial information from existing financial records without incurring considerable expense and effort. Accordingly, it is the determination of Associated and the Company that the lack of audited consolidated financial statements and the omission of certain bank holding company financial disclosure is not material to the shareholders of the Company. Associated has requested and received from the Commission a waiver of the requirements for audited consolidated financial statements of the Company and certain bank holding company information not included in Exhibit D.

         Uncertain Legislative and Regulatory Environment. The banking and financial services businesses in which the Company and Associated engage are highly regulated. The laws and regulations affecting such businesses may be changed dramatically in the near future. Such changes could affect the ability of banks to engage in nationwide branch banking and the ability of bank holding companies to engage in non-banking businesses, such as securities underwriting and insurance, in which they have been allowed to engage only on a limited basis. Such changes may also affect the capital that banks and bank holding companies are required to maintain, the premiums paid for or the availability of deposit insurance or other matters directly affecting earnings. Neither the Company nor Associated can predict what changes will occur or the effect that any such changes would have on the ability of the combined entity to compete effectively or to take advantage of new opportunities after the Merger.

         Competition. The markets in which the Company and Associated operate are highly competitive. Competition in such markets is likely to increase in light of the changing legislative and regulatory environment in which the Company and Associated operate. In addition, consolidation and mergers in the banking industry are expected to continue, resulting in stronger and more effective competitors. Neither the Company nor Associated can predict the degree to which competition in the industry will increase in the future or the effect any such increased competition will have on the combined entity.

         Rapid Technological Changes. Evolving technology will play a major role in the processing and delivery of financial services. The effective use of new technology will enable banking and financial service businesses to improve information concerning their customers and markets. It will also enable them to reduce overhead expenses while improving the quality of service to customers. Communications technology will substantially improve the ability of financial institutions to exchange information with their customers and employees. Banks and financial institutions that are unwilling or unable to access this evolving new technology could experience lower earnings and a loss of competitiveness.

         Uncertain Economic Environment. Until recently, banks and financial service companies in the Midwest have experienced a relatively long period of price stability and a growing economy. Price stability enables banks to better protect themselves against interest rate risks. A strong economy enhances the opportunity of the commercial sector of the economy to improve earnings and performance. It also provides an environment for financial institutions to experience positive and profitable growth. Recent economic changes present additional risks for all banks and financial service companies.

         Nature of Business. The financial performance of the Company results primarily from its retail banking activities located in the City of Lodi and Village of Dane, Wisconsin and surrounding markets in South Central Wisconsin. Company shareholders who receive shares of Associated Common Stock will own an interest in a diversified multi-bank holding company with 85 banking offices, substantially all of which are located in various communities throughout Wisconsin, which is engaged in several non-banking businesses including personal property lease financing, commercial and residential mortgage banking, trust services, reinsurance and general insurance agency activities. Financial performance of Associated is accordingly dependent on its activities and the economic factors in such markets and businesses. See "Certain Information Concerning Associated."

         Business Combinations. Associated seeks additional expansion opportunities and accordingly may enter into business combinations with banking and non-banking entities involving the issuance of its shares or payment of cash consideration which may not require a vote of holders of Associated Common Stock.

         Share Price Fluctuation. The price of shares of Company Common Stock is based upon the financial condition of the Company and the market value for similar non-publicly traded bank holding companies and other factors. The share price of Associated Common Stock on The Nasdaq Stock Market is by nature subject to the general price fluctuations in the market for publicly-traded equity securities. Such fluctuations are not necessarily related to a change in the financial performance or condition of Associated.

MERGER CONSIDERATION

         Upon consummation of the Merger, each share of the Company Common Stock outstanding at the Effective Time will be converted (subject to the provisions with respect to fractional shares described below) into the right to receive 222.892 shares of Associated Common Stock. See "Certain Provisions of the Merger Agreement - Termination."

         Based upon the capitalization of Associated and the Company as of the Record Date, the shareholders of the Company will own Associated Common Stock representing approximately 2.0% of the outstanding voting shares of Associated following consummation of the Merger (assuming no exercise of dissenters' rights).

REGULATORY APPROVALS REQUIRED

         Federal. The Merger is subject to prior approval by the Federal Reserve Board under the BHC Act, which requires that the Federal Reserve Board take into consideration, among other factors, the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. It is highly improbable that the Merger poses any antitrust issues. The Federal Reserve Board also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the bank subsidiaries of Associated and the Company under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each bank's record of meeting the credit needs of its local communities, including low and moderate income neighborhoods, consistent with safe and sound operation.

         Under the BHC Act, the Merger may not be consummated until up to 30 days following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. Although a challenge is highly improbable, there can be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge is made, as to the result thereof. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. The BHC Act provides for the publication of notice and public comment on the applications and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

         Associated filed an application with the Federal Reserve Bank of Chicago (the "Federal Reserve Bank") that was accepted for filing by the Federal Reserve Bank on November 29, 1995.

         Associated has been advised that the Federal Reserve Bank has accepted the application for processing under delegated authority from the Federal Reserve Board on December 29, 1995. Under the regulations of the Federal Reserve Board, the Federal Reserve Bank will act on the application within the 30-day period that began on the date the application was accepted for filing (a period that will be tolled by any public comments or other circumstances that may trigger further requests for information from the Federal Reserve Bank). There can be no assurance that the Federal Reserve Bank will continue processing the application under delegated authority.

         There can be no assurance that the Federal Reserve Board will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval.

         Wisconsin. The Merger is also subject to the prior approval by the Wisconsin Commissioner of Banking (the "Wisconsin Commissioner") under Section
221.59 of the Wisconsin Statutes which requires that the Wisconsin Commissioner take into consideration (i) the financial and managerial resources and future prospects of the respective institutions and whether the transaction would be contrary to the best interests of the shareholders or customers of the bank or bank holding company to be acquired; (ii) whether the action would be detrimental to the safety and soundness of the respective institutions or any subsidiary or affiliate of the respective institutions; (iii) the record of performance, management, financial responsibility and integrity, and the CRA rating of the applicant; and (iv) whether, upon consummation of the transaction, the applicant would control in excess of 30% of the total amount of deposits of insured depository institutions in Wisconsin as specified under federal banking law.

         Associated filed an application with the Wisconsin Commissioner on November 30, 1995 which was accepted for processing on the date filed. There can be no assurance that the Wisconsin Commissioner will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval. The Merger may be consummated at any time within one year of the date approval was granted by the Wisconsin Commissioner (subject to the foregoing federal approvals).

         General. The Merger cannot proceed in the absence of all requisite regulatory approvals. See "Conditions to Consummation of the Merger." In the Merger Agreement, Associated and the Company have agreed to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Merger, including furnishing information to the Federal Reserve Board or in connection with approvals or filings with other governmental entities. Associated and the Company have also agreed to take all reasonable action necessary to obtain approvals of the Federal Reserve Board, the Wisconsin Commissioner and other governmental entities. However, the obligation to take reasonable actions is not to be construed as including an obligation to accept any terms or conditions to an agreement or other approval of, or any exemption by, any party that are not customarily contained in approvals of similar transactions granted by such regulators or if Associated in good faith determines that such terms or conditions would have a material adverse effect on its business or financial condition or would materially detract from the value of the Company to Associated. There can be no assurance that any regulatory approvals will not contain a term or condition that causes such approvals to fail to satisfy the conditions described above under "Conditions to Consummation of the Merger."

         Associated and the Company are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.

THE EFFECTIVE TIME

         The Merger will be consummated and will become effective as of the date Articles of Merger are filed with the Secretary of State of the State of Wisconsin (the "Effective Time"). The filing with respect to the Merger will occur as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions to the Merger as set forth in the Merger Agreement. The Merger Agreement may be terminated by either party if, among other reasons, the Merger shall not have been consummated on or before June 30, 1996. Upon consummation of the Merger, the Company will be merged into Holding and will not continue its separate existence or operations, to which Holding as the surviving corporation will succeed. See "Certain Provisions of the Merger Agreement - Conditions to Consummation of the Merger" and "Certain Provisions of the Merger Agreement - Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL
SHARES

         At the Effective Time and without any action on the part of Associated, the Company or the holders of the Company Common Stock, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Company shareholders exercising their dissenters' rights under the WBCL) shall be converted into the right to receive shares of Associated Common Stock. See "The Merger - Dissenters' Rights." All such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each stock certificate previously representing any such shares of the Company Common Stock (other than shares held by dissenting shareholders as described above) shall thereafter represent the right to receive a certificate representing shares of Associated Common Stock into which such the Company Common Stock has been converted. Certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of Associated Common Stock upon the surrender of such certificates as provided below. No fractional share of Associated Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made as provided below.

         As of the Effective Time, Associated shall deposit, or cause to be deposited, with a bank or trust company designated by Associated (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock and for exchange in accordance with the terms of the Merger Agreement, certificates representing the shares of Associated Common Stock (such certificates for shares of Associated Common Stock to be exchanged for the Company Common Stock, together with any dividends or distributions with respect thereto (the "Company Exchange Fund") issuable pursuant to the terms of the Merger Agreement in exchange for outstanding shares of the Company Common Stock. It is anticipated that Harris Trust and Savings Bank, Chicago, Illinois will serve as the Exchange Agent.

         As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock whose shares were converted into the right to receive shares of Associated Common Stock, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a certificate previously representing shares of the Company Common Stock to the Exchange Agent together with such duly executed letter of transmittal, the holder of such certificate shall receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock to which such holder is entitled and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each certificate previously representing shares of the Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as described below.

         THE COMPANY SHAREHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL NOR RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

         No dividends or other distributions declared or made after the Effective Time with respect to Associated Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate with respect to the shares of Associated Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, until such certificate is surrendered. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of said certificate, which represent whole shares of Associated Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of cash payable with respect to a fractional share of Associated Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time paid with respect to such whole shares of Associated Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time, but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Associated Common Stock.

         All shares of Associated Common Stock issued upon conversion of the shares of the Company Common Stock (including any cash paid for fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Common Stock.

         No certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of the certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Associated. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder would otherwise be entitled by the average of the daily closing prices of a share of Associated Common Stock as quoted on The Nasdaq Stock Market during the ten consecutive trading days commencing on the first business day following the date the Federal Reserve Board issues an order approving consummation of the Merger. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall notify Associated and Associated shall make available such amounts to such holders of such factional share interests subject to and in accordance with the terms of the Merger Agreement, as relevant.

         Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Associated, upon demand, and any shareholders of the Company who have not theretofore complied with the procedures described above shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

         Neither Associated nor the Company shall be liable to any holder of shares of the Company Common Stock for any such shares of the Company Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         Associated shall be entitled to deduct and withhold from any cash consideration payable pursuant to the Merger Agreement to any holder of shares of the Company Common Stock such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law.

         At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of the Company Common Stock, thereafter on said record books. From and after the Effective Time, the holders of certificates shall cease to have any rights with respect to such shares of the Company Common Stock except as otherwise provided in the Merger Agreement, or by law. On or after the Effective Time, any certificates presented to the Exchange Agent or Associated for any reason shall be converted into shares of Associated Common Stock in accordance with the terms of the Merger Agreement as described above.

DESCRIPTION OF ASSOCIATED COMMON STOCK ISSUABLE IN THE MERGER

         The following description of Associated Common Stock issuable in the Merger is a summary and is qualified in its entirety by reference to the terms of such security, which is incorporated by reference herein and is set forth in full in Article III of Associated's Articles of Incorporation (the "Associated Articles"). The description set forth below is subject in all respects to the WBCL and the Associated Articles.

         Harris Trust and Savings Bank is the transfer agent and registrar for all outstanding Associated Common Stock.

         THE FOLLOWING DESCRIPTION OF ASSOCIATED COMMON STOCK SHOULD BE READ CAREFULLY BY THE COMPANY SHAREHOLDERS SINCE, AT THE EFFECTIVE TIME, EACH ISSUED AND OUTSTANDING SHARE OF THE COMPANY COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE SHARES OF ASSOCIATED COMMON STOCK AT THE EXCHANGE RATIO.

         General. Associated has one class of common stock, the Associated Common Stock. Of the 48,000,000 shares of Associated Common Stock authorized, 16,515,388 shares were outstanding as of the Record Date, exclusive of shares held in its treasury. Of the 750,000 shares of Associated preferred stock with a par value of $1.00 per share authorized, none were issued and outstanding as of the Record Date.

         Dividend Rights. Dividends on Associated Common Stock will be payable out of the assets of Associated legally available therefor as, if and when declared by the Associated Board of Directors. No share of Associated Common Stock is entitled to any preferential treatment with respect to dividends.

         Voting Rights. Each holder of Associated Common Stock will be entitled at each shareholders' meeting of Associated, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of Associated Common Stock registered in his or her name on the stock transfer books of Associated. Such voting rights are not cumulative.

         Rights Upon Liquidation. Subject to the rights of holders of any Associated preferred stock which may be issued from time to time, in the event of liquidation, dissolution or winding up of Associated, whether voluntary or involuntary, the holders of Associated Common Stock will be entitled to receive all assets of Associated remaining for distribution to its shareholders, on a pro rata basis.

         Miscellaneous. Shares of Associated Common Stock are not convertible into shares of any other class of capital stock. Shares of Associated Common Stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of Associated Common Stock are fully paid and nonassessable (except as otherwise provided under the WBCL).

COMPARISON OF SHAREHOLDER RIGHTS

         The following is a summary of material differences between the rights of holders of Company Common Stock and Associated Common Stock. As the Company and Associated are both incorporated under the laws of the State of Wisconsin, rights of shareholders are substantially similar. Differences in the rights of shareholders of the Company and Associated arise from differences between the provisions of the Associated Articles and By-laws and those of the Company. Shareholders of the Company, whose rights are governed by the Company's Articles of Incorporation, By-laws and the WBCL will, on consummation of the Merger, become shareholders of Associated. Their rights as Associated shareholders will then be governed by Associated's Articles of Incorporation and By-laws and by the WBCL. The following is a summary of the material differences between the rights of shareholders of the Company and the rights of shareholders of Associated.

         AUTHORIZED CAPITAL STOCK

         The Company. Under the Company's Articles of Incorporation, the aggregate number of shares which it is authorized to issue is 9,000 shares of one class of common stock, $0.10 par value. All shares of the Company Common Stock are identical in rights and have one vote. The holders of the Company Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Company from funds available therefor and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. The Company has no authorized shares of preferred stock and, accordingly, the rights of holders of Company Common Stock to receive dividends or payment in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company are not subject to the prior satisfaction of the rights of any other shareholders.

         Associated. Under Associated's Articles of Incorporation, Associated is authorized to issue 48,000,000 shares of common stock, par value $0.01 per share and 750,000 shares of preferred stock, $1.00 par value. All shares of Associated Common Stock are identical in rights and have one vote. For a description of Associated

Common Stock, see "Description of Associated Common Stock Issuable in the Merger." The preferred stock shall be cumulative and dividends shall accrue thereon. The Board of Directors may divide the preferred stock into series and establish the relative rights and preferences of preferred stock issued in the future as specified in the Articles without shareholder action and issue such stock in series. As of the date hereof, no shares of any series of Associated preferred stock are issued and outstanding.

         APPRAISAL RIGHTS AND DISSENTERS' RIGHTS

         The Company. Under the WBCL, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder's stock if such shareholder dissents from a proposed merger or share exchange or a sale or exchange of all or substantially all of the property and assets of the corporation.

         Associated. Dissenters' rights under the WBCL are not available to holders of shares, such as shares of Associated Common Stock, which are registered on a national securities exchange or quoted on Nasdaq on the record date fixed to determine shareholders entitled to notice of the meeting at which shareholders are to vote on the proposed corporate action. Associated Common Stock is quoted on The Nasdaq Stock Market.

         REQUIRED VOTE

         The Company. Pursuant to the WBCL, the affirmative vote of a majority of the shares of the Company Common Stock is required to adopt amendments to the Company's Articles of Incorporation or approve mergers and certain other extraordinary transactions.

         Associated. Pursuant to 180.1706(1) of the WBCL, except as otherwise provided in a corporation's articles of incorporation or bylaws, any amendment to the articles of incorporation, merger or certain other extraordinary events involving a corporation organized before January 1, 1973, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. The Associated articles were amended in 1992 to reduce the vote required pursuant to Section 180.1706(1) of the WBCL to a majority vote. Thus, the affirmative vote of a majority of the shares of Associated is required to adopt amendments to the Associated Articles which create dissenters' rights or approve mergers and certain other extraordinary transactions other than those in "Comparison of Shareholder Rights - Takeover Provisions."

         CLASSIFIED BOARD OF DIRECTORS

         The Company. The Company's Board of Directors consists of a single class of six directors, each of whom serves for one year or until his or her successor is elected and qualified.

         Associated. The Board of Directors of Associated is divided into three classes as nearly equal in number as possible, with the directors in each class serving for staggered three-year terms. However, the By-laws require that a director retire as of the first annual meeting of shareholders subsequent to the director's 65th birthday unless such director's term is extended for a one-year term by a two-thirds vote of Associated's Board. At each annual meeting of Associated's shareholders, the successors to the class of directors whose term expires at the time of such meeting are elected by a majority of the votes cast, assuming a quorum is present. Associated's Board consists of ten directors.

         REMOVAL OF DIRECTORS FOR "CAUSE"

         The Company. The Company's By-laws provide that a director may be removed from office "with or without cause" by a vote of shareholders where the votes cast to remove the director exceed the number of votes cast not to remove the director.

         Associated. Shareholders of Associated may remove a director only for "cause." "Cause" is defined as conviction of a felony, declaration of unsound mind by an order of a court of competent jurisdiction, gross dereliction of duty or commission of an action which constitutes intentional misconduct or a knowing violation of law and that results in both an improper substantial personal benefit and a material injury to Associated.

         NEWLY CREATED DIRECTORSHIPS AND VACANCIES ON THE BOARD OF DIRECTORS

         The Company. Pursuant to 180.0810 of the WBCL, unless otherwise provided in a corporation's Articles, shareholders may fill vacancies on a corporation's Board of Directors. The Company's By-laws authorize the shareholders or the Board of Directors, by the affirmative vote of a majority of the shareholders or the directors then in office, though less than a quorum, to fill vacancies on the Company's Board of Directors until the next succeeding election of directors.

         Associated.    The Associated's Articles provide that newly created
directorships and any vacancies on Associated's Board of Directors may only be filled by the Board of Directors. Associated's By-laws provide that the remaining members of the Board shall appoint a director in accordance with the WBCL.

         CERTAIN BUSINESS COMBINATIONS

         The Company. The Company's Articles of Incorporation and By-laws do not contain any supermajority voting provisions relating to the approval by holders of the Company Common Stock of mergers or other business combinations.

         Associated. Article VII of Associated's Articles provides that an affirmative vote of 80% of Associated's outstanding shares is required to approve a merger or other business combination involving a beneficial owner of 10% or more of Associated's outstanding voting shares (an "interested shareholder"). In addition, if the consideration offered in connection with such transaction does not satisfy certain "fair price" requirements, the affirmative vote of 80% of the "non-interested outstanding shares" (defined as voting shares not beneficially owned by an interested shareholder) of Associated will also be required to approve such a transaction. These requirements do not apply if (a) the board of directors approves the transaction and a majority of the directors voting to approve the transaction are "continuing directors" (defined as a director who was either (i) a director at the time the interested shareholder became "interested" and who is not otherwise affiliated with such shareholder, or (ii) a director designated (prior to his or her initial election as a director) as a continuing director by a majority of the then continuing directors) or (b) the transaction is between Associated and a subsidiary of Associated and no interested shareholder (together with such shareholder's affiliates and associates) owns any of the outstanding shares of the subsidiary. The foregoing provision may only be amended, modified or repealed by the affirmative vote of not less than 80% of the outstanding shares and the non- interested outstanding shares of Associated.

         ADVANCE NOTICE OF PROPOSALS TO BE BROUGHT AT THE ANNUAL MEETING

         The Company. The Company's Articles and By-laws do not contain any provisions relating to advance notice of proposals to be brought before an annual meeting.

         Associated. Pursuant to Article II, Section 5 of Associated's By-laws, any shareholder who intends to bring business before an annual meeting of shareholders (other than nominations for directors) must provide Associated with notice of such intention, the nature of such proposal and certain other information regarding the shareholder bringing the proposal, not less than 60 nor more than 75 days prior to the meeting, or within 10 days from the date notice or public disclosure of the date of such meeting is given, if such announcement date is less than 70 days before the meeting date.

         ADVANCE NOTICE OF NOMINATIONS OF DIRECTORS

         The Company. The Company's Articles and By-laws do not contain any provisions relating to advance notice of nominations of directors.

         Associated. Pursuant to Article II, Section 6 of Associated's By-laws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide Associated with notice of such intention, certain information regarding the proposed nominee and certain information regarding the nominating shareholder, not less than 60 days nor more than 75 days prior to the meeting, or within 10 days from the date notice or public disclosure of the date of such meeting is publicly announced, if such announcement date is less than 70 days before the meeting date.

RESALE OF ASSOCIATED COMMON STOCK ISSUED PURSUANT TO THE MERGER

         The Associated Common Stock issued pursuant to the Merger will be registered under the Securities Act and be freely tradeable under the Securities Act except for shares issued to any shareholder of the Company who may be deemed to be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act. Each affiliate identified by the Company will enter into an agreement with Associated providing that such affiliate will be subject to Rule 145(d) of the Securities Act, shall not transfer any Associated Common Stock received in the Merger except in compliance with the Securities Act. In order to comply with pooling of interests requirements, such persons shall agree to make no disposition of any shares of the Company Common Stock or Associated Common Stock (or any interests therein) during the period beginning 30 days before the Effective Time and ending when the financial results for at least 30 days of combined operations of the Company and Associated after the Effective Time have been published. This Proxy Statement/Prospectus does not cover resales of Associated Common Stock received by any person who may be deemed to be an affiliate of the Company. The Company has concluded that the only affiliates of the Company are its directors and executive officers.

PRE-MERGER DIVIDEND POLICY

         The Company. Pursuant to the Merger Agreement, except for a dividend not to exceed $55 per share on 1,404 shares to be declared and paid on or before December 31, 1995, the Company is prohibited from declaring or paying any dividend on, or making any other distribution in respect of, its outstanding shares of capital stock without the prior written consent of Associated. The Company does not anticipate paying any other dividends on shares of the Company Common Stock prior to the Effective Time.

         Associated. Associated expects to continue to declare, until the Effective Time, its regularly scheduled dividends.

POST-MERGER DIVIDEND POLICY

         It is the current intention of the Board of Directors of Associated to continue to declare cash dividends on the Associated Common Stock following the Merger. The dividend is currently in the per share amount of $0.27 per quarter or $1.08 per year, in each case per share. Shareholders should note that no such dividends payable following the date hereof have currently been declared and that future dividends will be determined by the Associated Board of Directors in light of the earnings and financial condition of Associated and its subsidiaries and other factors, including applicable governmental regulations and policies. In that regard, Associated is a legal entity separate and distinct from its banking and non-banking subsidiaries, and the principal sources of Associated's income are dividends and interest from such subsidiaries. The payment of dividends by Associated's banking subsidiaries is subject to certain restrictions under applicable governmental regulations. See also "The Merger - Pre-Merger Dividend Policy."

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Merger Agreement, the Company has agreed to carry on its business, and the business of its subsidiaries, in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement, subject to certain covenants and other agreements agreed to by the Company in the Merger Agreement. See "Certain Provisions of the Merger Agreement - Certain Covenants."

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Associated and the Company have received an opinion of KPMG Peat Marwick LLP that the Merger will qualify as a tax-free reorganization under
Section 368(a)(1)(A) of the Code and that each of Associated and the Company will be a party to such reorganization within the meaning of Section 368(b) of the Code. Accordingly, the Company, Associated and Holding will recognize no gain or loss for federal income tax purposes as a result of the Merger and no gain or loss will be recognized by any holder of the Company Common Stock upon receipt of Associated Common Stock pursuant to the Merger (except upon the receipt of cash in lieu of fractional shares of Associated Common Stock). This discussion of federal income tax consequences of the Merger assumes that none of the holders of Company Common Stock will exercise dissenters' rights. The Internal Revenue Service ("Service") has not been asked to rule upon the tax consequences of the Merger and such request will not be made. The opinion of KPMG Peat Marwick LLP is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the Service, an opinion of an advisor is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service.

         EACH SHAREHOLDER OF THE COMPANY IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Based upon the opinion of KPMG Peat Marwick LLP, which in turn is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the shareholders of the Company will result from the Merger:

                 (i) Provided that the Merger of the Company with and into Holding qualifies as a statutory merger under applicable law, the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and the Company, Associated and Holding will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code for purposes of this reorganization.

                 (ii) No gain or loss will be recognized by the holders of the Company Common Stock upon the exchange of the Company Common Stock solely for Associated Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares of Associated Common Stock.

                 (iii) A Company shareholder's aggregate basis in the Associated Common Stock (including any fractional share interest to which he or she may be entitled) received in the Merger will be the same as the aggregate basis of the Company Common Stock exchanged therefor.

                 (iv) The holding period of the Associated Common Stock received by a holder of Company Common Stock pursuant to the Merger will include the period during which the Company Common Stock exchanged therefor was held, provided that the Company Common Stock surrendered was held as a capital asset as of the time of the Merger.

                 (v) The receipt by a holder of Company Common Stock of cash in lieu of a fractional share of Associated Common Stock will be treated as if he or she received such fractional share from Associated and then had it redeemed for cash. Such receipt of cash will be treated under Section 302(b)(1) of the Code as full payment in exchange for the fractional share.

         The foregoing is only a general description of certain material federal income tax consequences of the Merger for holders of the Company Common Stock who are citizens or residents of the United States and who hold their shares as capital assets, without regard to the particular facts and circumstances of the tax situation of each holder of the Company Common Stock. It does not discuss all of the consequences that may be relevant to holders of the Company Common Stock entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or foreign persons). The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreements or the Merger itself. No information is provided herein with respect to the application and effect of state, local and foreign tax laws and the possible effects of changes in federal laws or other tax laws.

ANTICIPATED ACCOUNTING TREATMENT

         The business combination resulting from the Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Associated and the Company will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of Associated and the Company for the entire fiscal year in which the combination occurs.

         The Merger Agreement provides that a condition to the consummation of the Merger is the receipt of the opinion of the independent public accountants of Associated to the effect that the Merger qualifies for "pooling of interests" accounting treatment. IN THE EVENT SUCH CONDITION IS NOT MET, THE MERGER WOULD NOT BE CONSUMMATED UNLESS THE CONDITION WERE WAIVED BY ASSOCIATED.

DISSENTERS' RIGHTS

         Under the provisions of Subchapter XIII of the WBCL, a copy of which is attached to this Proxy Statement/Prospectus as Exhibit C and which provisions are incorporated herein by reference, any holder of record or beneficial holder of Company Common Stock has the right to dissent from the Merger and demand payment of the "fair value" of his or her shares in cash as determined pursuant to Subchapter XIII of the WBCL ("Dissenters' Rights"). Set forth below is a summary of the procedures relating to the exercise of Dissenters' Rights. This summary does not purport to be a complete statement of the provisions of Subchapter XIII of the WBCL. Any shareholder who wishes to assert Dissenters' Rights must deliver a written notice of his or her intent to exercise such right to SBL Capital Bank Shares, Inc., 102 North Main Street, Lodi, Wisconsin 53555, Attention Mr. Alan K. Langeteig, Secretary, before the vote on the Merger Agreement is taken at the special meeting. A PROXY OR VOTE AGAINST THE MERGER AGREEMENT WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

         A record holder of Company Common Stock may assert Dissenters' Rights as to fewer than all shares registered in that shareholder's name only if the holder dissents with respect to all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf the shareholder asserts such Dissenters' Rights.

         A beneficial shareholder may assert Dissenters' Rights as to shares held on the shareholder's behalf only if, in addition to meeting the other requirements to dissent, the beneficial shareholder (i) submits to the Company the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts Dissenters' Rights and (ii) asserts Dissenters' Rights with respect to all shares of which the shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

         If the Merger Agreement is approved by the requisite vote of holders of the Company Common Stock, the Company is required to send a notice (the "Dissenters' Notice") to all dissenting shareholders containing payment demand and stock certificate surrender information (the "Payment Demand") within 10 days after such approval. The return date (the "Payment Demand Date") specified by the Company for receiving the Payment Demand from dissenting shareholders may not be less than 30 nor more than 60 days after the date on which the Dissenters' Notice was first sent. Upon receipt of the Dissenters' Notice, each dissenting shareholder must return his Payment Demand and Certificate no later than the Payment Demand Date as provided in the Dissenters' Notice and certify whether he or she acquired beneficial ownership of the shares prior to the first public announcement of the terms of the Merger on November 14, 1995. A Payment Demand may not be withdrawn without the Company's consent.

         Upon effecting the Merger, within 60 days after the Payment Demand Date, the Company will pay each dissenting shareholder who properly complied with the statutory requirements of Subchapter XIII of the WBCL, the amount that the Company estimates to be the fair value of such dissenting shareholder's shares, plus accrued interest from the Effective Time; provided that, with respect to shares acquired after the first public announcement of the Merger, the Company may elect to withhold payment until either such shareholder accepts the Company's offer of fair value or a court determines the fair value of such shares.

         If the Merger is not effected within 60 days of the Payment Demand Date, the Company will return all deposited certificates to dissenting shareholders. If the Merger is thereafter effected, the Company will send a new Dissenters' Notice within 10 days of effecting the Merger and repeat the payment demand procedure described above.

         If any dissenting shareholder is dissatisfied with the Company's determination of "fair value," such dissenting shareholder may notify the Company in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due. A dissenting shareholder must assert this right within 30 days after the Company makes or offers payment for his or her shares or the right is waived. The Company may either accept such dissenting shareholder's estimate of fair value or commence a proceeding in the Wisconsin Circuit Court of Dane County to determine the fair value of the shares of all dissenting shareholders whose own estimates of fair value are not accepted by the Company.

         In the event any holder of the Company Common Stock fails to perfect his or her rights to dissent by failing to comply strictly with the applicable statutory requirements of Subchapter XIII of the WBCL, he or she will be bound by the terms of the Merger Agreement and will not be entitled to payment for his or her shares under Subchapter XIII of the WBCL. ANY HOLDER OF COMPANY COMMON STOCK WHO WISHES TO OBJECT TO THE TRANSACTION AND DEMAND PAYMENT IN CASH FOR HIS OR HER SHARES SHOULD CONSIDER CONSULTING HIS OR HER OWN LEGAL ADVISOR.

         Because an executed proxy relating to Company Common Stock on which no voting direction is made will be voted at the Special Meeting in favor of the Merger, a dissenting shareholder who wishes to have his or her shares of Company Common Stock represented by proxy at the Special Meeting but preserve his or her dissenters' rights must mark his or her proxy either to vote against the Merger or to abstain from voting thereon, in addition to the foregoing requirements.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Mr. Langeteig will receive $36,000 from the Company pursuant to a provision in his employment agreement providing for a bonus in the event of a Change in Control. Mr. Gehrke will receive $27,000 from the Company pursuant to an oral agreement providing for a bonus in the event of a Change in Control. The Merger would constitute a Change in Control under these agreements. As a condition to Associated's obligation to consummate the Merger, all outstanding stock options of the Company were required to be exercised. The Company's stock option plan permitted the Board in its discretion to grant a tax offset bonus payable in cash accompanying each option calculated based upon the highest marginal federal and state individual income tax rate.

In connection with such option exercise, the Board granted a tax offset bonus to the following directors in the respective amounts: Ms. Jimieson, $76,000; Mr. Langeteig, $46,444; Mr. Gehrke, $33,778; Mr. Deans, $46,444; Mr. Klein, $88,667; and Mr. Sweeney, $88,667.

THE VOTING AGREEMENT

         Pursuant to the Voting Agreement, attached hereto as Exhibit B, the execution of which was a condition to Associated entering into the Merger Agreement, the Party Shareholders have agreed to vote their shares (i) in favor of the adoption and approval of the Merger Agreement and the Merger and (ii) against any Competing Transaction. The Voting Agreement also provides that Associated has the exclusive right to purchase any or all of the shares of Company Common Stock owned by the Party Shareholders for $7,578.33 per share, payable in cash, subject to any necessary regulatory approval, after a material breach of the Merger Agreement by the Company or any events or circumstances that lead Associated reasonably to believe that the Company is likely to materially breach the Merger Agreement, a breach by a Party Shareholder, or the acquisition or overtly threatened acquisition of 5% of the stock or a material portion of the assets of the Company or the Bank. The purchase right is not exercisable as of the date hereof. The purchase price per share under the Voting Agreement equalled the value of the Company Common Stock based upon the trading price of Associated Common Stock at the date that the Voting Agreement was requested by Associated. See "Certain Provisions of the Voting Agreement."

         Anti-Takeover Effect of the Voting Agreement. The Voting Agreement may have the effect of discouraging persons who might now or in the future be interested in acquiring all of or a significant interest in the Company from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Company Common Stock than the price per share implicit in the Exchange Ratio. Certain attempts to acquire the Company or an interest in the Company would cause Associated's right to purchase such shares and to receive any premium offered to Party Shareholders.

OTHER RELATED PARTY TRANSACTIONS

         In the ordinary course of conducting their banking and financial services businesses, each of Associated, the Company and their respective subsidiaries, may do business and engage in banking transactions with the other party and its subsidiaries, which may include but not be limited to interests or participation in loans and interbank advances.

MANAGEMENT AFTER THE MERGER

         In the Merger, the Company will be merged into Holding and the separate corporate existence of the Company will cease. Associated will thereby acquire control of the Bank through Holding and the Bank will operate under the name "Associated Bank Lodi."

         The officers and directors of Holding prior to the Merger will continue as officers and directors of the surviving corporation. The directors of the Bank prior to the Effective Time will continue as directors after the Effective Time until their successors shall have been duly elected and qualified.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Exhibit A to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

         The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of the Company and the satisfaction or waiver of the other conditions to the Merger, the Company will be merged with and into Holding. If the Merger Agreement is approved by the shareholders of the Company, the Merger will become effective upon the Effective Time.

         At the Effective Time, pursuant to the Merger Agreement, each outstanding share of the Company Common Stock will be converted into the right to receive 222.892 shares of Associated Common Stock. With regard to the treatment of fractional share interests, see "The Merger - Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares."

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties relating to, among other things, (i) each of Associated's and the Company's and their respective subsidiaries' organization and similar corporate matters; (ii) each of Associated's and the Company's capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and other related matters; (iv) documents filed by Associated with the Commission and each of Associated and the Company with the Federal Reserve Board and state banking authorities and the accuracy of information contained therein; (v) the accuracy of information supplied by each of Associated and the Company in connection with the Registration Statement and this Proxy Statement/Prospectus;
(vi) compliance with laws including employment and lending laws; (vii) no material pending or threatened litigation except as otherwise disclosed in filings by Associated with the Commission and the Company in the regulatory reports; (viii) filing of tax returns and payment of taxes; (ix) certain material contracts and contracts relating to certain employment, consulting and benefits matters of the Company; (x) retirement and other employee plans and matters of the Company relating to ERISA; (xi) the absence of any burdensome contracts, agreements or restrictions; (xii) absence of certain material changes or events since December 31, 1994, relating to the incurrence of a material adverse effect in the business operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) of Associated or its subsidiaries, taken as a whole, and the Company or its subsidiaries, taken as a whole; (xiii) maintenance of books of account and accounting controls, loan documentation and disclosure; (xiv) no action taken that would prevent using the "pooling of interests" method to account for the Merger or which would prevent the Merger from qualifying as a tax-free reorganization under the Code;
(xv) certain environmental matters relating to the properties of the Company;
(xvi) good title to the properties of the Company and its subsidiaries, free of liens except as specified; and (xvii) certain insurance matters.

CERTAIN COVENANTS

         Pursuant to the Merger Agreement, Associated and the Company have each agreed that prior to the Effective Time (and unless the prior written consent of the other shall have been obtained) each of them and their respective subsidiaries will operate their respective businesses in a manner that does not violate any law. In addition, the Company has agreed that prior to the Effective Time, the Company will not propose or adopt any amendments to its corporate charter or bylaws in any way materially adverse to Associated.

         Pursuant to the Merger Agreement, the Company has also agreed that prior to the Effective Time (and unless the prior written consent of Associated shall have been obtained) the Company and its subsidiaries will (i) carry on business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable efforts to preserve intact their business organization and assets (and all rights associated therewith), (iii) use reasonable efforts to maintain and keep their properties in good repair and condition, (iv) use reasonable efforts to keep all insurance and bonds in full force and effect, (v) perform in all material respects all obligations under all material contracts, leases and documents relating to or affecting the assets, properties and business of the Company and its subsidiaries, (vi) purchase and sell securities in accordance with Associated's guidelines, (vii) maintain as of December 31, 1995 and until the Effective Time, a loan loss reserve of not less than 1.75% of period ending loans, (viii) comply with capital requirements specified by Associated, (ix) fully expense on its calendar year 1995 financial statement employee bonuses and all expenses payable as a result of the consummation of the Merger and (x) comply with and perform in all material respects all obligations and duties imposed by all applicable laws. The Company has also agreed that prior to the Effective Time (and unless the prior written consent of Associated shall have been obtained), neither the Company nor its subsidiaries will: (i) grant any increase in compensation or bonuses (other than as specified in the Merger Agreement) or retirement benefits to any employee or otherwise adopt, enter into, amend or modify any employee benefit plan, or enter into or amend any employment, severance or similar agreement with any director or officer (other than as is consistent with the normal severance policy of the Company); (ii) except for a dividend to be declared and paid on or before December 31, 1995 not to exceed $55 per share on 1,404 shares, declare or pay any dividend on its outstanding shares of capital stock; (iii) redeem, purchase or otherwise acquire any shares of the Company capital stock; (iv) merge or consolidate with or into any other corporation or bank; (v) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (vi) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice; (vii) split, combine or reclassify any of the capital stock of the Company or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (viii) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of the Company Common Stock or any rights, warrants or options to acquire, any such shares; (ix) purchase any shares of Associated Common Stock (except in a fiduciary capacity for the account of its customers); (x) change any of its methods of accounting, or methods of reporting income or deductions for federal income tax purposes, in effect at December 31, 1994; (xi) except for the required loan loss reserve, change any lending, investment, liability management or other material policies concerning the business or operations of the Company or any subsidiary in any material respect; (xii) organize any new subsidiaries or enter into any new non-bank line of business or make any material changes in its operations; (xiii) take any action which is or is reasonably likely to adversely effect the ability of Associated or Holding to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby, adversely affect the Company's ability to perform its covenants and agreements under the Merger Agreement or result in any of the conditions to the Merger not being satisfied; (xiv) incur or assume any material obligation or liability, or make any loan (excluding loan renewals of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, the Bank or banking regulators) or investment in an amount greater than $50,000; (xv) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person or entity; (xvi) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon, except (A) liabilities and obligations incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company or its subsidiaries taken as a whole, and (B) as may be required under existing agreements to which the Company or any subsidiary is a party; (xvii) acquire assets (including equipment) or securities in excess of $25,000 in the aggregate (excluding loans to customers and investments permitted above; (xviii) enter into any other contract or agreement involving annual payments by the Company or a subsidiary or the other party or parties thereto in excess of $20,000; (xix) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000 individually; (xx) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000 or in any manner which would restrict in any material respect the operations or business of the Company or its subsidiaries; (xxi) purchase any new financial product or instrument which involves entering into a contract with a term of six months or longer; or
(xxii) take any action or fail to take any action which individually or in the aggregate can be expected to have a material adverse effect (as defined in the Merger Agreement) on the Company or its subsidiaries, taken as a whole.

NO SOLICITATION OF TRANSACTIONS

         The Merger Agreement provides that the Company and its respective subsidiaries will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Competing Transaction or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to take any such action. The Company must promptly notify Associated orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. Notwithstanding the foregoing, the Board of Directors of the Company is not prohibited from (i) furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to the Company if the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders imposed by law, and if prior to furnishing such information to such party, the Company receives from such party an executed confidentiality agreement in reasonably customary form.

         For purposes of the Merger Agreement, a "Competing Transaction" shall mean any of the following involving the Company or any of the Company's subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of assets in a single transaction or series of transactions, excluding from the calculation of such percentage any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of 10% or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for 10% or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHC Act or the Change in Bank Control Act with respect to the Company or its subsidiaries; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of each party to effect the Merger is subject to various conditions which include, in addition to other customary closing conditions, the following: (i) the Merger shall have been approved by the holders of the Company Common Stock; (ii) the Registration Statement shall have been declared effective by the Commission under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement shall have been issued) and Associated shall also have received all other federal and state securities permits and authorizations necessary to issue Associated Common Stock pursuant to the Merger Agreement; (iii) the Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any condition which is not reasonably satisfactory to Associated or the Company, and any waiting periods with respect to the Merger shall have expired; and (iv) there shall not be any injunction or restraining order preventing the consummation of the Merger in effect.

         In addition, Associated's or the Company's respective obligation to effect the Merger is subject to one or more of the following additional conditions (any of which may be waived by such party): (i) the representations and warranties of the other party to the Merger Agreement shall be true and correct in all material respects and the other party shall have performed in all material respects all agreements and covenants required to be performed by it under the Merger Agreement and any agreements entered into in connection therewith, and the other party shall have obtained all material consents and approvals required to consummate the Merger; (ii) there shall not be any pending action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (a) challenging or seeking material damages in connection with the Merger, or the conversion of the Company Common Stock into Associated Common Stock pursuant to the Merger, or (b) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or its subsidiaries of all or any portion of the business or assets of the Company or any of its subsidiaries, which in either case is reasonably likely to have a material adverse effect on either the Company and its subsidiaries, taken as a whole, or Associated and its subsidiaries, taken as a whole; (iii) the parties shall have received the opinion of independent counsel to Associated that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of
Section 368(a) of the Code (see "The Merger - Certain Material Federal Income Tax Consequences," above); (iv) Associated shall have received (x) an opinion from KPMG Peat Marwick LLP to the effect that the Merger qualifies for "pooling of interests" accounting treatment and (y) a letter from Smith & Gesteland with respect to the financial condition of the Company dated (a) the date of the mailing of the Proxy Statement/Prospectus and (b) the Effective Time; (v) the aggregate of (a) fractional share interests in Associated Common Stock to be paid in cash pursuant to the Merger Agreement and (b) the number of shares of Associated Common Stock which would have been issuable pursuant to the Merger Agreement that will not be issued due to the exercise of dissenters' rights is not more than 10% of the maximum aggregate number of shares of Associated Common Stock which could be issuable as a result of the Merger; (vi) Associated and the Company shall have received the opinion of counsel regarding certain issues under the Securities Act and the WBCL; (vii) Associated shall have received from each affiliate of the Company a signed letter regarding certain restrictions on the resale of Associated Common Stock under Rule 145 of the Securities Act; (viii) receipt by Associated of a written environmental evaluation by Associated's environmental consultant of the Company's real property stating that the Company's property complies with environmental laws and that there are no material contingent liabilities; and (ix) that the Company shall have taken reasonably appropriate action in response to any environmental condition identified by Associated's environmental consultant.

         Various conditions to Associated's obligation to consummate the Merger have been satisfied by the Company, including, (i) that all stock options issued by the Company have been exercised, (ii) that the Company has taken certain action with respect to matters related to a Federal Deposit Insurance Corporation compliance report, (iii) that the Company has terminated all employment agreements, (iv) that the Company's consolidated earnings for calendar year 1995 (with certain adjustments) were in excess of $900,000, and
(v) that the Company has become the owner of all issued and outstanding stock of Insurance Agency.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time by the applicable Board of Directors, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company: (i) by mutual consent of Associated and the Company; (ii) by either the Company or Associated (x) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Associated, on the other hand, respectively, set forth in the Merger Agreement, or (y) if any representation or warranty of the Company, on the one hand, or Associated, on the other hand, respectively, shall be discovered to have become untrue in any material respect, in either case which breach or other condition has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach or other condition (provided that the Merger Agreement may not be terminated by the breaching party or party making any representation or warranty which shall have become untrue in any material respect); (iii) by either Associated or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable; (iv) by either Associated or the Company if the Federal Reserve Board or the Wisconsin Commissioner denied approval of the Merger and neither Associated nor the Company has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law; (v) by either Associated or the Company if the Merger has not been consummated by June 30, 1996 for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement; (vi) by Associated if the Company fails to take reasonably appropriate action in response to any environmental condition identified by Associated's environmental consultant; or (vii) by Associated if dissenters' rights are exercised with respect to in excess of 10% of the Company Common Stock.

         In the event of termination of the Merger Agreement by either the Company or Associated, other than as a result of a material breach by the non-terminating party, each party will pay its own expenses and the Merger Agreement will become void and there will be no liability or obligation on the part of Associated or the Company other than under certain specified provisions of the Merger Agreement dealing with confidential treatment of non-public information. In the event of termination of the Merger Agreement by a material breach, in addition to other remedies at law or equity for breach, the party to have breached will reimburse the non-breaching parties their expenses under the Merger Agreement.

AMENDMENT AND WAIVER

         The Merger Agreement may be amended at any time prior to the Effective Time by action taken or authorized by the respective Boards of Directors of Associated and the Company (except that after the Merger Agreement shall have been approved by the shareholders of the Company, no amendment may be entered into which would reduce the amount or change the consideration into which each share of the Company Common Stock shall be converted upon consummation of the Merger without further shareholder approval). At any time prior to the Effective Time, the parties, may extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any of the agreements or conditions contained in the Merger Agreement.

EXPENSES

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense (except that the parties shall share equally in the expense of printing and reproducing for filing the Registration Statement and this Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Merger Agreement), except if the Merger Agreement is terminated due to the breach of the Merger Agreement by either party thereto, then, in addition to other remedies at law or equity for breach of the Merger Agreement, the party so found to have breached the Merger Agreement shall indemnify the other parties for their respective expenses.


                   CERTAIN PROVISIONS OF THE VOTING AGREEMENT

         The following is a brief summary of certain provisions of the Voting Agreement, which is attached as Exhibit B to this Proxy Statement/Prospectus and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Voting Agreement.

         Associated has entered into the Voting Agreement with Party Shareholders of the Company. The Party Shareholders hold 816 shares representing approximately 55% of the total voting power of Company Common Stock. The Voting Agreement provides that the Party Shareholders, in consideration of the substantial expenses incurred by Associated in connection with the Merger Agreement and as a condition to Associated entering into the Merger Agreement, shall vote or cause to be voted or express a written consent with respect to all of such Party Shareholder's shares:

                 (a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, and

                 (b) against any other Competing Transaction at every meeting of shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

         The Voting Agreement also provides that Associated has the exclusive right to purchase any or all of the shares of Company Common Stock owned by each Party Shareholder for $7,578.33 per share, payable in cash, subject to any necessary regulatory approval, after a material breach of the Merger Agreement by the Company or any events or circumstances that lead Associated reasonably to believe that the Company is likely to materially breach the Merger Agreement, a breach by a Party Shareholder, or the acquisition or overtly threatened acquisition of 5% of the stock or a material portion of the assets of the Company or the Bank. The purchase right is not exercisable as of the date hereof. The purchase price per share under the Voting Agreement equalled the value of the Company Common Stock based upon the trading price of Associated Common Stock at the date that the Voting Agreement was requested by Associated.

         The Voting Agreement also provides that:

                 (a) Each of the Party Shareholders agrees that such Party Shareholder will not, nor will such Party Shareholder permit any entity under such Party Shareholder's control to, deposit any of such Party Shareholder's shares in a voting trust or subject any of their shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Voting Agreement.

                 (b) During the term of the Voting Agreement, each Party Shareholder agrees not to sell, assign, transfer or dispose of such Party Shareholder's shares.

         The Voting Agreement shall terminate upon the earlier of (a) the Effective Time of the Merger and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities under the Voting Agreement; provided that termination shall not relieve any party from liability for any breach of the Voting Agreement prior to such termination.

         The Voting Agreement binds the actions of the signatories thereto only in their capacity as shareholders of the Company, and those shareholders/directors of the Company who signed the Voting Agreement were not and could not be contractually bound to abrogate their fiduciary duties as directors of the Company. Accordingly, while such shareholders/directors are, under the Voting Agreement, contractually bound to vote as a shareholder in favor of the Merger and against a Competing Transaction should one be presented, their fiduciary duties as directors nevertheless require them to act, in their capacity as directors, in the best interests of the Company when they decided to approve and adopt the Merger Agreement. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as directors of the Company with respect to any decisions they may take in connection with the Merger of otherwise.

         Assuming compliance with the terms of the Voting Agreement, and provided the Merger Agreement has not been terminated prior to its being voted upon by the shareholders of the Company, the approval and adoption of the Merger Agreement are assured.

                   CERTAIN INFORMATION CONCERNING ASSOCIATED

         Associated is a registered bank holding company pursuant to the BHC Act. It was incorporated in Wisconsin in 1964 and was inactive until 1969, when permission was received from the Federal Reserve Board to acquire three banks. Associated currently owns eight commercial banks located in Wisconsin and Illinois serving their local communities and, measured by total assets held at September 30, 1995 was the third largest commercial bank holding company headquartered in Wisconsin. Associated also owns all of the capital stock of subsidiaries engaged in the following non-banking businesses: personal property lease financing, commercial and residential mortgage banking, trust services, reinsurance and general insurance agency activities.

         Associated provides advice and specialized services to its bank and nonbank subsidiaries (the "Associated Affiliates") in various areas of banking policy and operations, including auditing, data processing, marketing/advertising, investments, personnel services, trust services and other financial services functionally related to banking. Responsibility for the management of the Associated Affiliates remains with their respective Boards of Directors and officers. Services rendered to the Associated Affiliates by Associated are intended to assist the local management of these banks to expand the scope of the banking services offered by them. At September 30, 1995 the Associated Affiliates operated a total of 85 full-service banking offices in 55 communities throughout Wisconsin and in Chicago, Illinois.

         Associated, through the Associated Affiliates, provides a complete range of retail banking services to individuals and small-to-medium-size businesses. These services include checking and savings accounts, NOW, Super NOW and money market deposit accounts, business loans, personal loans, residential and condominium mortgage loans, loans for education, MasterCard, VISA and other consumer-oriented financial services, including IRA and Keogh accounts, safe deposit and night depository facilities. Automated teller machines, which provide 24 hour banking services to customers of the Associated Affiliates, have been installed in many locations in the Associated Affiliates' service areas. The Associated Affiliates are members of an interstate shared automated teller machine ("ATM") network which allows their customers to perform banking transactions from their checking, savings or credit card accounts at ATM terminals in a multi-state environment. Among the services designed specifically to meet the needs of small- and medium-size businesses are various types of specialized financing, cash management services and transfer/collection facilities.

         The Associated Affiliates provide lending, depository and related financial services to commercial, industrial, financial and governmental customers. In the lending area, these include term loans, revolving credit arrangements, letters of credit, inventory and accounts receivable financing and real estate construction lending.

         Additional emphasis is given to non-credit services for commercial customers, such as advice and assistance in the placement of securities, corporate cash management and financial planning. The Associated Affiliates make available check clearing, safekeeping, loan participation, lines of credit, portfolio analyses, data processing and other services to over 140 correspondent banking institutions.

         Five of the Associated Affiliates offer a wide variety of fiduciary, investment management, advisory and corporate agency services to individuals, corporations, charitable trusts, foundations and institutional investors. They also administer (as trustee and in other fiduciary and representative capacities) pension, profit sharing and other employee benefit plans, and personal trusts and estates.

         The Associated Affiliates also provide certain mortgage banking services including the origination, underwriting, closing, and the temporary warehousing of mortgage loans and the sale of loans to investors. The primary focus is on one-to-four-family residential and multi-family properties, all of which the mortgage loans are saleable into the secondary mortgage market.

         Associated and the Associated Affiliates are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on Associated. No material portion of Associated's or the Associated Affiliates' business is seasonal.

         At September 30, 1995 Associated and the Associated Affiliates, as a group, employed approximately 1,733 full-time equivalent employees.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

         The Company is a bank holding company incorporated under the laws of the State of Wisconsin with its principal office in Lodi, Wisconsin. The Company owns all the issued and outstanding stock of the Bank, a Wisconsin banking corporation. The Bank owns all the issued and outstanding stock of SBL Management, a Nevada corporation, and 80% of the issued and outstanding stock of Insurance Agency, a Wisconsin corporation. As of September 30, 1995, the Company had total assets of approximately $66.9 million and the Bank had deposits of approximately $58.4 million.

         The Bank is a full service bank serving the banking needs of the South Central Wisconsin communities of Lodi and Dane. The Bank provides commercial banking services and products, including savings and demand deposits, real estate, commercial and consumer loans, collection and safe deposit facilities and other services tailored to meet the needs of the individual and business customer. The Company owns the Bank's main banking premises located at 102 North Main Street, Lodi, Wisconsin. SBL Management was formed to manage the Bank's investment portfolio. Insurance Agency was formed to market property, casualty and surety coverage to customers of the Bank but has been inactive for several years and has no insurance policies outstanding.

         The Company and the Bank are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on the Company or the Bank. No material portion of the Company or the Bank's business is seasonal.

         At September 30, 1995, the Company and Bank employed approximately 28 full-time and six part-time employees.

OWNERSHIP OF THE COMPANY COMMON STOCK

         The following table sets forth information regarding the beneficial ownership of the Company Common Stock as of the Record Date by each director, certain executive officers, all directors and executive officers of the Company as a group and each person who is known by the Company to be the beneficial owner of more than 5% of the Company Common Stock. The address for Ms. Jimieson and Mr. Klein is the executive offices of the Company.

                                   NAME OF             NUMBER OF    PERCENT
                               BENEFICIAL OWNER         SHARES      OF CLASS
                             --------------------      --------      ------
                          Sherry L. Jimieson  . .       530           35.48%
                          Thomas G. Klein . . . .        81  (1)       5.42%
                          Albert R. Deans . . . .        11              *
                          Larry L. Gehrke . . . .        12              *
                          Alan K. Langeteig . . .        27            1.81%
                          Timothy S. Sweeney  . .        73  (2)       4.89%

                          All Directors and
                          executive officers as a
                          group (6 persons) . . .       734           49.12%

------------
* Less than 1%

(1)      Includes 60 shares held in the name of Mr. Klein's spouse.
(2) Includes 37 shares held by trusts of which Mr. Sweeney is trustee. Also includes 15 shares held by a corporation wholly-owned by Mr. Sweeney's spouse.


                                    EXPERTS

         The consolidated financial statements of Associated as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

         Associated has retained KPMG Peat Marwick LLP to render an opinion on the federal income tax consequences of the Merger and in connection therewith, KPMG Peat Marwick LLP has reviewed the discussion herein entitled "The Merger - Certain Material Federal Income Tax Consequences." Such opinion has been included in the registration statement in reliance upon the authority of said firm as experts in tax matters.

                                 LEGAL OPINIONS

         The validity of the shares issued in connection with the Merger will be passed upon for Associated by Saitlin, Patzik, Frank & Samotny Ltd., Chicago, Illinois and certain legal matters in connection with the Merger will be passed upon for the Company by Sweeney & Sweeney, S.C., Madison, Wisconsin. Mr. Sweeney, a shareholder in Sweeney & Sweeney, S.C., is a director of the Company and is deemed to beneficially own 73 shares or 4.89% of the outstanding shares of the Company.

                             SHAREHOLDER PROPOSALS

         If the Merger is consummated, shareholders of the Company will become shareholders of Associated. Pursuant to Rule 14a-(8) promulgated under the Exchange Act, Associated shareholders may present proper proposals for inclusion in Associated's proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to Associated in a timely manner. Shareholders of the Company who become shareholders of Associated may present proposals for inclusion in Associated's proxy statement for its 1997 Annual Meeting as the date for inclusion in the proxy statement for the 1996 Annual Meeting has already passed.

                                                                       EXHIBIT A

                                                                  CONFORMED COPY





                          AGREEMENT AND PLAN OF MERGER




                                     AMONG




                             ASSOCIATED BANC-CORP,



                          ASSOCIATED BANC-SHARES, INC.


                                      AND




                         SBL CAPITAL BANK SHARES, INC.





                               NOVEMBER 10, 1995

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER


SECTION 1.01.    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
SECTION 1.02.    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
SECTION 1.03.    Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
SECTION 1.04.    Articles of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . .    A-2
SECTION 1.05.    Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
SECTION 1.06.    Conversion of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
SECTION 1.07.    Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-3
SECTION 1.08.    Stock Transfer Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
SECTION 1.09.    Anti-Dilution Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-5

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01.    Organization and Qualification of the Company;
                 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-5
SECTION 2.02.    Articles of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . .    A-6
SECTION 2.03.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-6
SECTION 2.04.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-7
SECTION 2.05.    No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . .    A-7
SECTION 2.06.    Compliance, Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-8
SECTION 2.07.    Banking Reports and Financial Statements . . . . . . . . . . . . . . . . . . . .    A-8
SECTION 2.08.    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . .    A-9
SECTION 2.09.    Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-9
SECTION 2.10.    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-9
SECTION 2.11.    Employment Contracts; Material Contracts . . . . . . . . . . . . . . . . . . . .   A-11
SECTION 2.12.    Registration Statement; Proxy Statement  . . . . . . . . . . . . . . . . . . . .   A-11
SECTION 2.13.    Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-11
SECTION 2.14.    Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .   A-12
SECTION 2.15.    Absence of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-13
SECTION 2.16.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-13
SECTION 2.17.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-14
SECTION 2.18.    Absence of Adverse Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .   A-14
SECTION 2.19.    Internal Controls and Records  . . . . . . . . . . . . . . . . . . . . . . . . .   A-14
SECTION 2.20.    Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-14
SECTION 2.21.    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-15
SECTION 2.22.    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-15
SECTION 2.23.    Accounting and Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-15
SECTION 2.24.    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-15
SECTION 2.25.    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-15

                                  ARTICLE III

                       REPRESENTATLONS AND WARRANTLES OF
                                   ASSOCIATED

SECTION 3.01.    Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . .   A-16
SECTION 3.02.    Articles of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . .   A-16
SECTION 3.03.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-16
SECTION 3.04.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-16
SECTION 3.05.    No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . .   A-16
SECTION 3.06.    Compliance; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-17
SECTION 3.07.    Securities Reports; Financial Statements . . . . . . . . . . . . . . . . . . . .   A-17
SECTION 3.08.    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . .   A-18
SECTION 3.09.    Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-18
SECTION 3.10.    Registration Statement; Proxy Statement  . . . . . . . . . . . . . . . . . . . .   A-18
SECTION 3.11.    Absence of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-18
SECTION 3.12.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-19
SECTION 3.13.    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-19
SECTION 3.14.    Accounting and Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-19
SECTION 3.15.    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-19

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

SECTION 4.01.    Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-20
SECTION 4.02.    Negative Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
SECTION 4.03.    Letter of the Company's Accountants  . . . . . . . . . . . . . . . . . . . . . . . A-23
SECTION 4.04.    Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-23
SECTION 4.05.    Affiliates; Accounting and Tax Treatment     . . . . . . . . . . . . . . . . . .   A-23
SECTION 4.06.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-24
SECTION 4.07.    Delivery of Shareholder List . . . . . . . . . . . . . . . . . . . . . . . . . .   A-24

                                   ARTICLE V

                            COVENANTS OF ASSOCIATED

SECTION 5.01.    Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-24
SECTION 5.02.    Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-24
SECTION 5.03.    Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . .   A-25

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

SECTION 6.01.    Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-25
SECTION 6.02.    Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-25
SECTION 6.03.    Appropriate Action; Consents; Filings  . . . . . . . . . . . . . . . . . . . . .   A-26
SECTION 6.04.    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . .   A-26
SECTION 6.05.    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-26
SECTION 6.06.    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-26

                                  ARTICLE VII

                              CONDITIONS OF MERGER

SECTION 7.01.    Conditions to Obligation of Each Party to Effect
                 the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-27
SECTION 7.02.    Additional Conditions to Obligations of Associated . . . . . . . . . . . . . . .   A-27
SECTION 7.03.    Additional Conditions to Obligations of the Company  . . . . . . . . . . . . . .   A-29

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-30
SECTION 8.02.    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-31
SECTION 8.03.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-31
SECTION 8.04.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-31

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01.    Non-Survival of Representations, Warranties
                 and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-32
SECTION 9.02.    Disclosure Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-32
SECTION 9.03.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-32
SECTION 9.04.    Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-33
SECTION 9.05.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-33
SECTION 9.06.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-33
SECTION 9.07.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-33
SECTION 9.08.    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-34
SECTION 9.09.    Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-34
SECTION 9.10.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-34
SECTION 9.11.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-34

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of November 10, 1995 (the "Agreement"), among ASSOCIATED BANC-CORP, a Wisconsin corporation
("Associated"), ASSOCIATED BANC-SHARES, INC., a Wisconsin corporation ("Holding") and SBL CAPITAL BANK SHARES, INC., a Wisconsin corporation ("Company").

                              W I T N E S S E T H:

         WHEREAS, the Company is a bank holding company, the wholly owned subsidiary of which is the State Bank of Lodi, a Wisconsin state chartered bank located in Lodi, Wisconsin (the "Bank"); and

         WHEREAS, the Bank has two wholly owned subsidiaries, SBL Management Corp. ("SBL Management") and Lodi Insurance Agency, Inc., ("Insurance Agency"). The Bank and its subsidiaries, SBL Management and Insurance Agency, are sometimes individually referred to herein as a "Subsidiary" and collectively as the "Subsidiaries;" and

         WHEREAS, the Company upon the terms and subject to the conditions of this Agreement and in accordance with the Wisconsin Business Corporation Act ("Wisconsin Law"), will merge with and into Holding, a wholly owned subsidiary of Associated (the "Merger"); and

         WHEREAS, the Company and its Board of Directors have determined that the Merger will enhance the ability of the Bank to better serve its existing depositors and customers in Lodi, Wisconsin, and increase the financial strength of the Bank; and

         WHEREAS, the Board of Directors of the Company believes that the Merger with Holding will benefit the shareholders and the employees of the Company and the Subsidiaries; and

         WHEREAS, the respective Boards of Directors of Associated, Holding and the Company have (i) determined that the Merger and the exchange of newly issued shares of Associated Common Stock (as defined in Section 1.06) for shares of the Company's Common Stock (as defined in Section 1.06) pursuant and subject to the terms and conditions of this Agreement are fair to and in the best interests of the respective corporations and their shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby; and

         WHEREAS, the Board of Directors of the Company has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the Merger by the shareholders of the Company; and

         WHEREAS, Associated, Holding and the Company intend to effect a merger that qualifies for pooling-of-interests accounting treatment and as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, as a condition and inducement to Associated's willingness to enter into this Agreement, Associated and certain shareholders of the Company are entering into concurrently with the execution and delivery hereof, a Voting Agreement dated as of the date hereof (the "Voting Agreement"), pursuant to which such shareholders shall make certain agreements with respect to the voting of their shares of Company Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Associated, Holding and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Wisconsin Law, at the Effective Time (as defined in Section 1.02) the Company shall be merged with and into Holding. As a result of the Merger, the separate corporate existence of the Company shall cease and Holding shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.02. Effective Time. The parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Wisconsin, in such form as required by, and executed in accordance with the relevant provisions of Wisconsin Law (a) after the satisfaction, or if permissible, waiver of conditions set forth in Article VII, and (b) as promptly as possible within the sixty (60) day period commencing with the latest of the following dates:

                 (i) The 30th calendar day after the date of approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board");

                 (ii) Such date as may be prescribed by the Federal Reserve Board or any other agency or authority pursuant to applicable law, rules or regulations, prior to which consummation of the transaction described and referred to herein may not be effected;

                 (iii) The date of the shareholders' meeting of the Company to vote upon the Merger pursuant to Section 6.02; or

                 (iv) If the transaction contemplated by this Agreement is being contested in any legal proceeding and Associated or the Company has elected to contest the same, the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Associated or the Company, to the consummation of the transaction contemplated hereby.

                 The date and time of the filing of the Articles of Merger is hereinafter referred to as the "Effective Time." Anything to the contrary notwithstanding, the Effective Time shall not under any circumstances occur prior to January 15, 1996.

         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Wisconsin Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Holding and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Holding and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and the Bylaws of Holding, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         SECTION 1.05. Directors and Officers. The directors of Holding immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Holding immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Associated, Holding, the Company, or the holders of any of the following securities:

                 (a) each Share of common stock, par value $.10 per share, of the Company (the "Company Common Stock") (all issued and outstanding shares of the Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.06(b) and other than any Dissenting Shares, as defined in Section 1.06(c)) shall be converted, in accordance with Section 1.07, into the right to receive 222.892 shares of common stock, par value $.01 per share, of Associated ("Associated Common Stock"). As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of Associated Common Stock into which such Company Common Stock is convertible. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Associated Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.07, without interest. No fractional shares of Associated Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.07 hereof.

                 (b) each Share held in the treasury of the Company and each Share owned by Associated or any direct or indirect wholly owned subsidiary of Associated immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                 (c) each Share of the Company Common Stock which shall be issued and outstanding as of the Effective Time and held by a shareholder who has validly perfected dissenter's rights in accordance with Wisconsin Law, shall not be converted into and shall not become Associated Common Stock hereunder (all such shares of the Company Common Stock are hereinafter called "Dissenting Shares"). The Company shall give Associated prompt notice upon receipt by the Company of any written notice from any such shareholder of the Company ("Dissenting Shareholder"). The Company agrees that prior to the Effective Time, it will not, except with prior written consent of Associated, voluntarily make any payment with respect to, or settle or offer to settle, any request for withdrawal pursuant to the exercise of dissenter's rights. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of applicable law, to payment for his or her shares of the Company Common Stock shall receive payment therefor from Associated (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of applicable law). If any Dissenting Shareholder shall fail to perfect or shall effectively withdraw or lose his or her right to receive the value of his or her shares of Associated Common Stock, his or her shares shall be thereupon converted into Associated Common Stock in accordance with the provisions of Section 1.06(a) and, if applicable, cash under
         Section 1.07(e).

         SECTION 1.07.  Exchange of Certificates.

                 (a) Exchange Agent. As of the Effective Time, Associated shall deposit, or shall cause to be deposited, with a bank or trust company designated by Associated and acceptable to the Company (the "Exchange Agent"), and such deposit shall be solely for the benefit of the holders of Shares, for exchange in accordance with this Article I through the Exchange Agent, certificates representing the shares of Associated Common Stock (such certificates for shares of Associated Common Stock, and cash in lieu of fractional shares (if any), together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
         Section 1.06 in exchange for outstanding Shares.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive shares of Associated Common Stock pursuant to Section 1.06 and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Associated may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of fractional shares (if any), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Certificates surrendered for exchange by any affiliate of the Company shall not be exchanged for certificates representing shares of Associated Common Stock until Associated has received a written agreement from such person as provided in Section 4.05 hereof. Until surrendered as contemplated by this Section 1.07, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as contemplated by Section 1.07(e).

                 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Associated Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Associated Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.07(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Associated Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Associated Common Stock to which such holder is entitled pursuant to
         Section 1.07(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Associated Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Associated Common stock.

                 (d) No Further Rights in the Shares. All shares of Associated Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.07(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

                 (e) No Fractional Shares No certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Associated. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the "Daily Average Price." For purposes hereof, the "Daily Average Price" shall mean the average of the daily closing prices of a share of Associated Common Stock as quoted on the NASDAQ National Market during the ten consecutive trading days commencing on the first business day following the date the Federal Reserve Board issues an order approving consummation of the Merger.

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Associated, upon demand, and any shareholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

                 (g) No Liability. Neither Associated, Holding or the Company shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

                 (h) Withholding Rights. Associated shall be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of Shares such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Associated, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Associated.

         SECTION 1.08. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of the Company's Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of the Company's Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Associated for any reason shall be converted into shares of Associated Common Stock in accordance with this Article I.

         SECTION 1.09. Anti-Dilution Adjustment. If, subsequent to the date hereof and prior to the Effective Time, Associated shall pay a stock dividend or make a distribution on Associated Common Stock in shares of Associated Common Stock or any security convertible into Associated Common Stock or shall combine or subdivide its stock, then in each such case, from and after the record date for determining the shareholders entitled to receive such dividend or distribution or the securities resulting from such combination or subdivision, an appropriate adjustment shall be made to the conversion ratio set forth in Section 1.06 above, for purposes of determining the number of shares of Associated Common Stock into which the Company's Common Stock shall be converted. For purposes hereof, the payment of a dividend in Associated Common Stock, or the distribution on Associated Common Stock in securities convertible into Associated Common Stock, shall be deemed to have effected an increase in the number of outstanding shares of Associated Common Stock equal to the number of shares of Associated Common Stock into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities. Notwithstanding the foregoing, this Section shall not apply to any stock options issued under option plans of Associated existing as of the date of this Agreement.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Disclosure Schedule attached hereto (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Associated and Holding that:

         SECTION 2.01. Organization and Qualification of the Company; Subsidiaries. The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin. The Bank is duly organized, validly existing and in good standing under the laws of the State of Wisconsin. SBL Management is duly organized, validly existing and in good standing under the laws of the State of Nevada. Insurance Agency is duly organized and validly existing under the laws of the State of Wisconsin. The Bank is and has been the only subsidiary of the Company. SBL Management and Insurance Agency are and have been the only subsidiaries of the Bank. The Company and Subsidiaries each has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company and the Subsidiaries, taken as a whole. The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities). Neither the Company nor any Subsidiary has received notice of proceedings relating to the revocation or modification of any Company Approvals. The Company, the Bank, SBL Management and Insurance Agency are duly qualified or licensed as a foreign corporations to do business, and are in good standing, in each jurisdiction where the character of their properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole. The Company is registered with the Federal Reserve Board as a one bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Except for the Subsidiaries, the Company holds no interest, either directly or indirectly, in any other entity.

         SECTION 2.02. Articles of Incorporation and Bylaws. The Company has heretofore furnished to Associated a complete and correct copy of the Articles of Incorporation and the Bylaws, as amended or restated, of the Company and the Subsidiaries and such Articles of Incorporation and Bylaws of the Company and the Subsidiaries are in full force and effect and neither the Company nor its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws.

         SECTION 2.03.  Capitalization.

                 (a) Capitalization of the Company. The authorized capital stock of the Company consists of 9,000 shares of Common Stock, par value $ .10 per share. As of the date of this Agreement, (i) 1,404 shares of the Company's Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable (except as provided in section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and all of which have been issued in compliance with applicable securities laws, and (ii) no shares of the Company's Common Stock are held in the Company's treasury. Except as set forth in the Company's Disclosure Schedule at Section 2.03(a), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company. Upon exercise of existing stock options, 1,494 shares of the Company's Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and non-assessable (except as provided in section 180.0622(2)(b) of the Wisconsin Business Corporation Law) and all of which will be issued in compliance with applicable securities laws. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the Company's Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                 (b) Capitalization of the Bank. The authorized capital stock of the Bank consists of 500 shares of common stock, par value $300 per share. As of the date of this Agreement, (i) 500 shares of the Bank's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued in compliance with applicable securities laws, and (ii) the Company owns all of the Bank's capital stock. As of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Bank or obligating the Bank to issue or sell any shares of capital stock of, or other equity interests in the Bank. There are no obligations, contingent or otherwise, of the Bank to repurchase, redeem or otherwise acquire any shares of the Bank's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                 (c) Capitalization of SBL Management and Insurance Agency. The authorized capital stock of SBL Management consists of 25,000 shares of common stock, par value $1.00 per share. As of the date of this Agreement, (i) 100 shares of SBL Management's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued in compliance with applicable securities laws, and (ii) the Bank owns all of SBL Management's issued and outstanding capital stock. The authorized capital stock of Insurance Agency consists of 56,000 shares of common stock, par value $1.00 per share. As of the date of this Agreement, (i) 100 shares of Insurance Agency's common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable (except as provided in section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and all of which have been issued in compliance with applicable securities laws, and (ii) the Bank owns 80 shares of Insurance Agency's issued and outstanding capital stock. As of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of SBL Management or Insurance Agency or obligating SBL Management or Insurance Agency to issue or sell any shares of capital stock of, or other equity interests in SBL Management or Insurance Agency. There are no obligations, contingent or otherwise, of SBL Management or Insurance Agency to repurchase, redeem or otherwise acquire any shares of SBL Management's or Insurance Agency's capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         SECTION 2.04. Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of the Company's Common Stock in accordance with Wisconsin Law and the Company's Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Associated and Holding, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

         SECTION 2.05.  No Conflict; Required Filings and Consents.

                 (a) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company or the Subsidiaries, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or the Subsidiaries, or by which their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole. The Board of Directors of the Company has taken all actions necessary under Wisconsin Law, including approving the transactions contemplated herein, to insure that none of the restrictions set forth in Wisconsin Law do or will apply to the transactions contemplated herein.

                 (b) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), BHCA, the banking laws and regulations of the State of Wisconsin (the "WBL"), and the filing and recordation of appropriate merger or other documents as required by Wisconsin Law and
         (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

         SECTION 2.06. Compliance; Permits. To the best knowledge of the Company after inquiry of its executive officers, neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (a) any law applicable to the Company or any Subsidiary or by which any of their respective properties are bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

         SECTION 2.07.  Banking Reports and Financial Statements.

                 (a) The Company and the Subsidiaries have timely filed all forms, reports and documents required to be filed with the Federal Reserve Board, the Wisconsin Commissioner and any other applicable federal or state authorities (all such reports and statements are collectively referred to as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) delivered to Associated whether or not contained in the Company Reports (the "Financial Statements"), including, but not limited to, any Company Reports filed since the date of this Agreement and prior to or at the Effective Time, have been prepared in accordance with accounting principles applied on a consistent basis throughout the periods involved and each fairly presents the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                 (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1994, including all notes thereto (the "Company Balance Sheet"), neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1994, that would not, individually or in the aggregate have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, or (ii) as otherwise reflected in the reports referred to in Section 2.07(a) hereof.

         SECTION 2.08. Absence of Certain Changes or Events. Except as disclosed in the Financial Statements since December 31, 1994, to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1994, there has not been (a) any change in the financial condition, results of operations or business of the Company or the Subsidiaries having a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or the Subsidiaries having a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, (c) any change by the Company or the Subsidiaries in their accounting methods, principles or practices, except for compliance with applicable new requirements of the Financial Accounting Standards Board, (d) any revaluation by the Company or the Subsidiaries of any of their material assets in any material respect, (e) any entry by the Company or any Subsidiary into any commitment or transactions material to the Company or the Subsidiaries, taken as a whole, (f) any declaration, setting aside or payment of any dividends or distributions in respect of shares of the Company's Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Subsidiary, or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in compensation payable or to become payable to any officers or key employees of the Company or any of the Subsidiaries.

         SECTION 2.09. Absence of Litigation. Except as disclosed in the Company Reports filed prior to the date of this Agreement: (a) neither the Company nor any Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, except for matters which individually seek damages not in excess of $20,000 and which otherwise will not have, and cannot reasonably be expected to have, a Material Adverse Effect on the Company or the Subsidiaries taken as a whole, and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to the Company or any Subsidiary as a result of the examination by any regulatory authority.

         SECTION 2.10.   Employee Benefit Plans.

                 (a) The Company Disclosure Schedule at Section 2.10 lists all "employee pension benefit plans," as such term is defined in section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or any Subsidiary (the "Pension Plans"). The term "Pension Plan" shall also include any terminated "employee pension benefit plan" previously maintained, sponsored or contributed to by the Company or any Subsidiary which, as of the Effective Time, has not distributed all of its assets in full satisfaction of accrued benefits and/or obligations.

                 (b) The Company Disclosure Schedule at Section 2.10 lists all "employee welfare benefit plans," as defined in ERISA section 3(1) without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by the Company or any Subsidiary (the "Welfare Plans"). The term "Welfare Plans" shall also include any terminated employee welfare benefit plan previously maintained, sponsored or contributed to by the Company or any Subsidiary which, as of the Effective Time, has not distributed all of its assets and/or satisfied all of its obligations.

                 (c) The Company has made available to Associated true and complete copies of the documents governing each of the Pension Plans and Welfare Plans as in effect at the Effective Time.

                 (d) The Company Disclosure Schedule at Section 2.10 lists all plans or programs to provide fringe benefits to the Company's and Subsidiaries' employees (other than Pension Plans and Welfare Plans) including, but not limited to, vacation, sick leave, disability, medical, hospitalization, life insurance and other insurance plans or related benefits (the "Fringe Benefit Plans").

                 (e) The Company has made available to Associated true and complete copies of the documents governing each Fringe Benefit Plan.

                 (f) The Company has no direct or indirect, formal or informal, plan, fund or program to change any Pension Plan, Welfare Plan or Fringe Benefit Plan that would affect any of the Company's or any Subsidiary's employees. Neither the Company nor any Subsidiary has made a material modification, within the meaning of ERISA section 102 and the regulations thereunder, to any existing Pension Plan, Welfare Plan or Fringe Benefit Plan which is not set forth in the Pension Plan, Welfare Plan or Fringe Benefit Plan documents provided to Associated.

                 (g) For purposes of this Section 2.10, "Company" shall include the Company, the Subsidiaries and all members of any controlled group of corporations (within the meaning of Code section 414(b), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001), any group of trades or businesses under common control (within the meaning of Code section 414(c), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001) and any affiliated service group (within the meaning of Code section 414(m) and relevant Treasury Regulations and proposed Treasury Regulations) of which the Company or any Subsidiary is a member.

                 (h) Neither the Company nor any Subsidiary has ever been obligated to contribute to any multi-employer plan within the meaning of ERISA section 3(37).

                 (i) To the Company's knowledge, the Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts and other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans have been administered in all respects in compliance with the applicable requirements of ERISA, the Code, the plan documents and all other applicable rules, regulations and laws. The Pension Plans, Welfare Plans and Fringe Benefit Plans and the trusts or other funding vehicles related to the Pension Plans, Welfare Plans and Fringe Benefit Plans meet all applicable requirements, in form and in operation, for favorable tax treatment under the Code.
         All required contributions pursuant to the Pension Plans, Welfare Plans and Fringe Benefit Plans for all periods prior to the Effective Time have been made or will be made prior to the Effective Time.
         There are no pending or, to the Company's knowledge, threatened claims, lawsuits or arbitrations which have been asserted or instituted against the Pension Plans, Welfare Plans or Fringe Benefit Plans or any fiduciaries thereof with respect to their duties to the Pension Plans, Welfare Plans or Fringe Benefit Plans or the assets of any of the trusts under any Pension Plans, Welfare Plans or Fringe Benefit Plans. No representations or communications with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under the Pension Plans, Welfare Plans or Fringe Benefit Plans have been made to the Company's or Subsidiaries' employees other than those which are in accordance with the terms of such Pension Plans, Welfare Plans or Fringe Benefit Plans in effect immediately prior to the Effective Time.

                 (j) With respect to any Welfare Plan which is a "group health plan" as defined in Code section 4980B, the Company or Subsidiary in question has complied with the continuation coverage requirements of Code section 4980B for any periods prior to the Effective Time.

                 (k) The Company has furnished to Associated copies of all documents relating to the Pension Plans, Welfare Plans or Fringe Benefit Plans, including, but not limited to, the following: any service provider agreements, any investment management agreements, fiduciary insurance policies, fidelity bonds, rules, regulations or policies of the trustees or any committee thereunder, all of which are true and complete.

                 (l) Since December 31, 1974, no fiduciary of the Pension Plans or Welfare Plans has engaged in any "prohibited transaction" (as defined in ERISA section 406 or Code section 4975) nor has any fiduciary breached any fiduciary responsibility, as described in Part 4 of Title I of ERISA with respect to such Pension Plans or Welfare Plans.

                 (m) The Company has no knowledge of the occurrence of any event with respect to any Pension Plan which could result in a liability of the Company, any Subsidiary or any member of the Company's controlled group to the Pension Benefit Guaranty Corporation ("PBGC"), other than the timely payment of premiums pursuant to section 4007 of ERISA. All required PBGC premiums have been paid for the periods through the Effective Time.

                 (n) Except as reflected in the Company Disclosure Schedule at Section 2.10(n), no Welfare Plan or Fringe Benefit Plan provides any form of post-retirement health benefits to retired employees of the Company or any Subsidiary, other than benefits required to be provided pursuant to Code section 4980B.

         SECTION 2.11. Employment Contracts; Material Contracts. Except as set forth in the Company Disclosure Schedule at Section 2.11, neither the Company nor any Subsidiary is a party to or bound by (a) any employment or consulting contract, (b) any contract or commitment for capital expenditures in excess of $10,000 for any one (1) project, or (c) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement.

         SECTION 2.12. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion in (a) the Registration Statement (as defined in Section 6.01), (b) the Proxy Statement/ Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the Securities and Exchange Commission (the "SEC") or other regulatory authority in connection with the transactions contemplated hereby, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Company's shareholders meeting (pursuant to Section 6.02) (the "Meeting") shall be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting.

         SECTION 2.13.  Title to Property.  The Company Disclosure Schedule at
Section 2.13 correctly identifies all real property owned and leased by the Company and the Subsidiaries. The Company and each of the Subsidiaries has good and defensible title to all of their properties and assets, real and personal, tangible and intangible free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as to not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; and all leases pursuant to which the Company or any Subsidiary leases from others real or personal property including, without limitation, leases for branch offices are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or any Subsidiary has not taken adequate steps to prevent such a default from occurring). The Company's and each Subsidiary's buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. None of the buildings, structures or appurtenances owned or leased by the Company or any Subsidiary for their operation or maintenance as now operated or maintained, contravenes any zoning ordinances or other administrative regulations (whether or not permitted because of prior non-conforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially and adversely affect the value thereof.

         SECTION 2.14.  Compliance with Environmental Laws.

                 (a) The term "Company's Property" shall mean any real property and improvements currently owned, leased, used, operated or occupied by the Company or any Subsidiary, including properties acquired by foreclosure, properties which the Bank has a present right to acquire upon foreclosure and which are owned by customers of the Bank who have received written notification of default, or properties held or operated in a fiduciary or managerial capacity;

                 (b) The term "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or Environmental Permit;

                 (c) The term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process wastewater or the disposal of solid or hazardous waste or otherwise relating to the environment or hazardous substances or employee health and safety.

                 (d) The term "Environmental Permits" shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                 (e) The term "Hazardous Substances" shall mean all hazardous and toxic substances, wastes and materials; any pollutants or contaminants (including, without limitation, petroleum products, asbestos and raw materials which include hazardous constituents); and any other similar substances or materials which are regulated under Environmental Laws.

                 (f) The Environmental Permits (if any) are in full force and effect and, to the Company's knowledge, constitute all permits, licenses, approvals and consents relating to Environmental Laws or Hazardous Substances required for the conduct of the Company's and Subsidiaries' businesses and the use of the Company's Property (as presently conducted and used) in compliance with Environmental Laws.

                 (g) The Company and the Subsidiaries have filed all reports, returns and other filings required to be filed with respect to the Company's Property under Environmental Laws and the Environmental Permits except where the failure to do so would not have a Material Adverse Effect on the Company's or Subsidiaries' businesses or financial condition, taken as a whole. The Company and/or the Subsidiaries have made no environmental filings after January 1, 1995.

                 (h) To the Company's knowledge, the business of the Company and the Subsidiaries and the Company's Property have been and are being operated by the Company in accordance with all

         Environmental Laws and Environmental Permits. Neither the Company nor any of the Subsidiaries has received any written notice nor does the Company or any of the Subsidiaries have knowledge that the Company's Property is not in material compliance with all Environmental Laws and Environmental Permits and no proceeding for the suspension, revocation or cancellation of any Environmental Permit is pending or, to the Company's knowledge, threatened.

                 (i) There are no actions pending, or to the Company's knowledge, threatened against the Company or any of the Subsidiaries (naming the Company or any Subsidiary), which in any case assert or allege (i) the Company or any Subsidiary (naming the Company or any Subsidiary) violated any Environmental Law or Environmental Permit or are in default with respect to any Environmental Permit or any order, writ, judgment, variance, award or decree of any government authority;
         (ii) the Company or any of the Subsidiaries is required to clean up or take remedial or other response action due to the disposal, discharge or other release of any Hazardous Substance on the Company's Property or elsewhere; or (iii) the Company or any of the Subsidiaries is required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises out of or is related to the disposal, discharge or other release or any Hazardous Substance by the Company, the Subsidiaries or others. The Company, the Subsidiaries and the Company's Property are not subject to any judgment, stipulation, order, decree or agreement arising under Environmental Laws.

                 (j) To the Company's knowledge, with respect to the period during which the Company or any of the Subsidiaries occupied the Company's Property, (i) no Hazardous Substances have been treated, recycled or disposed of by the Company or any of the Subsidiaries (intentionally or unintentionally) on, under or at the Company's Property; (ii) there has been no release or threatened release by the Company or any of the Subsidiaries of any Hazardous Substance from the Company's Property; and (iii) there have been no activities on the Company's Property which would subject Associated, Holding, the Subsidiaries, or any subsequent occupier of the Company's Property to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or common law theory of liability.

         SECTION 2.15. Absence of Agreements. Neither the Company nor any Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or any Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or any Subsidiary may carry on its business), or in any manner relates to its capital adequacy, its credit policies or its management nor has the Company or any Subsidiary been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

         SECTION 2.16. Taxes. The Company and the Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by them, and the Company and the Subsidiaries have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (a) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (b) customs duties, imposts, charges, levies or other similar assessments of any kind, and (c) interest, penalties and additions to tax imposed with respect thereto, and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Company's Balance Sheet are adequate to cover all Taxes accruable by the Company and the Subsidiaries on a consolidated basis through the date thereof (including Taxes being contested). Except as may be set forth in the Company Disclosure Schedule at Section 2.16, no agreements relating to allocating or sharing of Taxes exist between the Company and the Subsidiaries.

         SECTION 2.17. Insurance. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by the Company and the Subsidiaries have been delivered to Associated. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are and shall remain valid, outstanding and enforceable policies, and will not be terminated prior to the Effective Time. To the best knowledge of the Company, the insurance policies to which the Company or the Subsidiaries are parties are sufficient for compliance with all material requirements of law and all material agreements to which the Company or the Subsidiaries are parties and will be maintained by the Company and the Subsidiaries until the Effective Time. Neither the Company nor any Subsidiary has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

         SECTION 2.18. Absence of Adverse Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a Material Adverse Effect on the financial condition, results or operations, assets, business or prospects of the Company or the Subsidiaries, taken as a whole.

         SECTION 2.19. Internal Controls and Records. The Company and each Subsidiary maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded. There is no amendment to any lending agreement, collateral document or security which is not fully reflected in the books and records of the Company or the Subsidiaries.

         SECTION 2.20. Loans. Except as disclosed in the Company Disclosure Schedule at Section 2.20, (a) the Bank is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company or the Subsidiaries or banking regulators; (b) neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company or any Subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (c) neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

         SECTION 2.21. Labor Matters. Except as will not cause a Material Adverse Effect to the Company or the Subsidiaries (a) the Company and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company or any Subsidiary; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or any Subsidiary; and (e) neither the Company nor any Subsidiary is experiencing any material work stoppage.

         SECTION 2.22. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Subsidiaries.

         SECTION 2.23.  Accounting and Tax Matters.

                 (a) To the best knowledge of the Company, neither the Company nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combinations to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

                 (b) To the best knowledge of the Company, there is no plan or intention on the part of shareholders of the Company who will receive Associated Common Stock to sell or otherwise dispose of an amount of Associated Common Stock to be received in the Merger which would reduce their ownership of Associated Common Stock to a number of shares having in the aggregate a value at the time of the Merger of less than fifty percent (50%) of the total value of the Company's Common Stock outstanding immediately prior to the Merger.

         SECTION 2.24. Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of the Company to Associated in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 2.25. Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of the Company's Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF ASSOCIATED

         Except as set forth in the Disclosure Schedule attached hereto (the "Associated Disclosure Schedule"), Associated hereby represents and warrants to the Company that:

         SECTION 3.01. Organization and Qualification. Associated and Holding are bank holding companies duly organized and validly existing under the laws of the State of Wisconsin. Associated and Holding are registered with the Federal Reserve Board as bank holding companies under the BHCA. Associated and Holding have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Associated Approvals") necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, including appropriate authorizations from the Federal Reserve Board, except where the failure to be so organized and existing or to have such power, authority and Associated Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Associated or Holding, taken as a whole. Associated has not received any notice of proceedings relating to the revocation or modification of any such Associated Approvals. Associated and Holding are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated or Holding taken as a whole.

         SECTION 3.02. Articles of Incorporation and Bylaws. Associated and Holding have heretofore furnished to the Company a complete and correct copy of their respective Articles of Incorporation and the Bylaws, as amended or restated. Such Articles of Incorporation and Bylaws are in full force and effect. Associated and Holding are not in violation of any of the provisions of their Articles of Incorporation or Bylaws.

         SECTION 3.03. Capitalization. The outstanding capital stock of Associated is, and the shares of Associated Common Stock to be issued pursuant to the Merger, when so issued, will be, duly authorized, validly issued, fully paid and non-assessable (except as provided in section 180.0622(2)(b) of Wisconsin Business Corporation Law) and have not, and will not have, been issued in violation of the preemptive rights of any person.

         SECTION 3.04. Authority. Associated and Holding have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Associated and Holding and the consummation by Associated and Holding of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Associated and Holding and no other corporate proceedings on the part of Associated or Holding are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by Associated and Holding and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Associated and Holding.

         SECTION 3.05.  No Conflict; Required Filings and Consents.

                 (a) To the best knowledge of Associated, the execution and delivery of this Agreement by Associated and Holding does not, and the performance of this Agreement by Associated and Holding shall not,
         (i) conflict with or violate the Articles of Incorporation or Bylaws of Associated or Holding, (ii) conflict with or violate any laws applicable to Associated or Holding or by which their properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Associated or Holding pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated or Holding is a party or by which Associated, Holding or their properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Associated or Holding, taken as a whole.

                 (b) To the best knowledge of Associated, the execution and delivery of this Agreement by Associated and Holding do not, and the performance of this Agreement by Associated and Holding shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the WBL, and the filing and recordation of appropriate merger or other documents as required by Wisconsin Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Associated and Holding from performing their obligations under this Agreement, and would not have a Material Adverse Effect on Associated or Holding, taken as a whole.

         SECTION 3.06. Compliance; Permits. To the best knowledge of Associated, neither Associated nor Holding is in conflict with, or in default or violation of (a) any Law applicable to Associated or Holding or by which their property is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated or Holding is a party or by which Associated or Holding or any of their properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Associated or Holding, taken as a whole.

         SECTION 3.07.  Securities Reports; Financial Statements.

                 (a) As of the date of this Agreement, Associated has delivered to the Company in the form filed with the SEC (x)(i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1991, 1992, 1993, and 1994, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, and June 30, 1995,
         (iii) all definitive proxy statements relating to Associated's meetings of shareholders (whether annual or special) held since December 31, 1990, (iv) all Reports on Form 8-K filed by Associated with the SEC since December 31, 1990, (v) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above and registration statements on Form S-8 filed by Associated with the SEC since December 31, 1990) and (vi) all amendments and supplements to all such reports and registration statements filed by Associated with the SEC since December 31, 1990 (collectively, the "Associated SEC Reports"). The Associated SEC Reports, including all Associated SEC Reports filed after the date of this Agreement, (y)(i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Associated SEC Reports, including any Associated SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Associated and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                 (c) Except as and to the extent set forth on the consolidated balance sheet of Associated and its subsidiaries as of December 31, 1994, including all notes thereto (the "Associated Balance Sheet"), neither Associated nor its subsidiaries have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1994, that would not, individually or in the aggregate, have a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, or (ii) as otherwise reflected in the reports referred to in clause (x)(ii) of Section 3.07(a) hereof.

         SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Associated SEC Reports filed prior to the date of this Agreement, since December 31, 1994, to the date of this Agreement, Associated and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1994, there has not been (a) any change in the financial condition, results of operations or business of Associated or its subsidiaries having a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Associated or its subsidiaries having a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, (c) any change by Associated in its accounting methods, principles or practices, (d) any revaluation by Associated of any of its material assets in any material respect, or (e) to the date of this Agreement, any entry by Associated or any of its subsidiaries into any commitment or transactions material to Associated or its subsidiaries, taken as a whole.

         SECTION 3.09. Absence of Litigation. Except as disclosed in the Associated Disclosure Schedule at Section 3.09 and in the Associated SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration, investigation, or controversy of any kind affecting Associated or any of Associated's subsidiaries pending or, to the knowledge of Associated, threatened, except for matters which individually seek damages not in excess of $100,000 and which otherwise will not have, and cannot reasonably be expected to have, a Material Adverse Effect on Associated or its subsidiaries taken as a whole, and there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Associated or any of Associated's subsidiaries as a result of an examination by any bank regulatory authority.

         SECTION 3.10. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Associated for inclusion in (a) the Registration Statement (as defined in Section 6.01) (b) the Proxy Statement/ Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the SEC or other regulatory authority in connection with the transactions contemplated hereby, at the respective time such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Meeting (as provided for in Section 6.02) shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents filed with the SEC or other regulatory authority by Associated in connection with the Merger shall comply as to form in all material respects with the provisions of applicable law.

         SECTION 3.11. Absence of Agreements. Neither Associated nor Holding is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of Associated or Holding to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or any method by which, Associated or Holding may carry on its business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has Associated or Holding been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as may be disclosed by Associated in the Associated Disclosure Schedule at Section 3.11.

         SECTION 3.12. Taxes. Associated and its subsidiaries have timely filed all Tax Returns required to be filed by them, and Associated and its subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Associated is maintaining reserves adequate for their payment. To the best knowledge of Associated, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this
Section 3.12, references to Associated and its subsidiaries include former subsidiaries of Associated for the periods during which any such corporations were owned, directly or indirectly, by Associated. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits or administrative proceedings, court proceedings or otherwise, or, to the best of Associated's knowledge, threatening to assert against Associated or any of its subsidiaries any deficiency or claim for additional Taxes. Neither Associated nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of Associated or any of its subsidiaries. Neither Associated nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Associated Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. No agreements relating to allocating or sharing of Taxes exist among Associated and its subsidiaries and no tax indemnities given by Associated or its subsidiaries in connection with a sale of stock or assets remain in effect. Neither Associated nor any of its subsidiaries is required to include in income either (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain. Neither Associated nor any of its subsidiaries has made an election under Section 341(f) of the Code.

         SECTION 3.13. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Associated.

         SECTION 3.14. Accounting and Tax Matters. To the best knowledge of Associated, neither Associated nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combinations to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

         SECTION 3.15. Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of Associated to the Company, in or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it has been made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY


         SECTION 4.01. Affirmative Covenants. The Company hereby covenants and agrees with Associated and Holding that prior to the Effective Time, unless the prior written consent of Associated shall have been obtained and except as otherwise contemplated herein, it will and/or it will cause each Subsidiary to:

                 (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

                 (b) fully expense in 1995 the bonuses payable to all employees, including, without limitation, those payable to Alan K. Langeteig and Larry L. Gehrke as a result of the consummation of the Merger;

                 (c) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

                 (d) use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

                 (e) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

                 (f) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

                 (g) purchase and sell securities in accordance with the guidelines set forth in Exhibit 4.01;

                 (h) with respect to the Bank, maintain as of December 31, 1995 and thereafter a loan loss reserve of not less than 1.75 percent of period ending loans;

                 (i) comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws;

                 (j) obtain an independent audit of its financial statements for the years ended December 31, 1994 and December 31, 1995;

                 (k)      comply with the capital requirements set forth in
         Exhibit 4.01; and

                 (l) fully expense in 1995 all expenses (including fees) incurred in connection with the consummation of the transaction contemplated hereby.

         SECTION 4.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Company shall not do, or permit the Subsidiaries to do, without the prior written consent of Associated, any of the following:

                 (a) (i) grant any increase in compensation or grant any bonuses (incentive or special) to its officers or directors, or to its employees as a class or otherwise, except the Company may establish a bonus pool and grant bonuses to employees (other than senior officers and directors), provided the total amount expended for all such bonuses (inclusive of any amounts paid to Alan Langeteig as a performance bonus) does not exceed $35,000 and except the Company may, prior to December 31, 1995, grant and pay the "gross up" for taxes upon exercise of stock options under the Company's stock option plan provided the aggregate amount of such "gross up" does not exceed $380,000, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any employee benefit plan or make any adjustments pursuant to any employee benefit plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers, other than as is consistent with the normal severance policies of the Company and the Subsidiaries in effect on the date of this Agreement;

                 (b) except for a dividend to be declared and paid on or before December 31, 1995 and not to exceed $55 per share on the outstanding shares of common stock of record as of the date hereof (1,404 shares), declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock;

                 (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                 (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

                 (e) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Subsidiary to take any such action, and the Company shall promptly notify Associated orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; provided, however, that nothing contained in this subsection (e) shall prohibit the Board of Directors of the Company from furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representative to furnish information to any party that requests information as to the Company and the Subsidiaries if (i) the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders imposed by law and
         (ii) prior to furnishing such information to such party, the Company receives from such party an executed confidentiality agreement in reasonably customary form. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of assets in a single transaction or series of transactions, excluding from the calculation of the percentage hereunder any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of ten percent or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for ten percent or more of outstanding shares of capital stock;
         (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHCA or the Change in Bank Control
         Act with respect to the Company or the Subsidiaries; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing;

                 (f) propose or adopt any amendments to the corporate charter or Bylaws in any way materially adverse to Associated;

                 (g) except in their fiduciary capacities for the account of customers, purchase any shares of Associated Common Stock;

                 (h) change any of its methods of accounting in effect at December 31, 1994, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1994, except as may be required by law;

                 (i) subject to Section 4.01(h), change any lending, investment, liability management or other material policies concerning the business or operations of the Company or any Subsidiary in any material respect; organize any new subsidiaries or enter into any new non-banking line of business whether or not permissible under applicable Federal or state law, or make any material changes in its operations;

                 (j) (i) incur or assume any material obligation or liability, including without limitation any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument and whether or not being incurred to reduce other existing liabilities, or make any loan (not including any loan renewal of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, the Subsidiaries or banking regulators) or investment (including U.S. Treasury Securities) in an amount greater than $50,000, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingent or otherwise) for the obligations of any other person or entity; (iii) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon; except (A) for liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company or the Subsidiaries; and (B) as may be required under existing agreements to which the Company or any Subsidiary is a party; (iv) acquire assets (including equipment) or securities in excess of $25,000 in the aggregate (excluding loans to customers and investments permitted in (i) above); (v) enter into any other contract or agreement involving annual payments by the Company or any Subsidiary or the other party or parties thereto in excess of $20,000; (vi) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000 individually; (vii) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000 or in any manner which would restrict in any material respect the operations or business of the Company or the Subsidiaries; (viii) purchase any new financial product or instrument which involves entering into a contract with a term of six months or longer; or (ix) take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; or

                 (k) agree in writing or otherwise to do any of the foregoing.

         SECTION 4.03. Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Associated "cold comfort" letters of Smith & Gesteland, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Associated, in form and substance substantially similar to that attached hereto as Annex A and reasonably satisfactory to Associated.

         SECTION 4.04.  Access and Information.

                 (a) Upon reasonable notice, and without unreasonable disruption to the business carried on by the Company or the Subsidiaries, the Company shall (and shall cause the Subsidiaries to) afford to Associated's officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, the Company shall (and shall cause each Subsidiary to) furnish promptly to Associated (i) a copy of each Company Report filed by it (to the extent permitted by Law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available, (ii) the monthly consolidated financial statements of the Company and the Subsidiaries; (iii) the audited consolidated financial statements of the Company and the Subsidiaries for the year ended December 31, 1995; (iv) a summary of any action taken by the Board of Directors, or any committee thereof, of the Company and the Subsidiaries; and (v) all other information concerning the business, properties and personnel of the Company or the Subsidiaries as Associated may reasonably request.

                 (b) Any information provided to Associated by the Company or the Subsidiaries, whether prior to or subsequent to the date of this Agreement, shall be kept confidential by the representatives of Associated (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by Associated in any document required to be filed with any government agency. Upon any termination of this Agreement pursuant to Section 8 hereof, Associated agrees to promptly return all information and documents that it has obtained from the Company in connection herewith.

         SECTION 4.05. Affiliates; Accounting and Tax Treatment. Within thirty (30) days after the date of this Agreement, (a) the Company shall deliver to Associated a letter identifying all persons who are then "affiliates" of the Company, including, without limitation, all directors and executive officers of the Company for purposes of Rule 145 promulgated under the Securities Act and (b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment, and shall use reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.05. The Company shall use reasonable efforts to obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit 4.05 as soon as practicable after attaining such status. The Company will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.

         SECTION 4.06.  Expenses.

                 (a) Except as provided in Section 8.02, below, all Expenses (as described below) incurred by Associated and the Company shall be borne solely and entirely by the party which has incurred the same, except that the parties shall share equally in the expense of printing and filing the Registration Statement and the Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection herewith.

                 (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

         SECTION 4.07. Delivery of Shareholder List. The Company shall arrange to have its transfer agent deliver to Associated or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the shareholders of the Company, their holdings of stock as of the latest practicable date, and such other shareholder information as Associated may reasonably request.


                                   ARTICLE V

                            COVENANTS OF ASSOCIATED

         SECTION 5.01. Affirmative Covenants. Associated hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained, and except as otherwise contemplated herein it will and will cause Holding to:

                 (a) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in Associated's financial Statements applied on consistent basis;

                 (b) conduct its business in a manner that does not violate any law, except for possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Associated or its subsidiaries, taken as a whole; and

                 (c) will, to the best of its ability and in all material respects, (i) comply with applicable Blue Sky Laws and regulations, the Securities Act, and the Exchange Act, and (ii) remain qualified under the Exchange Act and the rules and regulations thereunder.

         SECTION 5.02.  Access and Information.

                 (a) After the date of this Agreement and prior to the Effective Time, upon reasonable notice, Associated shall (and shall cause each of its subsidiaries to) furnish promptly to the Company (i) a copy of each Associated SEC Report filed by it or received by it (to the extent permitted by law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available, and (ii) all other information concerning the business, properties and personnel of Associated or its subsidiaries as the Company may reasonably request.

                 (b) Any information provided to the Company by Associated whether prior to or subsequent to the date of this Agreement shall be kept confidential by the representatives of the Company (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by the Company in any document required to be filed with the Company or any government authority or agency.

         SECTION 5.03. Accounting and Tax Treatment. Associated will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.01. Registration Statement. As promptly as practicable after the execution of this Agreement, Associated shall prepare and file a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the "Registration Statement" and the prospectus and proxy materials contained therein are defined as the "Proxy Statement/Prospectus") with the SEC covering the Associated Common Stock to be issued in the Merger (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable. Associated does not undertake to file post-effective amendments to Form S-4 or to file a separate registration statement to register the sale of Associated Common Stock by affiliates of the Company pursuant to Rule 145 promulgated under the Securities Act. The Company will furnish to Associated all information concerning the Company and the Subsidiaries required to be set forth in the Registration Statement and Associated will provide the Company and its counsel the opportunity to review and approve such information as set forth in the Registration Statement and Proxy Statement/Prospectus. Associated and the Company will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. As promptly as practicable after the effective date of the Registration Statement, the Company will mail to its shareholders
(a) the Proxy Statement/Prospectus, and (b) as promptly as practicable after approval thereof by Associated, such other supplementary proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the requirements of the Securities Act and the Exchange Act. Except as provided above and except with the prior written consent of Associated, the Company will not mail or otherwise furnish or publish to shareholders of the Company any proxy solicitation material or other material relating to the Merger that constitutes a "prospectus" within the meaning of the Securities Act.
Associated shall also take any action required to be taken under any applicable Blue Sky Laws in connection with the issuance of the shares of Associated Common Stock to be issued as set forth in this Agreement and the Company and the Subsidiaries shall furnish all information concerning the Company and the Subsidiaries, and the holders of the Company's Common Stock and other assistance as Associated may reasonably request in connection with such action.

         SECTION 6.02. Meeting of Shareholders. The Company and its officers and directors shall: (a) cause the Company's shareholders meeting to be duly called and held as soon as practicable to consider and vote upon the Merger and any related matters in accordance with the applicable provisions of applicable law, (b) submit this Agreement to the Company's shareholders together with a unanimous recommendation for approval by the Board of Directors of the Company,
(c) solicit the approval thereof by the Company's shareholders by mailing or delivering to each shareholder a combined Prospectus/Proxy Statement, and (d) use their best efforts to obtain the approval and adoption of the Merger by the requisite percentage of the Company's shareholders; provided, however, the obligations of the Company's officers and directors under this Section 6.02 are subject to any action which the officers and directors, after consultation with and based upon the written advice of independent legal counsel, determine, in good faith, is required to comply with their fiduciary duties to shareholders imposed by law.

         SECTION 6.03. Appropriate Action; Consents; Filings. The Company and Associated and Holding shall use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (b) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger; and
(c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (i) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (ii) any applicable federal or state banking laws and (iii) any other applicable law; provided that Associated and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Associated shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

         SECTION 6.04. Notification of Certain Matters. The Company shall give prompt notice to Associated, and Associated shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of the Company or Associated, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.05. Public Announcements. Associated and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation and with mutual consent of both parties, except as may be required by law or any listing agreement with the National Association of Securities Dealers.

         SECTION 6.06. Environmental Matters. In the event Ramaker & Associates, Inc. (the "Environmental Consultant") discovers or determines the existence of any environmental condition (including, without limitation, a spill, discharge, or contamination) the result of which may require investigative or remedial action pursuant to any federal, state, or local law, statute or regulation or may be the basis for the assertion of any third-party claims, including the claims of governmental entities, Associated shall promptly notify the Company thereof and the Company shall, at its sole cost and expense, proceed with due diligence to take reasonably appropriate action in response thereto.

                                  ARTICLE VII

                              CONDITIONS OF MERGER

         SECTION 7.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                 (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Associated or the Company, threatened by the SEC. Associated shall have received all other federal or state securities permits and other authorizations necessary to issue Associated Common Stock in exchange for the Company Common Stock and to consummate the Merger.

                 (b) Shareholder Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

                 (c) Regulatory Approvals. The Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any condition which is not reasonably satisfactory to Associated or the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

                 (d) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

         SECTION 7.02. Additional Conditions to Obligations of Associated. The obligations of Associated to effect the Merger are also subject to the following conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made at the Effective Time with the same force and effect as if made on and as of the Effective Time. Associated shall have received a certificate of the Chief Executive Officer of the Company to that effect.

                 (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                 (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company.

                 (d) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into Associated Common Stock pursuant to the Merger, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or its subsidiaries of all or any portion of the business or assets of the Company or any of the Subsidiaries, which in either case is reasonably likely to have a Material Adverse Effect on either the Company or the Subsidiaries, taken as a whole, or Associated or its subsidiaries, taken as a whole.

                 (e) Opinion of Counsel. Associated shall have received from Sweeney & Sweeney, S.C. or other independent counsel for the Company reasonably satisfactory to Associated, an opinion dated the Effective Time, in form and substance reasonably satisfactory to Associated, covering the matters set forth in Annex B hereto, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to Associated.

                 (f) Tax Opinion. An opinion of independent counsel for Associated, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Associated, Holding and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

                 (g) Accountant Letters. Associated shall have received from the Company a copy of the letters of Smith & Gesteland dated (i) the date of the mailing of the Proxy Statement/Prospectus, and (ii) the Effective Time, in form and substance satisfactory to Associated with respect to the Company's financial condition.

                 (h) Pooling Opinions. Associated shall have received an opinion from KPMG Peat Marwick LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

                 (i) Affiliate Agreements. Associated shall have received from each person who is identified in the affiliate letter as an "affiliate" of the Company a signed affiliate agreement in the form attached hereto as Exhibit 4.05.

                 (j) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of any regulatory approval, imposes any condition or restriction upon the Company, the Bank or Associated, or their respective subsidiaries (or the Surviving Corporation or its subsidiaries after the Effective
         Time), including, without limitation, any requirement to raise additional capital, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

                 (k) Fractional Shares; Dissenters. The aggregate of (i) the fractional share interests in Associated Common Stock to be paid in cash pursuant to Section 1.07 of this Agreement and (ii) the shares of Associated Common Stock that would be issuable by virtue of the Merger with respect to shares of the Company's Common Stock outstanding on the record date for the meeting of the Company's shareholders to consider the Merger that will not be converted into Associated Common Stock due, directly or indirectly, to the exercise of dissenters' rights, if available under Wisconsin Law, shall not be more than 10% of the maximum aggregate number of shares of Associated Common Stock which could be issued as a result of the Merger.

                 (l) Voting Agreement. Concurrently with the execution and delivery of this Agreement, Associated and certain shareholders of the Company shall have executed and delivered the Voting Agreement in the form of Annex C.

                 (m) Environmental Report. Associated shall have received from the Environmental Consultant a written environmental evaluation of the Company's Property evidencing that:

                          (i) the Company's Property complies with all Environmental Laws;

                          (ii) no capital improvements should be reasonably required to maintain compliance with all Environmental Laws; and

                          (iii) there are no material contingent liabilities affecting the Company's Property arising under Environmental Laws or under Environmental Permits;

         or the Company shall have complied with all of its obligations under
         Section 6.06.

                 (n) Stock Options. All stock options under all stock option or similar agreements shall have been exercised prior to December 31, 1995.

                 (o)      FDIC Matters.  The Company shall have:

                          (i) completed a search for regulatory violations pursuant to the FDIC compliance report dated April 3, 1995 (the "Compliance Report");

                          (ii) gained regulatory approval with respect to amounts to be reimbursed as a result of such violations; and

                          (iii) accounted for any such amounts on or before December 31, 1995.

                 (p) Compliance Report. The Company shall have responded to all matters raised in the Compliance Report in a manner reasonably satisfactory to Associated.

                 (q) Employment Agreements. All employment agreements to which the Company or any Subsidiary is party shall have been terminated on or prior to the Effective Time.

                 (r) Earnings. The Company's consolidated earnings for calendar year 1995 plus the sum of (i) the additional amount of loan loss reserve established as a result of section 4.01(h), (ii) the additional amount of change of control bonus for Alan Langeteig (but not to exceed $36,000) and Larry Gehrke (but not to exceed $27,000) established as a result of section 4.01(b), (iii) the additional amount of accountant audit fees established as a result of section 4.01(j), (iv) the additional amount of transactional related costs established as a result of section 4.01(l), (v) the additional amount of printing and filing expenses established as a result of section 4.06, (vi) the additional amount of required environmental remediation (for expenses incurred and paid in 1995), if any, established as a result of section 6.06, (vii) the amount of the tax "gross up" referenced in section 4.02(a)(i), and (viii) the amount of the bonus pool permitted by section 4.02(a)(i) shall be at least $900,000.

                 (s) Insurance Agency. The Bank shall have become the owner of all of the issued and outstanding capital stock of Insurance Agency on or prior to the Effective Time.

                 SECTION 7.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of Associated contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time. The Company shall have received a certificate of the President of Associated to that effect.

                 (b) Agreements and Covenants. Associated and Holding shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

                 (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Associated and Holding for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Associated.

                 (d) Opinion of Counsel. The Company shall have received from Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. or other independent counsel for Associated reasonably satisfactory to the Company, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company, covering the matters set forth in Annex D, which opinions shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.

                 (e) Tax Opinion. An opinion of independent counsel for Associated, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Associated, Holding and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01.  Termination.

                 (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the
         Company:

                          (i) by mutual written consent of Associated and the Company;

                          (ii) by the Company or Associated (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Associated, on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of the Company, on the one hand, or Associated, on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition; provided, however, this Agreement may not be terminated pursuant to this clause (ii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect;

                          (iii) by either Associated or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

                          (iv) by either Associated or the Company if the Merger shall not have been consummated before June 30, 1996, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

                          (v) by either Associated or the Company if the Federal Reserve Board or the Wisconsin Commissioner has denied approval of the Merger and neither Associated nor the Company has, within thirty (30) days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law;

                          (vi) by Associated if the Company fails to perform all of its obligations under Section 6.06.

                          (vii) by Associated, if the Dissenting Shares exceed ten percent (10%) of the Shares.

                 (b) In the event of termination and abandonment by any party as provided above, written notice shall forthwith be given to the other parties, which notice shall specifically describe the basis for such termination.

         SECTION 8.02.  Effect of Termination.

                 (a) If the Merger is not consummated as the result of termination of this Agreement caused otherwise than by breach of a party hereto, the Company and Associated each shall pay its own Expenses (as defined in Section 4.06 above) and this Agreement shall immediately terminate, except as set forth in Section 9.01 hereof, and neither the Company nor Associated shall have any liability under this Agreement for damages or otherwise.

                 (b) If termination of this Agreement shall have been caused by breach of this Agreement by any party hereto, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall indemnify and reimburse the other parties for their respective expenses.

         SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I shall survive the Effective Time indefinitely and those set forth in Sections 4.04(b), 4.06, 5.02(b), 8.02 and Article IX hereof shall survive termination indefinitely.

         SECTION 9.02. Disclosure Schedules. The schedules and information set forth in the Disclosure Schedules specifically refer to the Section (and paragraph, if applicable) of this Agreement to which such schedule and information is responsive. The Disclosure Schedules shall not vary, change or alter the literal meaning of the representations and warranties of the parties contained in this Agreement, other than creating exceptions thereto which are directly responsive to the language of the representations and warranties contained in this Agreement.

         SECTION 9.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such Other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

                 (a)      If to Associated or Holding:

                                  Associated Banc-Corp
                                  112 North Adams Street
                                  P.O. Box 13307
                                  Green Bay, WI 54307-3307
                                  Telecopier: (414) 433-3261
                                  Attention: H. B. Conlon

                          With a copy to:

                                  Reinhart, Boerner, Van Deuren,
                                  Norris & Rieselbach, s.c.
                                  1000 North Water Street, Suite 2100
                                  Milwaukee, WI 53202
                                  Telecopier:  (414) 298-8097
                                  Attention:  Richard W. Graber

                 (b)      If to Company:

                                  SBL Capital Bank Shares, Inc.
                                  102 North Main Street
                                  Lodi, WI 53555
                                  Telecopier:  (608) 592-4260
                                  Attention:  Alan K. Langeteig, CEO

                          With a copy to:

                                  Sweeney & Sweeney, S.C.
                                  440 Science Drive, 4th Floor
                                  Madison, WI 53711
                                  Telecopier:  (608) 238-8262
                                  Attention:  Attorney Timothy C. Sweeney

         SECTION 9.04. Certain Definitions. For purposes of this Agreement, the term:

                 (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any Subsidiary) has, directly or indirectly, an interest of 5% or more;

                 (b) "beneficial owner" with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares
         (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warranties or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of requiring, holding, voting or disposing of any Shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

                 (c) "business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

                 (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

                 (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the "Exchange Act); and

         SECTION 9.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.07. Entire Agreement. This Agreement together with the Disclosure Schedules and Exhibits hereto constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 9.08. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Associated may assign all or any of its rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder, and the assignee agrees to be bound by the terms and conditions of this Agreement including the requirement of conversion and delivery of shares of Associated Common Stock pursuant to Section 1.06 hereof.

         SECTION 9.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Associated, Holding and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       ASSOCIATED BANC-CORP

                                       By:      /s/ H. B. Conlon
                                                -------------------------------
                                       Name:    H. B. Conlon
                                       Title:   Chairman, President, and Chief
                                                  Executive Officer


                                       ASSOCIATED BANC-SHARES, INC.

                                       By:      /s/ H. B. Conlon
                                                -------------------------------
                                       Name:    H. B. Conlon
                                       Title:   Chairman, President, and Chief
                                                  Executive Officer


                                       SBL CAPITAL BANK SHARES, INC.

                                       By:      /s/ Sherry L. Jimieson
                                                -------------------------------
                                       Name:    Sherry L. Jimieson
                                       Title:   Chairman and President

                 [NO SEAL]                      Attest:  /s/ Alan K. Langeteig
                                                         ----------------------
                                                         Alan K. Langeteig,
                                                          Chief Executive
                                                           Officer and Secretary

                          FIRST AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of November 28, 1995 among ASSOCIATED BANC-CORP, a Wisconsin corporation ("Associated"), ASSOCIATED BANC-SHARES, INC., a Wisconsin corporation ("Holding") and SBL CAPITAL BANK SHARES, INC., a Wisconsin corporation ("Company").

                                    RECITALS

                 A. Associated, Holding and the Company are parties to an Agreement and Plan of Merger dated November 10, 1995 (the "Merger Agreement").

                 B. The parties desire to amend the Merger Agreement in the manner set forth below.

                                   AGREEMENTS

                 1. Section 4.01(j) of the Merger Agreement is hereby deleted.

                 2. All other provisions of the Merger Agreement remain in full force and effect.


                          ASSOCIATED BANC-CORP

                          BY       /s/ H. B. Conlon
                                   ------------------------------------
                                   H.B. Conlon, Chairman/President/
                                           Chief Executive Officer

                          ASSOCIATED BANC-SHARES, INC.

                          BY       /s/ H. B. Conlon
                                   -------------------------------------
                          Name:    H.B. Conlon
                          Title:   Chairman/President/Chief Executive Officer

                          SBL CAPITAL BANK SHARES, INC.

                          BY       /s/ Sherry L. Jimieson
                                   -------------------------------------
                                   Sherry L. Jimieson, Chairman/President


Attest:

/s/ Alan K. Langeteig
Alan K. Langeteig, Chief Executive Officer/
Secretary

                                                                       EXHIBIT B

                                                                  CONFORMED COPY


                                VOTING AGREEMENT


                 THIS VOTING AGREEMENT (this "Agreement"), dated as of November 10, 1995, among the undersigned shareholders (the "Shareholders") of SBL CAPITAL BANK SHARES, INC., a Wisconsin corporation (the "Company"), and ASSOCIATED BANC-CORP, a Wisconsin corporation ("Associated").

                                    RECITAL

                 The Shareholders, the Company and Associated acknowledge the following:

                 A. Concurrent with the execution of this Agreement, the Company, Associated and Associated Banc-Shares, Inc., a Wisconsin corporation and a wholly owned subsidiary of Associated ("Holding"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Holding pursuant to the terms and conditions of the Merger Agreement ("Merger").

                 B. Upon consummation of the Merger, the Shareholders will receive shares of Associated Common Stock for each share of Company Common Stock, par value $.10 per share (the "Company Common Stock"), owned by them.

                 C. The Shareholders own the shares of Company Common Stock set forth opposite such Shareholder's respective names on Exhibit A hereto (such shares set forth on Exhibit A, and together with all shares of Company Common Stock subsequently acquired by any Shareholder during the term of this Agreement, being referred to as the "Shares").

                 D. In order to induce Associated to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Associated in connection therewith, the Shareholders have agreed to enter into and perform this Voting Agreement.

                                   AGREEMENTS

                 In consideration of the Recitals and the mutual agreements which follow, Shareholders, the Company and Associated agree as follows:

                 1. Agreement to Vote Shares. Each of the Shareholders shall vote or cause to be voted, or express a written consent with respect to, all of such Shareholder's Shares (a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any proposal for a Competing Transaction (as such term is defined in the Merger Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto; provided, however, that the obligations under this paragraph 1 of those Shareholders who are also directors of the Company are subject to any action such Shareholder/directors, after consultation with and based upon the written advice of their independent legal counsel, determine, in good faith, is required to comply with their respective fiduciary duties to shareholders imposed by law. As of the date hereof, such Shareholder/directors (a) intend to recommend approval of the Merger Agreement and Merger to the shareholders of the Company and

(b) are aware of no facts or circumstances existing as of the date hereof that could cause or reasonably be expected to cause any such Shareholder/director to change such recommendation.

                 2. No Voting Trusts. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any of such Shareholder's Shares in a voting trust or subject any of their Shares to any agreement, arrangement or understanding with respect to the voting of such Shares inconsistent with this Agreement.

                 3. Limitation on Sales. During the term of this Agreement, each Shareholder agrees not to sell, assign, transfer or dispose of any such Shareholder's Shares.

                 4. Purchase Right. Subject to the terms of this paragraph 4, the Shareholders hereby grant to Associated the exclusive right ("Purchase Rights") to purchase any or all of such Shareholders' Shares for a price of $7,578.33 per share, payable in cash. The exercise of the Purchase Rights by Associated, with respect to any amount of Shares that exceeds 5% of the outstanding voting stock of the Company is subject to the approval of the Board of Governors of the Federal Reserve System and any other necessary regulatory approvals. The Purchase Rights are exercisable at any time prior to the earlier of the Effective Time, as defined in the Merger Agreement, or the termination of the Merger Agreement and after (a) a material breach by the Company of the Merger Agreement; (b) a breach by a Shareholder of this Agreement; (c) the acquisition or overtly threatened acquisition by any person not related to the current Shareholders of the Company of more than 5% of the stock of the Company or its subsidiary, State Bank of Lodi or of a material portion of the assets of the Company or State Bank of Lodi; or (d) any similar events or circumstances that lead Associated reasonably to believe that the Company is likely to materially breach the Merger Agreement.

         5. Shareholders' Representations. Each Shareholder severally represents that: (a) subject to the terms of paragraph 1, such Shareholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to such Shareholder, enforceable against such Shareholder in accordance with its terms and (c) such Shareholder owns the number of Shares indicated opposite such Shareholder's name on Exhibit A hereto, has the sole and unrestricted voting power with respect to such Shares and such Shares are all of the Shares directly or indirectly held by such Shareholder.

         6. Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party's obligations under the Agreement, such defaulting party shall be liable to the nondefaulting party for all litigation costs and attorneys' fees incurred by the nondefaulting party(ies) in connection with the enforcement of any of the nondefaulting party's rights or remedies against the defaulting party.

         7. Term of the Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         9. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                          If to Associated or Holding:

                          Associated Banc-Corp
                          112 North Adams Street
                          P.O. Box 13307
                          Green Bay, WI 54307-3307
                          Telecopier:  414-433-3261
                          Attn:  H.B. Conlon

                          With a copy to:

                          Reinhart, Boerner, Van Deuren,
                          Norris & Rieselbach, s.c.
                          1000 North Water Street
                          Suite 2100
                          Milwaukee, WI 53202
                          Telecopier:  414-298-8097
                          Attn:  Richard W. Graber, Esq.


         If to a Shareholder, to the address or telecopy number set forth for such Shareholder on the signature page hereof:


                          With a copy to:

                          Sweeney & Sweeney, S.C.
                          440 Science Drive, Fourth Floor
                          Madison, WI 53711
                          Telecopier:  608-238-8262
                          Attn:  Timothy C. Sweeney, Esq.


         10.     Miscellaneous.

                 (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Wisconsin, without reference to its conflicts of law principles.

                 (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                 (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                 (e) In the event any Shareholder acquires any additional Shares during the term of this Agreement, then such Shareholder agrees that the provisions of this Agreement shall apply to such additional Shares.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


ASSOCIATED BANC-CORP.

By:      /s/ H. B. Conlon
         ---------------------------------------------------
Its:     Chairman/President/Chief Executive Officer


/s/ Albert Deans                          /s/ Larry K. Gehrke
-------------------------------------     ----------------------------------
Albert Deans                              Larry L. Gehrke


                                          JOHN N. JIMIESON FAMILY TRUST


/s/ Sherry L. Jimieson                    /s/ Timothy C. Sweeney
-------------------------------------     ----------------------------------
Sherry L. Jimieson                        Timothy C. Sweeney, Trustee


SHERRY L. JIMIESON 1988
INSURANCE TRUST

/s/ Timothy C. Sweeney                    /s/ Thomas G. Klein
-------------------------------------     ----------------------------------
Timothy C. Sweeney, Trustee               Thomas G. Klein


/s/ Mary L. Klein                         /s/ J. Robert Maney
-------------------------------------     ----------------------------------
Mary L. Klein                             J. Robert Maney


JIMIE CORP


BY       /s/ Ann E. Sweeney               /s/ Alan Langeteig
         ----------------------------     ----------------------------------
         Ann E. Sweeney, President        Alan Langeteig


/s/ Timothy C. Sweeney                    /s/ David Engelke
-------------------------------------     ----------------------------------
Timothy C. Sweeney                        David Engelke

                                   EXHIBIT A



                                                       Number of Common
Shareholder                   Address/Fax No.         Shares        Options
-----------                   ---------------         ------        -------
Deans, Albert               324 S. Millitary Road       0              11
                            Dane, WI 53529

Gehrke, Larry L.            7949 Highway 113            4               8
                            Lodi, WI 53555
                            Fax:  608-592-4260

Jimieson, Sherry L.         510 Chestnut Street        512             18
                            Lodi, WI 53555
                            Fax:  608-592-4260

John N. Jimieson Family     440 Science Drive           18              0
Trust, Timothy C.           Fouth Floor
Sweeney, Trustee            Madison, WI 53711
                            Fax:  608-238-8262

Sherry L. Jimieson 1988     440 Science Drive           19              0
Insurance Trust Timothy     Fourth Floor
C. Sweeney, Trustee         Madison, WI 53711
                            Fax:  608-238-8262

Klein, Thomas G.            6029 S. Highlands Ave.       0             21
                            Madison, WI 53711
                            Fax:  608-238-2625

Maney, J. Robert            1200 Ft. Pickens Road       41              0
                            Unit 6F
                            Pensacola Beach, FL 32561

Jimie Corp.                 c/o Ann E. Sweeney          15              0
                            1901 Commonwealth
                            Madison, WI 53711
                            Fax:  608-238-8262

Langeteig, Alan             W12130 Hillcrest Drive      16              11
                            Lodi, WI 53555
                            Fax:  608-592-4260

Sweeney, Timothy C.         440 Science Drive            0              21
                            Fourth Floor
                            Madison, WI 53711
                            Fax:  608-238-8262

Engelke, David              2532 Bigler Circle          41               0
                            Verona, WI 53593            --               -
                            Total                       726             90
                                                        ===             ==


                                                                       EXHIBIT C

           SUBCHAPTER XIII OF THE WISCONSIN BUSINESS CORPORATION LAW

                               DISSENTERS' RIGHTS



         180.1301 DEFINITIONS.

                 In Section Section 180.1301 to 180.1331:

                 (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

                 (lm)     "Business combination" has the meaning given in
Section 180.1130(3).

                 (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under Section 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

                 (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under Section
180.1302 and who exercises that right when and in the manner required by Section Section 180.1320 to 180.1328.

                 (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in
Section 180.1130(9)(a) 1 to 4.

                 (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

                 (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

         180.1302 RIGHT TO DISSENT.

                 (1) Except as provided in sub. (4) and Section 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                          (a)     Consummation of a plan of merger to which the
issuer corporation is a party if any of the following applies:

                                  1. Shareholder approval is required for the merger by Section 180.1103 or by the articles of incorporation.

                                  2.       The issuer corporation is a
                 subsidiary that is merged with its parent under Section
                 180.1104.

                          (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

                          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

                                  1.       A sale pursuant to court order.

                                  2.       A sale for cash pursuant to a plan
                 by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

                          (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

                 (2) Except as provided in sub. (4) and Section 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

                          (a) Alters or abolishes a preferential right of the shares.

                          (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

                          (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

                          (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

                          (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 180.0604.

                 (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under Section Section 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or Section 180.1803, 180.1813(1)(d) or (2)(b), or 180.1829(1)(c).

                 (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

                 (5) Except as provided in Section 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under Section Section 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

         180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS.

                 (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

                 (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

                          (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

                          (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

         180.1320 NOTICE OF DISSENTERS' RIGHTS.

                 (1) If proposed corporate action creating dissenters' rights under Section 180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to dissenters' rights under Section Section 180.1301 to
180.1331 and shall be accompanied by a copy of those sections.

                 (2)      If corporate action creating dissenters' rights under
Section 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with Section 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in Section 180.1322.

         180.1321 NOTICE OF INTENT TO DEMAND PAYMENT.

                 (1) If proposed corporate action creating dissenters' rights under Section 180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

                          (a) Deliver to the issuer corporation before the vote is taken written notice that complies with Section 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

                          (b) Not vote his or her shares in favor of the proposed action.

                 (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under Section
Section 180.1301 to 180.1331.

         180.1322 DISSENTERS' NOTICE.

                 (1) If proposed corporate action creating dissenters' rights under Section 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied Section 180.1321.

                 (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with Section 180.0141 and shall include or have attached all of the following:

                          (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

                          (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

                          (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

                          (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

                          (e)     A copy of Section Section 180.1301 to
         180.1331.

         180.1323 DUTY TO DEMAND PAYMENT.

                 (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in Section 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in Section 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under Section 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

                 (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

                 (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice is not entitled to payment for his or her shares under Section Section 180.1301 to 180.1331.

         180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES.

                 (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under Section 180.1326.

                 (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub.
(1), until these rights are canceled or modified by the effectuation of the corporate action.

         180.1325 PAYMENT.

                 (1) Except as provided in Section 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with Section 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

                 (2) The payment shall be accompanied by all of the following:

                          (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

                          (b) A statement of the corporation's estimate of the fair value of the shares.

                          (c)     An explanation of how the interest was
         calculated.

                          (d) A statement of the dissenter's right to demand payment under Section 180.1328 if the dissenter is dissatisfied with the payment.

                          (e)     A copy of Section 180.1301 to Section
         180.1331.

         180.1326 FAILURE TO TAKE ACTION.

                 (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under Section 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

                 (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under Section 180.1322 and repeat the payment demand procedure.

         180.1327 AFTER-ACQUIRED SHARES.

                 (1) A corporation may elect to withhold payment required by Section 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under
Section 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

                 (2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 180.1328 if the dissenter is dissatisfied with the offer.

         180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER.

                 (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under Section 180.1325, or reject the offer under Section 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

                          (a) The dissenter believes that the amount paid under Section 180.1325 or offered under Section 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

                          (b)     The corporation fails to make payment under
         Section 180.1325 within 60 days after the date set under Section
         180.1322 for demanding payment.

                          (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed of uncertificated shares within 60 days after the date set under Section
         180.1322 for demanding payment.

                 (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with Section 180.0141.

         180.1330 COURT ACTION.

                 (1) If a demand for payment under Section 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under Section 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                 (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

                 (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in Section 801.14.

                 (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

                 (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

                          (a) The amount, if any, by which the court finds the fair value of his or her shares plus interest, exceeds the amount paid by the corporation.

                          (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenters' notice under Section 180.1322(2)(c), for which the corporation elected to withhold payment under Section 180.1327.

         180.1331 COURT COSTS AND COUNSEL FEES.

                 (1)      (a)     Notwithstanding Section Section 814.01 to
         814.04, the court in a special proceeding brought under Section
         180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

                          (b) Notwithstanding Section Section 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 180.1328.

                 (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding Section Section 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

                          (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with Section Section 180.1320 to 180.1328.

                          (b)     Against the corporation or against a
         dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

                 (3) Notwithstanding Section Section 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                       EXHIBIT D
                         SBL CAPITAL BANK SHARES, INC.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

       The following discussion provides additional analysis of the consolidated financial condition of SBL Capital Bank Shares, Inc. (the "Company"), and the results of operations as of and for the periods shown. This discussion and analysis should be read in conjunction with the Company's unaudited consolidated financial statements and the notes thereto included herein.


                  EARNINGS SUMMARY AND SELECTED FINANCIAL DATA
                (In thousands, except per share and ratio data)
                                  (Unaudited)

                                                    As of and for the              As of and for the
                                                    Nine Months Ended                 Year Ended
                                                      September 30,                  December 31,
                                                   ---------------------    ---------------------------------
                                                      1995        1994        1994        1993         1992
                                                   ---------    --------    ---------   ---------   ---------
       INCOME STATEMENT DATA:
          Interest income                          $   3,778    $  3,205    $   4,338   $   4,181   $   4,381
          Interest expense                             1,843       1,345        1,825       1,756       2,059
                                                   ---------    --------    ---------   ---------   ---------
               Net interest income                     1,935       1,860        2,513       2,425       2,322
          Provision for loan losses                        8          59           72          78          78
          Securities gains (losses)                     --           (19)         (26)       --             1
          Other operating income                         312         350          440         706         577
          Other operating expenses                     1,336       1,344        1,818       1,844       1,550
                                                   ---------    --------    ---------   ---------   ---------
               Income before income taxes                903         788        1,037       1,209       1,272
          Income tax expense                             259         267          304         355         441
                                                   ---------    --------    ---------   ---------   ---------
               Net income                          $     644    $    521    $     733   $     854   $     831
                                                   =========    ========    =========   =========   =========
       PER COMMON SHARE DATA:
          Net income per share                     $     458    $    371    $     522   $     593   $     554
          Cash dividends per share                      --          --            110         110         100
          Weighted average shares
            outstanding                                1,404       1,404        1,404       1,440       1,500
       BALANCE SHEET DATA:
          Average total assets                     $  65,166    $ 60,018    $  61,145   $  57,338   $  54,284
          Loans, net of unearned discount             47,441      42,878       43,862      40,701      36,433
          Allowance for loan losses                      686         681          681         612         691
          Total deposits                              58,449      53,518       54,971      50,632      49,464
          Average stockholders' equity                 7,137       6,484        6,514       6,014       5,448
       KEY FINANCIAL RATIOS:
          Return on average assets                     1.32%       1.16%        1.20%       1.49%       1.53%
          Return on average equity                    12.03%      10.71%       11.25%      14.20%      15.25%
          Average equity to average total
            assets                                    10.95%      10.80%       10.65%      10.49%      10.04%
          Book value per share                     $   5,331    $  4,466    $   4,835   $   4,444   $   3,859
          Dividend payout ratio                         --          --         21.07%      18.08%      18.05%


RESULTS OF OPERATIONS AND FINANCIAL CONDITION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

       For the nine months ended September 30, 1995, net income was $644,000, an increase of $123,000, or 23.5%, over the $521,000 earned during the first nine months of 1994. The increase in net income resulted primarily from an increase in interest income of $75,000 and a decrease in the provision for loan losses of $51,000. Annualized return on average assets and return on average equity for the period ended September 30, 1995, were 1.32% and 12.03%, respectively, compared to 1.16% and 10.71%, respectively, for the same period a year ago. Both changes were due primarily to the increased earnings in 1995. Total consolidated assets were $66.9 million at September 30, 1995, an increase of 9.5% over September 30, 1994. Loans were $47.4 million at September 30, 1995, an increase of 10.6% over the $42.9 million a year earlier. Total deposits at September 30, 1995, were $58.4 million, up 9.2% from the $53.5 million a year earlier.


RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992

       Net income for 1994 was $733,000, a 14% decrease from the $854,000 earned in 1993. The decrease resulted primarily from a substantial reduction in premiums earned on sales of real estate mortgage loans through the Federal Home Loan Mortgage Corporation (FHLMC) Program. Premiums earned in 1994 were $87,000, down from $334,000 in 1993, due to significantly less mortgage refinancing. This was offset by an $88,000 increase in net interest income for 1994 compared to 1993. Net income for 1993 was up 3% over 1992 earnings of $831,000.

       Net interest income for 1994 improved $88,000, or 3.6%, over 1993 levels. In an increasing rate environment (which began in early 1994), interest income increased 3.8% and interest expense increased 3.9%. Net interest income for 1993 was up 4.4% over 1992.

       Other income declined by $293,000, or 41.5%, from 1993 levels, which resulted from rising interest rates which adversely affected the level of refinancing of real estate mortgage loans as discussed above. Securities transactions resulted in $26,000 of realized losses in 1994, compared to none in 1993.

       Noninterest expenses decreased slightly in 1994 ($26,000, or 1.4%) compared to 1993.

       Return on average assets decreased to 1.20% in 1994 compared with 1.49% in 1993 and 1.53% in 1992. Average assets grew 6.6% in 1994 and 5.6% in 1993.

       Return on average equity in 1994 likewise showed a decline to 11.25% compared to 14.20% in 1993 and 15.25% in 1992.

NET INTEREST INCOME

       Net interest income is the amount by which interest generated from interest earning assets exceeds the expenses associated with funding those assets. Net interest income for 1994 totaled $2.5 million compared to $2.4 million in 1993 and $2.3 million in 1992. The increases in 1994 and 1993 were primarily attributable to growth in the loan portfolio, which is the Bank's highest yielding asset. Average loans outstanding grew from $36.4 million in 1992 to $40.7 million in 1993 and to $43.9 million in 1994. Loan to deposit ratios increased from approximately 74% in 1992 to approximately 80% in 1993 and 1994, which was accomplished by increasing the loan portfolio at a greater pace than deposits.

       Growth in net interest income was achieved as discussed above, despite modest declines in the yield on interest-earning assets resulting from slightly greater declines in interest yield compared to interest paid, as shown in the following table.

                                                                                   For the Years
                                                                                 Ended December 31,
                                                                            ----------------------------
                                                                             1994       1993       1992
                                                                            ------     ------     ------
       Yield on interest - average earning assets                             7.92      8.00       9.02
       Interest paid - average earning assets                                 3.33      3.36       4.24
                                                                             -----     -----      -----
                Net yield on interest-earning assets                          4.59      4.64       4.78
                                                                             =====     =====      =====


ALLOWANCE FOR LOAN LOSSES

       The allowance for loan losses represents additions charged against earnings, less loan charge-offs net of recoveries, and is the amount available to absorb losses on loans. The provision for loan losses charged to earnings is the amount which, in the judgment of management, is necessary to establish the allowance at a level that is adequate to absorb known and inherent risks in the loan portfolio.

       Provision for loan losses in 1994 was $71,500 compared to $78,000 in each of 1993 and 1992. Net charge-offs were $3,033 in 1994, $157,024 in 1993, and $72,395 in 1992. Please refer to the tables below for details of the amounts and nature of charge-offs and related recoveries. Management's determination of the provision for loan losses is based on several factors, including evaluation of the loan portfolio, current domestic economic conditions, loan volumes, loan growth, loan portfolio composition, levels of nonperforming loans, trends in past due loans, and evaluation of various problem loans for loss potential.

       Although loan to deposit ratios and average loans outstanding are significantly higher in 1995 than in earlier years, nonaccrual and problem loans are at low levels, reflecting good economic conditions and stability in the market area, as compared to prior years.

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

       For each period ended shown, the allowance for loan losses has been allocated to the following categories in amounts deemed reasonably necessary to provide for the possibility of losses being incurred within each category.

                                                                   (In thousands, except ratios)
                                 September 30,               December 31,               December 31,             December 31,
                                    1995                       1994                       1993                     1992
                            ----------------------  -------------------------  -------------------------   -----------------------
                                      Percent of                 Percent of                 Percent of                 Percent of
                                    loans in each               loans in each              loans in each             loans in each
 Balance at end of                   category to                 category to                category to               category to
period applicable to:       Amount   total loans     Amount      total loans    Amount      total loans    Amount     total loans
---------------------       ------  --------------  --------   --------------  --------   --------------   ------    -------------
Real estate - mortgage       $ 137        58.5       $ 137           56.5       $  122          60.5       $  139        57.7
Real estate - construction     --          6.5         --             6.4          --            3.6          --          1.8
Loans to farmers               137         7.8         136            8.7          122           8.2          138         8.5
Commercial/industrial loans    206        15.1         204           15.9          184          15.6          207        18.9
Consumer loans                 206        10.2         204           11.0          184          10.1          207        10.7
Lease financing/other loans    --          1.9         --             1.5          --            2.0          --          2.4
                             -----      ------       -----         ------       ------        ------       ------       -----

         Total               $ 686       100.0       $ 681          100.0       $  612         100.0       $  691       100.0
                             =====      ======       =====         ======       ======        =======      =======      =====

SUMMARY OF LOAN LOSS EXPERIENCE

       The following table summarizes the daily average loan balances at the end of each period; changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, by loan category; and additions to the allowance which have been charged to operating expenses.

                                                                   (In thousands, except ratios)
                                                                                    December 31,
                                                      September 30,      ------------------------------------
                                                           1995             1994         1993          1992
                                                     ---------------     ---------     ---------     --------
Daily average amount of loans                           $  46,366        $  43,862     $  40,701     $ 36,433
                                                        =========        =========      ========     ========
Balance of allowance for loan losses
   at beginning of period                               $     681        $     612     $     691     $    686

Loans charged off:
   Commercial/industrial loans                               --                 11           134         --
   Consumer loans                                              11               20            48           21
   Lease financing/other loans                               --               --            --             60
                                                        ---------        ---------     ---------     --------
         Total loans charged off                               11               31           182           81

Recoveries of loans previously charged off:
   Commercial/industrial loans                               --                  8          --           --
   Consumer loans                                               8               20            25            8
                                                        ---------        ---------     ---------     --------

         Total recoveries                                       8               28            25            8

Net loans charged off                                           3                3           157           73

Additions to allowance for loan losses
   charged to operating expense                                 8               72            78           78
                                                        ---------        ---------     ---------     --------
Balance of allowance for loan losses
   at end of period                                     $     686        $     681     $     612     $    691
                                                        =========        =========      ========     ========

Ratio of net charge-offs during period
   to average loans outstanding                             0.01%            0.01%         0.39%        0.20%

PAST DUE AND NONPERFORMING LOANS

       The following table reflects as of the periods ended the aggregate amounts of loans which are nonaccrual or troubled with debt restructurings. There were no accruing loans past due 90 days or longer as to principal or interest payments for any of the periods shown.

                                                                                December 31,
                                                   September 30,     -----------------------------------
                                                        1995            1994        1993         1992
                                                  ---------------    ----------   --------    ----------
       Nonaccrual loans                              $   64,567      $  276,416   $ 18,486    $  159,572

       Troubled debt restructurings                     100,055         100,888       --            --
                                                     ----------      ----------   --------    ----------

                 Total                               $  164,622      $  377,304   $ 18,486    $  159,572
                                                     ==========      ==========   ========    ==========

       If the nonaccrual loans had been
          current throughout their terms,
          interest income recorded in income
          would have been:                           $    9,036      $   30,537   $  1,934    $   23,267

       Interest income recorded in income
          only as received:                          $    6,045      $   22,680   $  1,143    $   25,677

       Interest income recorded in income
          for troubled debt restructurings:          $    7,178      $    8,837   $   --      $     --

       Loans are placed on nonaccrual status when they are contractually past due 90 days or more as to interest or principal payments. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectibility of principal or interest on loans, it is the practice of management to place such loans on a nonaccrual status immediately rather than waiting until the loans become 90 days past due. Previously accrued and uncollected interest on such loans is reversed and income is recorded only to the extent that interest payments are subsequently received on a cash basis and a determination has been made that the loan's principal is collectible. If the loan collectibility of principal is doubtful, payments are applied to loan principal. As of September 30, 1995, management believes that there are no potential problem loans which would require disclosure.

       Loan concentrations exceeding 10% of the total loan portfolio consist only of residential real estate mortgages which approximate 31% of total loans as of September 30, 1995.

NONINTEREST INCOME

       The following table summarizes noninterest income for 1992 through 1994:

                                                                1994            1993            1992
                                                            -----------      -----------     -----------
       Service charges on deposit accounts                  $   192,486      $   193,524     $   205,380
       Premium on loans sold to FHLMC                            86,581          334,077         221,426
       Other service charges and fees                           110,262          122,527         109,161
       Other income                                              50,247           56,013          40,626
                                                            -----------      -----------     -----------
                                                            $   439,576      $   706,141     $   576,593
                                                            ===========      ===========     ===========

       Service charges and other income remained steady for all three years, varying from $353,000 to $372,000. Premium on loans sold to FHLMC varied for reasons described above.


NONINTEREST EXPENSE

       The following table summarizes noninterest expenses for 1992 through 1994:

                                                          1994               1993              1992
                                                      -------------     -------------     --------------
       Salaries and employee benefits                 $     962,054     $     944,650     $      785,018
       Occupancy expense                                    184,897           178,235            187,549
       FDIC assessment                                      115,160           111,050            106,119
       Equipment expense                                    128,050           164,765            127,148
       Other                                                427,743           445,682            344,304
                                                      -------------     -------------     --------------
                                                      $   1,817,904     $   1,844,382     $    1,550,138
                                                      =============     =============     ==============

       Salaries and employee benefits increased significantly from 1992 to 1993, which was attributable to adding additional staff and increasing year-end bonus payments. Other noninterest expenses also increased in 1993 due primarily to legal and other costs associated with formation of the holding company and the Bank's investment subsidiary.

FUNDING AND LIQUIDITY

       The deposit base of the bank has traditionally provided the major source of funding. Deposits grew significantly (by 8.6%) in 1994, attributable to increased tax deposits from municipalities on top of greater than normal growth due to good economic conditions. Most of the deposit growth has been in the interest bearing accounts, which results in a lesser contribution towards net interest income. The decrease of approximately 26% in noninterest bearing deposits from December 31, 1994 to September 30, 1995 was attributable to normal seasonal fluctuations. The following tabulation reflects the deposit trends from 1992 through September 30, 1995, and the classifications of deposits for the same period.

                                                                 (In thousands)
                                   September 30,        December 31,        December 31,        December 31,
                                        1995                1994                1993                1992
                                  ---------------      --------------     ---------------     ---------------
Noninterest bearing deposits
   Individuals, partnerships,
      and corporations                $  3,686            $  4,992            $  4,612           $   4,632
   U.S. government, states,
      and political subdivisions           955                 943                 539                 800
      Other                                145                 560                 483                  13
                                      --------            --------            --------           ---------
         Total noninterest
            bearing                      4,786               6,495               5,634               5,445
                                      --------            --------            --------           ---------
Interest bearing deposits
   Individuals, partnerships,
      and corporations                  51,188              46,479              42,912              42,435
   U.S. government, states,
      and political subdivisions         2,475               1,997               2,086               1,586
                                      --------            --------            --------           ---------
         Total interest bearing         53,663              48,476              44,998              44,021
                                      --------            --------            --------           ---------
         Total deposits               $ 58,449            $ 54,971            $ 50,632           $  49,466
                                      ========            ========            ========           =========

       Liquidity is the ability of a bank to meet readily the needs of its customers and its financial commitments. The Bank ensures liquidity through pricing of earning assets at market rates, developing a stable base of deposits and maintaining a pool of money market assets which can readily be redeployed into other earning assets or used to meet depositors' demands. Cash, federal funds sold, and investment securities available for sale comprise 11.0% of total deposits on December 31, 1994, and 14.1% on September 30, 1995. The following table summarizes the liquidity calculation for December 31, 1994, and September 30, 1995.

                                                                             (In thousands)
                                                                   September 30,         December 31,
                                                                        1995                 1994
                                                                 -----------------     -----------------
       Cash and due from banks                                       $   1,963             $   3,555

       Investment securities available for sale
          U.S. government and agencies                                   3,614                 1,642
          States and political subdivisions                                673                   823
                                                                     ---------             ---------
                Total investment securities available
                   for sale                                              4,287                 2,465

       Federal funds sold                                                1,995                 --
                                                                     ---------             ---------
                Total liquid assets                                  $   8,245             $   6,020
                                                                     =========             =========

       Total deposits                                                $  58,449             $  54,971

       Liquid assets as a percentage of total deposits                   14.1%                 11.0%

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                       CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

                               TABLE OF CONTENTS


                                                                                                     Page
                                                                                                -------------
FINANCIAL STATEMENTS FOR THE YEARS ENDED
   DECEMBER 31, 1994, 1993 AND 1992

       Consolidated Statements of Condition                                                      D-11 - D-12

       Consolidated Statements of Income                                                             D-13

       Consolidated Statements of Stockholder Equity                                                 D-14

       Consolidated Statements of Cash Flows                                                     D-15 - D-16

       Notes to Consolidated Financial Statements                                                D-17 - D-34


FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
   SEPTEMBER 30, 1995 AND 1994

       Consolidated Statements of Condition                                                      D-35 - D-36

       Consolidated Statements of Income                                                             D-37

       Consolidated Statements of Cash Flows                                                     D-38 - D-39

       Notes to Consolidated Financial Statements                                                D-40 - D-41

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                      CONSOLIDATED STATEMENTS OF CONDITION
                                  (Unaudited)
                                  December 31



                                                                                1994                1993
                                                                          ---------------     ---------------
            ASSETS

Cash and due from banks (Note 2)                                          $     3,554,722     $     2,090,808

Investment securities available for sale
   (at fair value) (Note 3)                                                     2,465,378              --

Investment securities held to maturity
   (fair value of $11,615,092) (Note 3)                                        11,928,044              --

Marketable equity securities (at fair
   value) (Note 3)                                                                 --                 505,454

Investment securities held for investment
   (fair value of $13,843,802) (Note 3)                                            --              13,685,580

Loans (Note 4)                                                                 43,861,816          40,701,009
   Less:  Allowance for loan losses                                              (680,803)           (612,336)
                                                                          ---------------     ---------------
         Loans, net of allowance for loan losses                               43,181,013          40,088,673

Bank premises and equipment (Note 5)                                            1,503,975           1,668,622

Accrued interest receivable                                                       436,514             430,030

Income tax refund receivable                                                       --                   2,300

Deferred income taxes (Note 14)                                                   235,718             184,640

Other assets (Note 6)                                                              98,474             230,430
                                                                          ---------------     ---------------
         Total assets                                                     $    63,403,838     $    58,886,537
                                                                          ===============     ===============





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                      CONSOLIDATED STATEMENTS OF CONDITION
                                  (Continued)
                                  (Unaudited)
                                  December 31


                                                                                1994                1993
                                                                          ---------------     ---------------
            LIABILITIES

Domestic deposits
   Noninterest bearing                                                    $     6,495,003     $     5,633,960
   Interest bearing
      NOW                                                                       6,702,461           6,179,558
      Savings                                                                  14,949,167          14,260,173
      Time, $100,000 and over                                                   2,600,535           1,755,902
      Other time                                                               24,223,509          22,802,039
                                                                          ---------------     ---------------
         Total interest bearing                                                48,475,672          44,997,672
                                                                          ---------------     ---------------
         Total deposits                                                        54,970,675          50,631,632

Short-term borrowings (Note 7)
   Federal funds purchased                                                        750,000           1,315,000
Income taxes payable                                                               10,560               --
Accrued expenses and other liabilities                                            247,814             213,821
Dividends payable                                                                 154,440             154,440
Long-term debt (Note 8)                                                           482,000             332,000
                                                                          ---------------     ---------------
         Total liabilities                                                     56,615,489          52,646,893
                                                                          ---------------     ---------------

      COMMITMENTS AND CONTINGENT LIABILITIES
         (Note 11)

            STOCKHOLDER EQUITY

Common stock $.10 par value - 9,000 shares
   authorized; 1,404 shares issued and outstanding                                    140                 140
Capital surplus                                                                 5,465,333           5,465,333
Net unrealized loss on investment securities
   available for sale, net                                                        (30,753)             (1,010)
Retained earnings                                                               1,353,629             775,181
                                                                          ---------------     ---------------
         Total stockholder equity                                               6,788,349           6,239,644
                                                                          ---------------     ---------------
         Total liabilities and stockholder equity                         $    63,403,838     $    58,886,537
                                                                          ===============     ===============





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                        For the Years Ended December 31



                                                                   1994             1993             1992
                                                               ------------     ------------     ------------
Interest income
   Interest and fees on loans                                  $  3,553,739     $  3,348,282     $  3,463,951
   Interest on investment securities
     Taxable                                                        558,929          638,267          803,410
     Exempt from federal income taxes                               226,098          194,367          113,574
                                                               ------------     ------------     ------------
        Total interest income                                     4,338,766        4,180,916        4,380,935
                                                               ------------     ------------     ------------
Interest expense
   Interest on deposits                                           1,789,601        1,750,099        2,057,865
   Interest on short-term borrowings                                  9,647            3,549              927
   Interest on long-term debt                                        26,182            2,362            --
                                                               ------------     ------------     ------------
        Total interest expense                                    1,825,430        1,756,010        2,058,792
                                                               ------------     ------------     ------------
        Net interest income                                       2,513,336        2,424,906        2,322,143
Provision for loan losses (Note 4)                                   71,500           78,000           78,000
                                                               ------------     ------------     ------------
        Net interest income after provision for
           loan losses                                            2,441,836        2,346,906        2,244,143
                                                               ------------     ------------     ------------
Other income
   Fees for other services to customers                             426,409          693,211          563,707
   Investment securities gains (losses)                             (26,184)           --               1,003
   Other income                                                      13,167           12,930           12,886
                                                               ------------     ------------     ------------
        Total other income                                          413,392          706,141          577,596
                                                               ------------     ------------     ------------
Other expenses
   Salaries and employee benefits                                   962,054          944,650          785,018
   Occupancy expense                                                184,897          178,235          187,549
   Equipment expense                                                128,050          164,765          127,148
   Data processing and courier                                       57,855           30,873           27,078
   Other real estate owned expense (Note 6)                           5,745            --              (3,422)
   Other operating expenses                                         479,303          525,859          426,767
                                                               ------------     ------------     ------------
        Total other expenses                                      1,817,904        1,844,382        1,550,138
                                                               ------------     ------------     ------------
        Income before income taxes                                1,037,324        1,208,665        1,271,601
Income tax expense (Note 14)                                        304,436          355,045          440,650
                                                               ------------     ------------     ------------
        NET INCOME                                             $    732,888     $    853,620     $    830,951
                                                               ============     ============     ============
Earnings per common share (Note 15)                                $522             $593             $554





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER EQUITY
                                  (Unaudited)
                        For the Years Ended December 31


                                                                                          Net
                                                                                      Unrealized
                                                                                        Loss on
                                                                                      Investment
                                                  Common Stock                        Securities
                                              --------------------      Capital        Available       Retained
                                               Shares      Amount       Surplus        for Sale        Earnings
                                              --------   ---------   ------------    -------------   ------------
           1992

Balance - January 1, 1992                       1,500      $ 150     $  5,465,333      $  --         $   (358,336)
Net income for the year                         --          --             --             --              830,951
Cash dividends declared
 ($100 per share)                               --          --             --             --             (150,000)
                                               ------      -----     ------------      ---------     ------------
Balance - December 31, 1992                     1,500        150        5,465,333         --              322,615

           1993

Net income for the year                         --          --            --              --              853,620
Cash dividends declared
 ($110 per share)                               --          --            --              --             (154,440)
Write-down to market value
 of equity investment                           --          --            --              (1,010)          --
Repurchase of stock at time of
 formation of holding company                     (96)       (10)         --              --             (246,614)
                                               ------      -----     ------------      ---------     ------------
Balance - December 31, 1993                     1,404        140        5,465,333         (1,010)         775,181

           1994

Net income for the year                         --          --             --             --              732,888
Cash dividends declared
 ($110 per share)                               --          --             --             --             (154,440)
Change in net unrealized loss on
 investment securities available
 for sale at December 31, 1994,
 net of $22,178 of deferred
 income taxes                                   --          --             --            (29,743)          --
                                               ------      -----     ------------      ---------     ------------
Balance - December 31, 1994                     1,404      $ 140     $  5,465,333      $ (30,753)    $  1,353,629
                                               ======      =====     ============      =========     ============





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                        For the Years Ended December 31



                                                                 1994              1993              1992
                                                            -------------     -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                               $     732,888     $     853,620     $     830,951
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation and amortization                             195,202           190,813           172,700
        Provision for losses on loans                              71,500            78,000            78,000
        Amortization of premium on investments                     22,498            28,544            13,500
        Accretion of discount on investments                       (4,506)           (3,784)           (8,838)
        Net loss (gain) from disposal of other
           real estate                                              5,745            --                (3,422)
        (Gain) loss on sale of investment
           securities                                              26,184            --                (1,003)
        Deferred income taxes                                     (30,321)             (338)         (119,567)
        Changes in assets and liabilities:
           Interest receivable                                     (6,484)          (24,979)           81,037
           Prepaids and other assets                              (44,015)          (27,205)         (110,947)
           Interest payable                                         5,152           (33,227)          (77,880)
           Income taxes payable/receivable                         12,860          (145,830)           35,280
           Other liabilities                                       30,262               940            (5,809)
                                                            -------------     -------------     -------------
        Net cash provided by operating activities               1,016,965           916,554           884,002
                                                            -------------     -------------     -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of investment securities                    498,569            --               295,335
   Principal payments received on investments                   5,693,534         5,320,047         5,157,304
   Purchase of investments                                     (6,490,588)       (6,765,445)       (8,124,008)
   Proceeds from sale of other real estate owned                  170,226            --                --
   Net (increase) decrease in federal funds sold                   --             2,063,000          (132,000)
   Net (increase) decrease in loans                            (3,163,840)       (4,424,708)          561,831
   Purchases of bank premises and equipment                       (30,555)         (189,041)          (39,899)
                                                            -------------     -------------     -------------
        Net cash used in investing activities               $  (3,322,654)    $  (3,996,147)    $  (2,281,437)
                                                            -------------     -------------     -------------





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)
                                  (Unaudited)
                        For the Years Ended December 31


                                                                 1994              1993              1992
                                                            -------------     -------------     -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in demand deposits, NOW
     accounts, and savings accounts                         $   2,072,940     $     827,086     $   3,741,197
   Net increase (decrease) in short-term
     borrowings                                                  (565,000)        1,315,000            --
   Proceeds from long-term debt                                   150,000           332,000            --
   Net increase (decrease) in time deposits                     2,266,103           340,847        (1,398,641)
   Stock reacquired                                                --              (246,624)           --
   Dividends paid                                                (154,440)         (150,000)         (150,000)
                                                            -------------     -------------     -------------
        Net cash provided by financing activities               3,769,603         2,418,309         2,192,556
                                                            -------------     -------------     -------------
        Net increase (decrease) in cash and
           due from banks                                       1,463,914          (661,284)          795,121

Cash and due from banks, January 1                              2,090,808         2,752,092         1,956,971
                                                            -------------     -------------     -------------
Cash and due from banks, December 31                        $   3,554,722     $   2,090,808     $   2,752,092
                                                            =============     =============     =============

SUPPLEMENTAL DISCLOSURES:
   Interest paid                                            $   1,820,278     $   1,789,237     $   2,136,673
   Income taxes paid                                              321,492           517,554           512,497





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 1 -    INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT
                  ACCOUNTING POLICIES

            The consolidated financial statements of SBL Capital Bank Shares, Inc. (the "Company") include the accounts of the Company, its wholly-owned subsidiary, State Bank of Lodi (the "Bank"), and the wholly-owned subsidiaries of the Bank, SBL Management Corporation and Lodi Insurance Agency, Inc. All significant intercompany items and transactions have been eliminated.

            On May 17, 1993, the Company was formed as a one bank holding company. An exchange of stock in the Company was made for substantially all of the stock outstanding of the Bank. Stock of Bank shareholders not wanting to own stock of the Company was purchased for cash. The 1992 statements of income, stockholder equity and cash flows represent the consolidated statements of the Bank and its subsidiary, Lodi Insurance Agency, Inc. For comparability, all 1992 amounts have been restated as if the pooling of interests had already occurred.

            During 1993, the Bank established SBL Management Corporation as a wholly-owned subsidiary, which was established to manage certain Bank assets available for investment.

            The Bank grants commercial, personal, mortgage and agricultural loans to customers, substantially all of whom are located in the Lodi, Wisconsin area. Although the Bank has a diversified portfolio, debtors' ability to honor their contracts is dependent upon the economic condition of the local industrial businesses, and commercial and agricultural industries.

            Investment securities classified as held to maturity are those securities which the Company has both the intent and the ability to hold until maturity. Under this classification, securities are stated at cost, adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

            Investment securities classified as available for sale are those securities which the Company has determined might be sold to manage interest rate risk or in response to changes in interest rates or other economic factors. While the Company has no current intention of selling these securities, they may not be held to maturity.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 1 -    INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT
                  ACCOUNTING POLICIES (continued)

            Marketable equity securities were carried at the lower of amortized cost or market at December 31, 1993. Adjustments down to market value were recorded as a separate component of equity if the adjustment was considered temporary. Debt securities at December 31, 1993, were carried at cost. As of January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS
            115) "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, investment securities available for sale at December 31, 1994, are carried at fair value.

            Adjustments up or down to market value at December 31, 1994, are recorded as a separate component of equity, net of tax. Under both SFAS 115 and prior to adoption, premium amortization and discount accretion are recognized as adjustments to interest income. Realized gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

            Loans are stated at the principal amount outstanding. Interest on loans is calculated using the simple interest method on daily balances of the principal amount outstanding.

            The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current domestic and international economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses charged against income.

            The accrual of interest income is discontinued when a loan becomes 90 days past due as to principal or interest. When interest accruals are discontinued, interest credited to income in the current year is reversed, and interest accrued in the prior year is charged to the allowance for loan losses.

            Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to operating expense over the estimated useful lives of the assets, using the straight-line and accelerated methods.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 1 -    INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT
                  ACCOUNTING POLICIES (continued)

            Other real estate, which is included in other assets, comprises properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties are carried at the lower of cost or fair value minus estimated costs to sell, based on appraised value at the date acquired. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses. An allowance for losses on other real estate is maintained if subsequent valuation adjustments on a specific property basis are required.

            In January 1993 the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109) "Accounting for Income Taxes." The adoption of SFAS 109 changes the method of accounting for income taxes from the deferred method to an asset and liability approach. Previously the Company deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities.

            The cumulative effect of the change in accounting for income taxes as of January 1, 1993, and for the year ended December 31, 1993, was not material.

            Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses, deferred compensation, market value adjustments of securities, and interest on nonaccrual loans for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

            The Company and its subsidiaries file a consolidated federal income
            tax return.   Each entity provides for income taxes on a
            separate-return basis, and remits to the Company amounts determined to be currently payable, if any.

            Earnings per share are based on the weighted average number of shares outstanding during each year.

            For purposes of the statement of cash flows, the Company considers cash and due from banks as cash and cash equivalents.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 2 -    RESTRICTIONS ON CASH AND DUE FROM BANKS

            The Company is required to maintain average reserve balances by the Federal Reserve Bank. The average amount of those reserve balances for the year ended December 31, 1994, was approximately $196,000.


NOTE 3 -    INVESTMENT SECURITIES

            The amortized cost and estimated market values of investment securities are as follows:

                                                                       December 31, 1994
                                                  -----------------------------------------------------------
                                                                      Gross         Gross         Estimated
                                                    Amortized      Unrealized     Unrealized        Market
                                                       Cost           Gains         Losses          Value
                                                  -------------    -----------   -----------    -------------
            Available for sale
               U.S. government and
                  agencies                        $   1,686,292    $   --         $   44,047    $   1,642,245
               Obligations of states and
                  political subdivisions                832,017           242          9,126          823,133
                                                  -------------    ----------     ----------    -------------
                                                  $   2,518,309    $      242     $   53,173    $   2,465,378
                                                  =============    ==========     ==========    =============
            Held to maturity
               U.S. government and
                  agencies                        $   3,483,987    $      755     $   60,157    $   3,424,585
               Obligations of states and
                  political subdivisions              3,486,856        15,045        107,874        3,394,027
               Mortgage-backed securities             3,873,328           744        150,869        3,723,203
               Other                                  1,083,873        --             10,596        1,073,277
                                                  -------------    ----------     ----------    -------------
                                                  $  11,928,044    $   16,544     $  329,496    $  11,615,092
                                                  =============    ==========     ==========    =============

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 3 -    INVESTMENT SECURITIES (continued)

                                                                       December 31, 1993
                                                  -----------------------------------------------------------
                                                                      Gross         Gross         Estimated
                                                    Amortized      Unrealized     Unrealized        Market
                                                       Cost           Gains         Losses          Value
                                                  -------------    -----------   -----------    -------------
            Marketable equity securities
               Mutual fund                        $     506,464    $    --        $    1,010    $     505,454
                                                  -------------    ----------     ----------    -------------
                                                  $     506,464    $    --        $    1,010    $     505,454
                                                  =============     =========     ==========    =============

            Held for investment
               U.S. government and
                  agencies                        $   4,258,673    $   51,125     $    1,128    $   4,308,670
               Obligations of states and
                  political subdivisions              4,237,773        75,137         19,126        4,293,784
               Mortgage-backed securities             3,491,194        45,646          7,840        3,529,000
               Other                                  1,697,940        14,408          --           1,712,348
                                                  -------------    ----------     ----------    -------------
                                                  $  13,685,580    $  186,316     $   28,094    $  13,843,802
                                                  =============     =========     ==========    =============


            Results of sales of securities available for sale were as follows:


                                                              1994            1993            1992
                                                           -----------     -----------     -----------
                     Proceeds                              $   498,569     $     --        $   295,335
                     Realized gains                              --              --              3,563
                     Realized losses                            26,184           --              2,560

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 3 -    INVESTMENT SECURITIES (continued)

            The amortized cost and estimated market value of investments at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities of mortgage-backed securities because borrowers may have the right to call or prepay the mortgages underlying the securities with or without call or prepayment penalties.

                                                     Available for Sale               Held to Maturity
                                                 ---------------------------   ------------------------------
                                                                 Estimated                        Estimated
                                                  Amortized        Market        Amortized          Market
                                                     Cost          Value            Cost            Value
                                                 ------------   ------------   -------------    -------------
            Due in one year or less              $    545,647   $    544,102   $   2,480,391    $   2,463,538
            Due after one year to five years        1,862,662      1,811,040       4,011,398        3,922,519
            Due after five years to ten years         110,000        110,236       1,080,931        1,030,319
            Due after ten years                                                      481,996          475,513
                                                 ------------   ------------   -------------    -------------
                                                    2,518,309      2,465,378       8,054,716        7,891,889
            Mortgage-backed securities                 --             --           3,873,328        3,723,203
                                                 ------------   ------------   -------------    -------------
                                                 $  2,518,309   $  2,465,378   $  11,928,044    $  11,615,092
                                                 ============   ============   =============    =============


            Securities pledged to secure public and trust deposits and borrowed funds had a carrying value of $2,571,638 and a market value of $2,581,535 at December 31, 1994, and a carrying value of $199,964 and a market value of $201,440 at December 31, 1993.

            Investment securities (other than U.S. government or its agencies) whose book value exceeds ten percent of stockholder equity follow:


                                                                                     Book            Market
                                                                                     Value           Value
                                                                                  -----------     -----------
            December 31, 1994
               Lodi, Wisconsin revenue sewer, waterworks,
                   and electric                                                   $   690,102     $   666,540

            December 31, 1993
               Lodi, Wisconsin revenue sewer, waterworks,
                   and electric                                                       690,266         687,342

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 4 -    LOANS

            Major classifications of loans are as follows (in thousands):

                                                                         December 31,          December 31,
                                                                             1994                  1993
                                                                       -----------------     ----------------
            Commercial, financial, and agricultural                       $   11,420            $   10,470
            Real estate - construction                                         2,807                 1,464
            Real estate - mortgage                                            24,798                24,662
            Installment and other consumer                                     4,837                 4,105
                                                                          ----------            ----------
                      Total loans                                         $   43,862            $   40,701
                                                                          ==========            ==========

            Certain directors and executive officers of the Bank, including their immediate families, companies in which they are principal owners, and trusts in which they are involved, were loan customers of the Bank during 1994 and 1993. Such loans were made in the ordinary course of business at normal credit terms, including interest rate and collateralization, and do not represent more than a normal risk of collection. The aggregate dollar amount of these loans was $693,000 and $254,000 at December 31, 1994 and 1993,
            respectively. During 1994, $1,147,000 of new loans were made and repayments totalled $708,000.

            Loans on which the accrual of interest has been discontinued or reduced amounted to $276,416 and $18,420 at December 31, 1994 and 1993, respectively. If these loans had been current throughout their terms, interest income for the nonaccrual period would have approximated $30,537, $1,934, and $23,267 for 1994, 1993, and 1992,
            respectively. Interest income which has been recorded only as received amounted to $22,680, $1,143, and $25,677 for 1994, 1993, and 1992, respectively, for these nonaccrual loans.

            Changes in the allowance for loan losses were as follows:

                                                                    1994             1993             1992
                                                                -----------      ------------     -----------
            Balance at beginning of year                        $   612,336      $    691,360     $   685,755

            Provision charged to operations                          71,500            78,000          78,000
            Recoveries                                               28,183            25,337           8,411
            Loans charged off                                       (31,216)         (182,361)        (80,806)
                                                                -----------      ------------     -----------
            Balance at end of year                              $   680,803      $    612,336     $   691,360
                                                                ===========      ============     ===========

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 5 -    BANK PREMISES AND EQUIPMENT

                                                                           1994              1993
                                                                      --------------     -------------
                     Land                                             $      182,000     $     182,000
                     Buildings and improvements                            1,607,655         1,601,207
                     Equipment                                               871,739           847,632
                                                                      --------------     -------------
                                                                           2,661,394         2,630,839
                        Less accumulated depreciation                      1,157,419           962,217
                                                                      --------------     -------------
                                                                      $    1,503,975     $   1,668,622
                                                                      ==============     =============

            Depreciation expense aggregated $195,202 in 1994, $190,813 in 1993, and $172,700 in 1992.


NOTE 6 -    OTHER REAL ESTATE

            Other real estate (none in 1994, $175,971 in 1993, and $152,530 in 1992) is included in other assets.

            Net cost of other real estate held for disposition is summarized below:

                                                                           1994         1993          1992
                                                                         --------     ---------     ---------
            Loss on disposition of properties
               and other costs                                           $  5,745     $   --        $   --
            Gain on disposition of properties
               and expense recoveries                                       --            --           (3,422)
                                                                         --------     ---------     ---------
                      Net costs (gains)                                  $  5,745     $   --        $  (3,422)
                                                                         ========     =========     =========


NOTE 7 -    SHORT-TERM BORROWINGS

            Short-term borrowings at December 31, 1994 and 1993, consisted of federal funds purchased.

            The maximum amount outstanding at any month end during 1994 was $1,580,000, and during 1993 was $1,800,000.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 7 -    SHORT-TERM BORROWINGS (continued)

            The average outstanding balance of short-term borrowings amounted to $229,000 in 1994 and $97,000 in 1993. The weighted average interest rate on these borrowings was 4.2% for 1994 and 3.2% for 1993. The average outstanding balance is determined on a daily average basis and the weighted average interest rate is calculated by dividing the actual interest paid on all short-term borrowings by the average balance for the year.


NOTE 8 -    LONG-TERM DEBT

            Long-term debt consisted of the following advances from the Federal Home Loan Bank (FHLB) as of December 31:

                                                                                     1994             1993

                                                                                  -----------     -----------
            Interest payable monthly at a fixed rate of 5.08%;
               principal due in single payment on September 20,
               1998.                                                              $    92,000     $    92,000

            Interest payable monthly at a fixed rate of 6.15%;
               principal due in single payment on December 7,
               2003.                                                                  240,000         240,000

            Interest payable monthly at a fixed rate of 6.24%;
               principal due in single payment on January 26,
               2004.                                                                  150,000          --
                                                                                  -----------     -----------
                                                                                  $   482,000     $   332,000
                                                                                  ===========     ===========

            The Company has pledged U.S. treasury notes with a carrying value of approximately $700,000 as security. The Company is also required to purchase stock in the FHLB as part of the agreement. The Company owned $177,200 and $166,000 of FHLB stock at December 31, 1994 and 1993, respectively.


NOTE 9 -    DIVIDEND RESTRICTIONS

            As of December 31, 1994, undistributed earnings of the subsidiary available for distribution to the Company as dividends without prior approval of regulatory authorities was $1,802,000.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 10 -   REGULATORY CAPITAL

            The Federal Reserve Board has issued standards for measuring capital adequacy for U.S. banking organizations. These standards are designed to provide more risk-responsive capital guidelines for financial institutions in the U.S. and to incorporate a consistent framework for use by financial institutions operating in the major international financial markets.

            In general, the standards require banks and bank holding companies to maintain capital based on "risk-adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks and bank holding companies are required to maintain capital to support, on a risk-adjusted basis, certain off-balance-sheet activities such as loan commitments and interest rate swaps.

            The Federal Reserve Board standards classify capital into two tiers, referred to as Tier 1 and Tier 2. Tier 1 capital consists of common shareholders' equity, noncumulative and, for bank holding companies only, cumulative perpetual preferred stock, and minority interests less goodwill. Tier 2 capital consists of allowance for loan and lease losses, perpetual preferred stock (not included in Tier 1), hybrid capital instruments, term subordinated debt, and intermediate-term preferred stock. At December 31, 1993, all banks were required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted total assets and a ratio of at least 4% of Tier 1 capital to risk-adjusted assets. Capital that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital. The minimum leverage ratio requirement is to maintain Tier 1 capital of at least 3% of average quarterly assets.

            The Tier 1 capital, total (Tier 1 and Tier 2) capital, and leverage ratios for the company at December 31, 1994, were 15.5%, 16.8%, and 10.7%, respectively.


NOTE 11 -   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

            The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 11 -   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (continued)

            The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contract or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

            The following is a summary of financial instruments with off-balance sheet risk at December 31:

                                                                        Contract or Notional Amount
                                                                     ---------------------------------
                                                                          1994               1993
                                                                     --------------     --------------
                     Financial instruments whose contract
                        amounts represent credit risk:
                           Commitments to extend credit               $   5,920,000     $   3,441,000
                           Standby letters of credit and
                              financial guarantees written                  874,000           323,000

            Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

            Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. The guarantees expire in decreasing amounts through 1998, with the majority expiring within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company does not require collateral as support for the commitments. Collateral is obtained based on loan policies upon use of a commitment by a customer.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 12 -   PENSION PLAN

            The Company has a defined contribution money purchase pension plan covering all employees who qualify as to age and length of service. The plan requires an annual contribution by the Company equal to 7.01% of a participant's annual compensation, plus 5.7% of a participant's compensation in excess of $10,000. The employer contributions paid and expensed for 1994, 1993, and 1992, totalled $68,000, $57,000, and $48,000, respectively.


NOTE 13 -   STOCK OPTION PLAN

            In 1993, the Company adopted a nonqualified stock option plan. Under the plan, certain officers and directors may purchase shares of the Company's stock at an established price. Unless earlier terminated, these options will expire ten years from when they first become exercisable. The options can be exercised at any time. Options may also be granted with stock appreciation rights that can only be exercised upon exercising the related options, and only to the extent necessary to pay the option price and any related income tax liability.

            A tax offset bonus may also be granted. The bonus entitles the participant to receive cash from the Company, as calculated under the agreement, to provide amounts necessary to pay income taxes related to the exercise of the stock options.

            Activity in the plan during the year is summarized as follows:

                                               1994                                     1993
                               -------------------------------------    -------------------------------------
                                 Number      Option     Appreciation      Number      Option     Appreciation
                               of Shares     Price         Rights       of Shares     Price         Rights
                               ----------   --------   -------------    ----------   --------   -------------
            Outstanding at
               beginning
               of year             39       $  2,569         39            --        $  --           --
            Granted                51          2,901         51             39          2,569         39
                                  ---                       ---            ---                       ---
            Outstanding at
               end of year         90                        90             39                        39
                                  ===                       ===            ===                       ===

            No options or appreciation rights had been exercised as of December 31, 1994. See Note 18 for subsequent event.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 14 -   INCOME TAX EXPENSE

            The components of income tax expense for the years ended December 31 are as follows:

                                                             1994            1993             1992
                                                         -----------     -----------      ------------
                     Taxes currently payable
                        Federal                          $   289,372     $   310,274      $    426,446
                        State                                 45,385          45,109           133,771
                                                         -----------     -----------      ------------
                                                             334,757         355,383           560,217
                                                         -----------     -----------      ------------
                     Deferred income taxes
                        Federal                              (26,300)           (293)         (102,053)
                        State                                 (4,021)            (45)          (17,514)
                                                         -----------     -----------      ------------
                                                             (30,321)           (338)         (119,567)
                                                         -----------     -----------      ------------
                              Total expense              $   304,436     $   355,045      $    440,650
                                                         ===========     ===========      ============

            Income tax expense (benefit) associated with realized securities gains (losses) was $(10,264) for 1994 and $393 for 1992.

            Deferred income tax provisions are as follows:

                                                                    Liability      Liability       Deferred
                                                                     Method         Method          Method
                                                                      1994           1993            1992
                                                                   -----------     ---------     ------------
            Provision for loan losses                              $   (25,427)    $   --        $     (6,803)
            Leasing activities                                          --             --            (109,805)
            Cash to accrual adjustments                                 --             --              (7,368)
            Other                                                       (4,894)        (338)            4,409
                                                                   -----------     --------      ------------
                                                                   $   (30,321)    $   (338)     $   (119,567)
                                                                   ===========     ========      ============

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 14 -   INCOME TAX EXPENSE (continued)

            Deferred tax assets (liabilities) are comprised of the following at December 31:

                                                                                     1994             1993
                                                                                  -----------     -----------
            Allowance for loan losses                                             $   213,526     $   188,099
            Other                                                                          14          (3,459)
                                                                                  -----------     -----------
                      Gross deferred tax assets                                       213,540         184,640

            Change in unrealized loss on investment
               securities available for sale                                           22,178          --
                                                                                  -----------     -----------
                      Total deferred tax assets                                   $   235,718     $   184,640
                                                                                  ===========     ===========

            The provision for income taxes differs from the amount of income tax determined by applying the statutory federal income tax rate to pretax income as a result of the following differences:

                                                                     1994            1993             1992
                                                                 ------------     -----------     -----------
            Income tax based on statutory rate                   $    352,690     $   410,946     $   432,344
            State income taxes, net of federal
               tax benefit                                             57,053          66,477          69,938
            Interest exempt from federal taxes                        (81,338)        (75,209)        (66,193)
            Other                                                     (23,969)        (47,169)          4,561
                                                                 ------------     -----------     -----------
                      Provision based on effective
                         tax rates                               $    304,436     $   355,045     $   440,650
                                                                 ============     ===========     ===========


NOTE 15 -   EARNINGS PER COMMON SHARE

            Earnings per share are based on weighted average shares outstanding of 1,404 in 1994, 1,440 in 1993, and 1,500 in 1992. The dilutive effect of stock options is not included as it would reduce earnings per share less than 3% and therefore is not material.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 16 -   CONDENSED FINANCIAL INFORMATION - PARENT COMPANY
                  ONLY

                         SBL CAPITAL BANK SHARES, INC.
                             (Parent Company Only)
                            CONDENSED BALANCE SHEETS
                                  December 31



                                                                                  1994               1993
                                                                              -------------     -------------
                         ASSETS

            Cash in bank                                                      $     163,439     $         907
            Due from subsidiary                                                      16,167             3,568
            Dividend receivable                                                      --               155,000
            Investment in subsidiary                                              6,763,208         6,238,259
                                                                              -------------     -------------
                      Total assets                                            $   6,942,814     $   6,397,734
                                                                              =============     =============

                         LIABILITIES AND STOCKHOLDER
                            EQUITY

            Liabilities
               Dividends payable                                              $     154,440     $     154,440
               Accrued expenses                                                          25             3,650
                                                                              -------------     -------------
                      Total liabilities                                             154,465           158,090

            Stockholder equity                                                    6,788,349         6,239,644
                                                                              -------------     -------------
                      Total liabilities and stockholder equity                $   6,942,814     $   6,397,734
                                                                              =============     =============


                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 16 -   CONDENSED FINANCIAL INFORMATION - PARENT COMPANY
                  ONLY (continued)

                         SBL CAPITAL BANK SHARES, INC.
                             (Parent Company Only)
                         CONDENSED STATEMENTS OF INCOME
                        For the Years Ended December 31



                                                                                     1994             1993
                                                                                  -----------     -----------
            Income
               Dividends from State Bank of Lodi                                  $   187,500     $   485,000
                                                                                  -----------     -----------
                      Total income                                                    187,500         485,000
                                                                                  -----------     -----------
            Expenses
               Other                                                                   22,604          86,095
               Income tax benefit                                                     (13,300)         (3,543)
                                                                                  -----------     -----------
                      Total expenses                                                    9,304          82,552
                                                                                  -----------     -----------
                      Income before equity in undistributed
                         net income of subsidiary                                     178,196         402,448

            Equity in undistributed net income of subsidiary                          554,692         143,233
                                                                                  -----------     -----------
                      NET INCOME                                                  $   732,888     $   545,681
                                                                                  ===========     ===========

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 16 -   CONDENSED FINANCIAL INFORMATION - PARENT COMPANY
                  ONLY (continued)

                         SBL CAPITAL BANK SHARES, INC.
                             (Parent Company Only)
                       CONDENSED STATEMENT OF CASH FLOWS
                        For the Years Ended December 31



                                                                                    1994             1993
                                                                               -------------     ------------
            CASH FLOWS FROM OPERATING ACTIVITIES:
               Net income                                                      $     732,888     $    545,681
               Adjustments to reconcile net income to net
                   cash provided by operating activities:
                      Undistributed earnings of subsidiary                          (554,692)        (143,233)
                      Change in dividends receivable                                 155,000         (155,000)
                      Change in due from subsidiary                                  (12,599)          (3,568)
                      Change in accrued expenses                                      (3,625)           3,650
                                                                               -------------     ------------
                      Net cash provided by operating activities                      316,972          247,530
                                                                               -------------     ------------
            CASH FLOWS FROM FINANCING ACTIVITIES:
               Common stock repurchased                                               --             (246,623)
               Dividends paid                                                       (154,440)          --
                                                                               -------------     ------------
                      Net cash used in financing activities                         (154,440)        (246,623)
                                                                               -------------     ------------
                      Net increase in cash                                           162,532              907

            Cash at beginning of year                                                    907           --
                                                                               -------------     ------------
            Cash at end of year                                                $     163,439     $        907
                                                                               =============     ============

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 17 -   MERGER

            Effective November 10, 1995, the Company signed a merger agreement involving the merger of the Company with and into a wholly-owned subsidiary of Associated Banc-Corp. Pursuant to the merger, each share of Company common stock will be converted into 222.892 shares of Associated Banc-Corp common stock, and is expected to be completed in the first quarter of 1996, subject to certain regulatory approvals and approval by shareholders of the Company who hold a majority of the outstanding shares of the Company. It is intended that the merger will be accounted for as a pooling of interests.


NOTE 18 -   SUBSEQUENT EVENTS

            On December 20, 1995, the Company paid a dividend to shareholders of record as of December 6, 1995, of $55 per share for a total dividend of $77,220.

            On December 29, 1995, all 90 stock options outstanding (see Note
            13) were exercised, and the related tax offset bonuses in the amount of $380,000 were paid.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                      CONSOLIDATED STATEMENTS OF CONDITION
                                  (Unaudited)
                                  September 30



                                                                                1995                1994
                                                                          ---------------     ---------------
            ASSETS

Cash and due from banks                                                   $     1,963,274     $     2,240,567

Investment securities available for sale
   (at fair value) (Note 2)                                                     4,287,006           2,901,742

Investment securities held to maturity
   (fair value of $9,170,171 and $11,311,066)                                   9,636,586          11,490,149

Loans (Note 3)                                                                 47,441,064          42,878,090
   Less:  Allowance for loan losses (Note 4)                                     (686,020)           (681,258)
                                                                          ---------------     ---------------
         Loans, net of allowance for loan losses                               46,755,044          42,196,832

Federal funds sold                                                              1,995,000              --

Bank premises and equipment                                                     1,422,598           1,553,391

Accrued interest receivable                                                       586,352             489,679

Deferred income taxes                                                             199,748             184,639

Other assets                                                                       82,601              92,327
                                                                          ---------------     ---------------
         Total assets                                                     $    66,928,209     $    61,149,326
                                                                          ===============     ===============





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                      CONSOLIDATED STATEMENTS OF CONDITION
                                  (Continued)
                                  (Unaudited)
                                  September 30


                                                                                1995                1994
                                                                          ---------------     ---------------
            LIABILITIES

Domestic deposits
   Noninterest bearing                                                    $     4,786,272     $     5,502,811
   Interest bearing
      NOW                                                                       6,629,725           6,430,721
      Savings                                                                  17,096,005          14,652,565
      Time, $100,000 and over                                                   2,749,661           3,092,724
      Other time                                                               27,187,217          23,839,165
                                                                           --------------     ---------------
         Total interest bearing                                                53,662,608          48,015,175
                                                                          ---------------     ---------------
         Total deposits                                                        58,448,880          53,517,986

Income taxes payable                                                               36,150              18,264
Accrued expenses and other liabilities                                            476,225             402,225
Long-term debt                                                                    482,000             482,000
                                                                          ---------------     ---------------
         Total liabilities                                                     59,443,255          54,420,475
                                                                          ---------------     ---------------

            STOCKHOLDER EQUITY

Common stock $.10 par value - 9,000 shares authorized;
   1,404 shares issued and outstanding                                                140                 140
Capital surplus                                                                 5,465,333           5,465,333
Net unrealized gain (loss) on investment securities
   available for sale, net                                                         22,140             (33,337)
Retained earnings                                                               1,997,341           1,296,715
                                                                          ---------------     ---------------
         Total stockholder equity                                               7,484,954           6,728,851
                                                                          ---------------     ---------------
         Total liabilities and stockholder equity                         $    66,928,209     $    61,149,326
                                                                          ===============     ===============





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                     For the Nine Months Ended September 30



                                                                                    1995             1994
                                                                                ------------     ------------
Interest income
   Interest and fees on loans                                                   $  3,164,337     $  2,622,815
   Interest on investment securities
     Taxable                                                                         432,654          422,876
     Exempt from federal income taxes                                                181,211          159,342
                                                                                ------------     ------------
        Total interest income                                                      3,778,202        3,205,033
                                                                                ------------     ------------
Interest expense
   Interest on deposits                                                            1,782,193        1,316,642
   Interest on short-term borrowings                                                   8,218            9,122
   Interest on long-term borrowings                                                   53,062           18,853
                                                                                ------------     ------------
        Total interest expense                                                     1,843,473        1,344,617
                                                                                ------------     ------------
        Net interest income                                                        1,934,729        1,860,416
Provision for loan losses                                                              8,000           58,500
                                                                                ------------     ------------
        Net interest income after provision for
           loan losses                                                             1,926,729        1,801,916
                                                                                ------------     ------------
Other income
   Fees for other services to customers                                              302,843          340,047
   Investment securities losses                                                       --              (18,682)
   Other income                                                                        9,388            9,490
                                                                                ------------     ------------
        Total other income                                                           312,231          330,855
                                                                                ------------     ------------
Other expenses
   Salaries and employee benefits                                                    755,560          711,200
   Occupancy expense                                                                 147,813          147,430
   Equipment expense                                                                  89,268           84,802
   Data processing and courier                                                        38,390           44,158
   Other real estate owned expense                                                    --                5,745
   Other operating expenses                                                          304,581          350,898
                                                                                ------------     ------------
        Total other expenses                                                       1,335,612        1,344,233
                                                                                ------------     ------------
        Income before income taxes                                                   903,348          788,538
Income tax expense                                                                   259,636          267,274
                                                                                ------------     ------------
        NET INCOME                                                              $    643,712     $    521,264
                                                                                ============     ============
Earnings per common share                                                           $458             $371





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                     For the Nine Months Ended September 30



                                                                                1995                1994
                                                                           --------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $      643,712      $      521,264
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation and amortization                                            123,735             135,879
         Provision for losses on loans and real estate owned                        8,000              58,500
         Amortization of premium on investments                                    12,981              18,744
         Accretion of discount on investments                                      (8,923)             (2,625)
         Net loss from disposal of other real estate                               --                   5,745
         Loss on sale of investment securities                                     --                  10,194
         Deferred income taxes                                                      4,691              --
         Changes in assets and liabilities:
            Interest receivable                                                  (149,838)            (59,649)
            Prepaids and other assets                                              15,873             (37,868)
            Interest payable                                                      120,524              70,288
            Income taxes payable/receivable                                        25,590              20,564
            Other liabilities                                                     107,887             118,387
                                                                           --------------      --------------
         Net cash provided by operating activities                                904,232             859,423
                                                                           --------------      --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of investment securities                                     --                 208,496
   Principal payments received on investments                                   2,557,139           4,550,103
   Purchase of investments                                                     (2,007,195)         (5,018,096)
   Proceeds from sale of other real estate owned                                   --                 170,226
   Net increase in federal funds sold                                          (1,995,000)             --
   Net increase in loans                                                       (3,582,031)         (2,166,659)
   Purchases of bank premises and equipment                                       (42,358)            (20,648)
                                                                           --------------      --------------
         Net cash used in investing activities                             $   (5,069,445)     $   (2,276,578)
                                                                           --------------      --------------





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)
                                  (Unaudited)
                     For the Nine Months Ended September 30


                                                                                1995                1994
                                                                           --------------      --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in demand deposits, NOW accounts,
      and savings accounts                                                 $      365,371      $      512,406
   Net decrease in short-term borrowings                                         (750,000)         (1,315,000)
   Proceeds from long-term debt                                                    --                 150,000
   Net increase in time deposits                                                3,112,834           2,373,948
   Dividends paid                                                                (154,440)           (154,440)
                                                                           --------------      --------------
         Net cash provided by financing activities                              2,573,765           1,566,914
                                                                           --------------      --------------
         Net increase (decrease) in cash and
            due from banks                                                     (1,591,448)            149,759

Cash and due from banks, January 1                                              3,554,722           2,090,808
                                                                           --------------      --------------
Cash and due from banks, September 30                                      $    1,963,274      $    2,240,567
                                                                           ==============      ==============

SUPPLEMENTAL DISCLOSURES:
   Interest paid                                                           $    1,722,949      $    1,274,329
   Income taxes paid                                                              252,390             250,569





The accompanying notes are an integral part of the consolidated financial statements.

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 1 -    INFORMATION ABOUT THE FINANCIAL STATEMENTS

            The accompanying consolidated SBL Capital Bank Shares, Inc.'s (the "Company") financial statements should be read in conjunction with 1994 and 1993 unaudited financial statements. The financial information included in this report reflects all adjustments (consisting only of normal recurring accruals), which are necessary for a fair statement of the financial position as of September 30, 1995 and 1994, and results of operations for the nine months ended September 30, 1995 and 1994. The results of operations for the nine months ended September 30, 1995 and 1994, are not necessarily indicative of results to be expected for the entire year.


NOTE 2 -    INVESTMENT SECURITIES

            Investment securities, by type, held by the company at September 30 are as follows:

                                                                                 1995               1994
                                                                            -------------     ---------------
            Available for sale (at market)
               Equity securities                                            $      --         $       279,605
               U.S. government and agency                                       3,613,583           1,666,430
               Obligations of state and political subdivisions                    673,423             855,277
               Other                                                                --                100,430
                                                                            -------------     ---------------
                                                                            $   4,287,006     $     2,901,742
                                                                            =============     ===============
            Held to maturity (at cost)
               U.S. government and agency securities                        $   3,236,420     $     4,604,001
               Obligations of state and political subdivisions                  3,283,951           3,521,040
               Mortgage-backed securities                                       2,123,456           2,280,325
               Other                                                              992,759           1,084,783
                                                                            -------------     ---------------
                                                                            $   9,636,586     $    11,490,149
                                                                            =============     ===============

                         SBL CAPITAL BANK SHARES, INC.
                                Lodi, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 3 -    LOANS

            At September 30, 1995 and 1994, loans are as follows (in thousands):

                                                                                1995           1994
                                                                             ----------     ----------
                     Commercial, financial, and agricultural                 $   11,763     $   11,802
                     Real estate - construction                                   3,072          2,513
                     Real estate - mortgage                                      27,774         23,997
                     Installment and other consumer                               4,832          4,566
                                                                             ----------     ----------
                              Total loans                                    $   47,441     $   42,878
                                                                             ==========     ==========


NOTE 4 -    ALLOWANCE FOR LOAN LOSSES

            Changes in the allowance for loan losses were as follows:

                                                                              1995            1994
                                                                           -----------     -----------
                     Balance at January 1                                  $   680,803     $   612,336
                     Provisions charged to operations                            8,000          58,500
                     Recoveries                                                  8,306          17,504
                     Loans charged off                                         (11,089)         (7,082)
                                                                           -----------     -----------
                     Balance at September 30                               $   686,020     $   681,258
                                                                           ===========     ===========


NOTE 5 -    EARNINGS PER COMMON SHARE

            Earnings per share are based on weighted average shares outstanding of 1,404 in 1994 and 1993. The dilutive effect of stock options is not included as it would reduce earnings per share less than three percent and therefore is not material.


NOTE 6 -    SUBSEQUENT EVENT

            On December 20, 1995, the Company paid a dividend to shareholders of record as of December 6, 1995, of $55 per share for a total dividend of $77,220.

            On December 29, 1995, all outstanding stock options were exercised, and the related tax offset bonuses in the amount of $380,000 were paid.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant; unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section
180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or adopted by majority vote of the Registrant's shareholders.

      Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

      The Registrant's Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.

      Article XI of the Registrant's By-laws ("Article XI") authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the WBCL as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent, (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833 and 180.1202 of the WBCL, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent. In all other cases, the Registrant shall indemnify a director, officer, employee or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the WBCL.
Article XI defines a "director, officer, employee or agent" as (i) a natural person who, is or was a director, officer, employee or agent of the Registrant,
(ii) a natural person who, while a director, officer, employee or agent of the Registrant, is or was serving either pursuant to the Registrant's specific request or as a result of the nature of such person's duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise and (iii) a person who, while a director, officer, employee or agent of the Registrant, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Unless the context requires otherwise, Article XI indemnification extends to the estate or personal representative of a director, officer, employee or agent.

      All officers, directors, employees and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees and agents at the request of the Registrant. The right to indemnification granted to such officers and directors by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a "controlled subsidiary" means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

      Upon written request by a director, officer, employee or agent who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee or agent provides the Registrant with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and (ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under
Article XI is prohibited. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article XI.

      The right to indemnification under Article XI may be amended only by a majority vote of the shareholders and any reduction in the right to indemnification may only be prospective from the date of such vote.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits

Exhibit No.

      2(a) Agreement and Plan of Merger dated as of November 10, 1995 among the Registrant, Associated Banc-Shares, Inc. and SBL Capital Bank Shares, Inc., as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 28, 1995, incorporated by reference to Exhibit A to the Proxy Statement/Prospectus of the Registrant and SBL Capital Bank Shares, Inc. (the "Proxy Statement/Prospectus").

      2(b) Voting Agreement dated as of November 10, 1995 among certain shareholders of SBL Capital Bank Shares, Inc. and the Registrant incorporated by reference to Exhibit B to the Proxy Statement/Prospectus.

      3(a) Articles of Incorporation, as amended and restated, incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 1993, SEC File No. 0-5519.

      3(b) Bylaws, as amended, incorporated by reference to Exhibit 3(b) of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended September 30, 1991, SEC File No. 0-5519.

      4 The Registrant has outstanding certain long term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

      5 Opinion of Saitlin, Patzik, Frank & Samotny Ltd. regarding legality of issuance of the Registrant's securities.

      8 Opinion of KPMG Peat Marwick LLP regarding certain federal income tax matters.

      10(a) The 1982 Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 to Annual Report on Form 10-K for fiscal year ended December 31, 1987.

      10(b) The Restated Long-Term Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 filed with the Registrant's registration statement (33-86790) on Form S-8 filed under the Securities Act of 1933.

      10(c) Deferred Compensation Agreement dated November 1, 1986 between Associated Bank Green Bay, National Association and Robert C. Gallagher incorporated by reference to Exhibit 10(c) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1992, SEC. File No. 0-5519.

      10(d)      Change of Control Plan of the Registrant effective April
                 25, 1994 incorporated by reference to Exhibit 10(d) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

      10(e)      Deferred Compensation Plan and Deferred Compensation
                 Trust effective as of December 16, 1993, and Deferred Compensation Agreement of the Registrant dated December 31, 1994, incorporated by reference to Exhibit 10(e) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

      11 Statement Re Computation of Per Share Earnings incorporated by reference to Exhibit 11 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and
                 Exhibit 11 of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended September 30, 1995, SEC File No. 0-5519.

      21 List of Subsidiaries of the Registrant incorporated by reference to Exhibit 21 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, SEC File No. 0-5519.

      23(a)      Consent of KPMG Peat Marwick LLP.

      23(b) Consent of Saitlin, Patzik, Frank & Samotny Ltd. incorporated by reference to Exhibit 5.

      24         Powers of Attorney.

(b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.

ITEM 22.  UNDERTAKINGS.

      (a)(1)     The undersigned Registrant hereby undertakes:

           (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (x) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (y) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (z) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

           (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 17th day of January, 1996.

                                        ASSOCIATED BANC-CORP


                                        By:  /s/ Harry B. Conlon
                                             --------------------------
                                             Harry B. Conlon,
                                             Chairman, President and
                                             Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                       Signature                             Title                                 Date
                       ---------                             -----                                 ----
                 /s/ Harry B. Conlon                   Chairman, President, Chief            January 17, 1996
                 ---------------------------           Executive Officer and a Director
                 Harry B. Conlon                       (Principal Executive Officer)


                 /s/ Robert C. Gallagher               Executive Vice President and a        January 17, 1996
                 ---------------------------           Director
                 Robert C. Gallagher

                 /s/ Joseph B. Selner                  Senior Vice President, Chief          January 17, 1996
                 ----------------------------          Financial Officer, and Principal
                 Joseph B. Selner                      Financial and Accounting Officer


                       *                               Director                              January 17, 1996
                 ---------------------------------
                 Robert Feitler

                       *                               Director                              January 17, 1996
                 ---------------------------------
                 Ronald R. Harder

                       *                               Director                              January 17, 1996
                 ---------------------------------
                 John S. Holbrook, Jr.

                       *                               Director                              January 17, 1996
                 ---------------------------------
                 William R. Hutchinson

                       *                               Director                              January 17, 1996
                 ---------------------------------
                 James F. Janz

                       *                               Director                              January 17, 1996
                 ---------------------------------
                 William J. Lawson

                       *                               Director                              January 17, 1996
                 ---------------------------------
                 John C. Meng

                       *                               Director                              January 17, 1996
                 ---------------------------------
                 J. Douglas Quick

      *Brian R. Bodager hereby signs this registration statement on January 17, 1996 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.


                                        *By: /s/ Brian R. Bodager
                                             ----------------------------------
                                                 Brian R. Bodager

                                 EXHIBIT INDEX

      EXHIBIT NO.

      2(a) Agreement and Plan of Merger dated as of November 10, 1995 among the Registrant, Associated Banc-Shares, Inc. and SBL Capital Bank Shares, Inc., as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 28, 1995, incorporated by reference to Exhibit A to the Proxy Statement/Prospectus of the Registrant and SBL Capital Bank Shares, Inc. (the "Proxy Statement/Prospectus").

      2(b) Voting Agreement dated as of November 10, 1995 among certain shareholders of SBL Capital Bank Shares, Inc. and the Registrant incorporated by reference to Exhibit B to the Proxy Statement/Prospectus.

      3(a) Articles of Incorporation, as amended and restated, incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 1993, SEC File No. 0-5519.

      3(b) Bylaws, as amended, incorporated by reference to Exhibit 3(b) of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended September 30, 1991, SEC File No. 0-5519.

      4 The Registrant has outstanding certain long term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

      5 Opinion of Saitlin, Patzik, Frank & Samotny Ltd. regarding legality of issuance of the Registrant's securities.

      8 Opinion of KPMG Peat Marwick LLP regarding certain federal income tax matters.

      10(a) The 1982 Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 to Annual Report on Form 10-K for fiscal year ended December 31, 1987.

      10(b) The Restated Long-Term Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 filed with the Registrant's registration statement (33-86790) on Form S-8 filed under the Securities Act of 1933.

      10(c) Deferred Compensation Agreement dated November 1, 1986 between Associated Bank Green Bay, National Association and Robert C. Gallagher incorporated by reference to Exhibit 10(c) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1992, SEC. File No. 0-5519.

      10(d) Change of Control Plan of the Registrant effective April 25, 1994 incorporated by reference to Exhibit 10(d) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

      EXHIBIT NO.

      10(e) Deferred Compensation Plan and Deferred Compensation Trust effective as of December 16, 1993, and Deferred Compensation Agreement of the Registrant dated December 31, 1994, incorporated by reference to Exhibit 10(e) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

      11 Statement Re Computation of Per Share Earnings incorporated by reference to Exhibit 11 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and
                 Exhibit 11 of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended September 30, 1995, SEC File No. 0-5519.

      21 List of Subsidiaries of the Registrant incorporated by reference to Exhibit 21 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, SEC File No. 0-5519.

      23(a)      Consent of KPMG Peat Marwick LLP.

      23(b) Consent of Saitlin, Patzik, Frank & Samotny Ltd. incorporated by reference to Exhibit 5.

      24         Powers of Attorney.